Exhibit 10.1

REVOLVING CREDIT AGREEMENT

Dated as of August 18, 2011

among

DIGITAL SINGAPORE JURONG EAST PTE. LTD.,

as Initial Singapore Borrower,

DIGITAL REALTY DATAFIRM, LLC,

as Initial Australia Borrower 1,

DIGITAL REALTY DATAFIRM 2, LLC,

as Initial Australia Borrower 2,

DIGITAL REALTY TRUST, L.P.,

as a Guarantor,

DIGITAL REALTY TRUST, INC.,

as a Guarantor,

THE SUBSIDIARY GUARANTORS NAMED HEREIN,

as Subsidiary Guarantors,

THE INITIAL LENDERS AND EACH SWING LINE BANK NAMED HEREIN,

as Initial Lenders and each Swing Line Bank,

CITICORP INTERNATIONAL LTD.,

as Administrative Agent,

and

CITIGROUP GLOBAL MARKETS INC.,

CITIGROUP GLOBAL MARKETS SINGAPORE PTE LTD.,

BANK OF AMERICA, N.A.,

SUMITOMO MITSUI BANKING CORPORATION

and

THE HONG KONG AND SHANGHAI BANKING CORPORATION LIMITED,

collectively, as Coordinating Bank

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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SCHEDULES

Schedule I	-	Commitments and Applicable Lending Offices
Schedule II	-	Unencumbered Assets
Schedule 4.01(b)	-	Subsidiaries
Schedule 4.01(d)	-	Certain Approvals
Schedule 4.01(f)	-	Disclosed Litigation
Schedule 4.01(n)	-	Existing Debt
Schedule 4.01(o)	-	Surviving Debt
Schedule 4.01(p)	-	Existing Liens
Schedule 4.01(q)	-	Owned Real Properties
Schedule 4.01(r)	-	Leased Real Properties
Schedule 4.01(s)	-	Environmental Matters
Schedule 4.01(y)	-	Excluded Subsidiaries and Excluded Subsidiary Agreements

EXHIBITS

Exhibit A	-	Form of Borrower Accession Agreement
Exhibit B	-	Form of Notice of Borrowing
Exhibit C	-	Form of Guaranty Supplement
Exhibit D	-	Form of Transfer Certificate
Exhibit E	-	Form of Unencumbered Assets Certificate

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REVOLVING CREDIT AGREEMENT

REVOLVING CREDIT AGREEMENT dated as of August 18, 2011 (this “Agreement”) among DIGITAL SINGAPORE JURONG EAST PTE. LTD., a Singapore company (the “Initial Singapore Borrower”), DIGITAL REALTY DATAFIRM, LLC, a Delaware limited liability company (the “Initial Australia Borrower 1” ), DIGITAL REALTY DATAFIRM 2, LLC, a Delaware limited liability company (the “Initial Australia Borrower 2”; and collectively with the Initial Singapore Borrower, the Initial Australia Borrower 1 and any Additional Borrower (as defined below), the “Borrowers” and each individually a “Borrower”), DIGITAL REALTY TRUST, L.P., a Maryland limited partnership (the “Operating Partnership”), DIGITAL REALTY TRUST, INC., a Maryland corporation (the “REIT”), the entities listed on the signature pages hereof as the guarantors (together with any Additional Guarantors (as hereinafter defined) acceding hereto pursuant to Section 7.05, the “Subsidiary Guarantors” and, together with the Operating Partnership and the REIT, the “Guarantors”), the banks, financial institutions and other institutional lenders listed on the signature pages hereof as the initial lenders (the “Initial Lenders”), each Swing Line Bank (as hereinafter defined), CITICORP INTERNATIONAL LTD. (“CIL”), as administrative agent (together with any successor administrative agent appointed pursuant to Article VIII, the “Administrative Agent”) for the Lenders (as hereinafter defined), with CITIGROUP GLOBAL MARKETS INC., CITIGROUP GLOBAL MARKETS SINGAPORE PTE LTD., BANK OF AMERICA, N.A., SUMITOMO MITSUI BANKING CORPORATION and THE HONG KONG AND SHANGHAI BANKING CORPORATION LIMITED, collectively as the coordinating bank (collectively, the “Coordinating Bank”).

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.01 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Additional Borrower” means any Person that becomes a Borrower pursuant to Section 5.01(r).

“Additional Guarantor” has the meaning specified in Section 7.05.

“Adjusted EBITDA” means an amount equal to (a) the product of four (4) times EBITDA for the fiscal quarter of the REIT most recently ended for which financial statements are required to be delivered to the Lenders pursuant to Section 5.03(b) or (c), as the case may be, less (b) an amount equal to the Capital Expenditure Reserve for all Assets; provided, however, that for purposes of this definition, in the case of any acquisition or disposition of any direct or indirect interest in any Asset (including through the acquisition of Equity Interests) by the REIT or any of its Subsidiaries during any fiscal quarter, Adjusted EBITDA will be adjusted (1) in the case of an acquisition, by adding thereto an amount equal to (A) four (4) times (B) the acquired Asset’s actual EBITDA (computed as if such Asset was owned by the REIT or one of its Subsidiaries for the entire fiscal quarter) generated during the portion of such fiscal quarter that such Asset was not owned by the REIT or such Subsidiary and (2) in the case of a disposition, by subtracting therefrom an amount equal to (A) four (4) times (B) the actual EBITDA generated by the Asset so disposed of during such fiscal quarter.

“Adjusted Net Operating Income” means, with respect to any Asset, (a) the product of (i) four (4) times (ii) (A) Net Operating Income attributable to such Asset less (B) the amount, if any, by which (1) 3% of all rental and other income from the operation of such Asset for the fiscal quarter of the REIT most recently ended for which financial statements are required to be delivered to the Lenders pursuant to Section 5.03(b) or (c), as the case may be, exceeds (2) all management fees payable in respect of such Asset for such fiscal period less (b) the Capital Expenditure Reserve for such Asset; provided, however, that for purposes of this definition, in the case of any acquisition or disposition of any direct or indirect interest in any Asset (including through the acquisition of Equity Interests) by the REIT or any of its Subsidiaries during any fiscal quarter, Adjusted Net Operating Income will be adjusted (1) in the case of an acquisition, by adding thereto an amount equal to (A) four (4) times (B) the acquired Asset’s actual Net Operating Income (computed as if such Asset was owned by the REIT or one of its Subsidiaries for the entire fiscal quarter) generated during the portion of such fiscal quarter that such Asset was not owned by the REIT or such Subsidiary and (2) in the case of a disposition, by subtracting therefrom an amount equal to (A) four (4) times (B) the actual Net Operating Income generated by the Asset so disposed of during such fiscal quarter.

“Administrative Agent” has the meaning specified in the recital of parties to this Agreement.

“Administrative Agent’s Account” means the account or accounts of the Administrative Agent designated in writing from time to time by the Administrative Agent to the Borrowers and the Lenders, it being agreed that the Administrative Agent shall have the right to designate different accounts relating to Advances in Singapore Dollars, Hong Kong Dollars and Australian Dollars.

“Advance” means a Singapore Dollar Revolving Credit Advance, an Australian Dollar Revolving Credit Advance or a Swing Line Advance.

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, the term “control” (including the terms “controlling”, “controlled by” and “under common control with”) of a Person means the possession, direct or indirect, of the power to vote 10% or more of the Voting Interests of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Interests, by contract or otherwise.

“Agent” means the Administrative Agent and the Coordinating Bank.

“Agent’s Spot Rate of Exchange” means, in relation to any amount denominated in a currency, and unless expressly provided otherwise, the Administrative Agent’s spot rate of exchange for the purchase of such currency with another currency in the Hong Kong foreign exchange market specified on the Reuters screen page “AFX=” (or such other appropriate page as the Administrative Agent may specify) at or about 11:00 A.M. (Hong Kong time) on a relevant date.

“Agreement” has the meaning specified in the recital of parties to this Agreement.

“Agreement Value” means, for each Hedge Agreement, on any date of determination, an amount determined by the Administrative Agent equal to: (a) in the case of a Hedge Agreement documented pursuant to the Master Agreement (Multicurrency-Cross Border) published by the International Swap and Derivatives Association, Inc. (the “Master Agreement”), the amount, if any, that would be payable by any Loan Party or any of its Subsidiaries to its counterparty to such Hedge Agreement, as if (i) such Hedge Agreement was being terminated early on such date of determination, (ii) such Loan Party or Subsidiary was the sole “Affected Party”, and (iii) the Administrative Agent was the sole party determining such payment amount (with the Administrative Agent making such determination pursuant to the provisions of the form of Master Agreement); or (b) in the case of a Hedge Agreement traded on an exchange, the mark-to-market value of such Hedge Agreement, which will be the unrealized loss on such Hedge Agreement to the Loan Party or Subsidiary of a Loan Party party to such Hedge Agreement determined by the Administrative Agent based on the settlement price of such Hedge Agreement on such date of determination, or (c) in all other cases, the mark-to-market value of such Hedge Agreement, which will be the unrealized loss on such Hedge Agreement to the Loan Party or Subsidiary of a Loan Party party to such Hedge Agreement determined by the Administrative Agent as the amount, if any, by which (i) the present value of the future cash flows to be paid by such Loan Party or Subsidiary exceeds (ii) the present value of the future cash flows to be received by such Loan Party or Subsidiary pursuant to such Hedge Agreement; capitalized terms used and not otherwise defined in this definition shall have the respective meanings set forth in the above described Master Agreement.

“Applicable Lending Office” means, with respect to each Lender, the office of such Lender specified as its (a) “SGD Lending Office” opposite its name on Schedule I hereto or in the Transfer Certificate or Assumption Agreement pursuant to which it became a Lender with respect to Advances in Singapore Dollars and Hong Kong Dollars and (b) “AUD Lending Office” opposite its name on Schedule I hereto or in the Transfer Certificate or Assumption Agreement pursuant to which it became a Lender with respect to Advances in Australian Dollars, as the case may be, or such other office of such Lender as such Lender may from time to time specify to the Borrowers and the Administrative Agent as its lending office for Advances in Singapore Dollars, Hong Kong Dollars and/or Australian Dollars.

“Applicable Margin” means, at any date of determination, a percentage per annum determined by reference to the Debt Rating as set forth below:

Pricing Level	Debt Rating	Applicable Margin
I	BBB/Baa2 or better	1.20%
II	BBB-/Baa3	1.45%
III	BB+/Ba1 or worse	1.75%

The Applicable Margin for any Interest Period for all Advances comprising part of the same Borrowing shall be determined by reference to the Debt Rating in effect on the first day of such Interest Period; provided, however, that (a) the Applicable Margin shall initially be at Pricing Level I on the Closing Date, (b) no change in the Applicable Margin resulting from the Debt Rating shall be effective until three Business Days after the date on which the Administrative Agent receives the certificate described in Section 5.03(m), and (c) if such certificate is not delivered to the Administrative Agent on or prior to the date required by Section 5.03(m), and if such certificate indicates that the Applicable Margin will increase, the date of increase in the Applicable Margin will be deemed to be the date upon which such compliance was due under Section 5.03(m), not the date upon which such certificate was delivered to the Administrative Agent.

“Applicable Pro Rata Share” means, (a) in the case of a Singapore Dollar Revolving Lender, such Lender’s Singapore Dollar Revolving Credit Pro Rata Share, and (b) in the case of an Australian Dollar Revolving Lender, such Lenders’ Australian Dollar Revolving Credit Pro Rata Share.

“Asian Subsidiaries” means any direct or indirect Subsidiary of Digital Asia LLC, a Delaware limited liability company.

“Assets” means Office Assets, Development Assets, Redevelopment Assets and Joint Venture Assets.

“Asset Value” means, at any date of determination, (a) in the case of any Office Asset, the Capitalized Value of such Asset; provided, however, that the Asset Value of each Office Asset (other than a former Development Asset or Redevelopment Asset) shall be limited, during the first 12 months following the date of acquisition thereof, to the lesser of (i) the acquisition price thereof or (ii) the Capitalized Value thereof, provided further that an upward adjustment shall be made to the Asset Value of any Office Asset (in the reasonable discretion of the Administrative Agent) as new Tenancy Leases are entered into in respect of such Asset, (b) in the case of any Development Asset or Redevelopment Asset, the book value of such Asset as determined in accordance with GAAP, (c) in the case of any Joint Venture Asset that, but for such Asset being owned by a Joint Venture, would qualify as an Office Asset under the definition thereof, the JV Pro Rata Share of the Capitalized Value of such Asset; provided, however, that the Asset Value of such Joint Venture Asset shall be limited, during the first 12 months following the date of acquisition thereof, to the JV Pro Rata Share of the lesser of (i) the acquisition price thereof or (ii) the Capitalized Value thereof, provided further that an upward adjustment shall be made to Asset Value of any Joint Venture Asset described in this clause (c) (in the reasonable discretion of the Administrative Agent) as new leases, subleases, licenses and occupancy agreements are entered into in respect of such Asset in the ordinary course of business and (d) in the case of any Joint Venture Asset not described in clause (c) above, the JV Pro Rata Share of the book value of such Joint Venture Asset as determined in accordance with GAAP.

“Assuming Lender” has the meaning specified in Section 2.16(d).

“Assumption Agreement” has the meaning specified in Section 2.16(d)(i).

“Australia Borrower” means, individually or collectively, as the context may require, the Initial Australia Borrower 1, the Initial Australian Borrower 2 and each Additional Borrower that is designated as a Borrower with respect to the Australian Dollar Revolving Credit Facility or the Australian Swing Line Facility.

“Australian Dollar Commitment Increase” has the meaning specified in Section 2.16(a).

“Australian Dollar Purchasing Lender” has the meaning specified in Section 2.16(e).

“Australian Dollar Revolving Credit Advance” has the meaning specified in Section 2.01(b).

“Australian Dollar Revolving Credit Commitment” means, (a) with respect to any Lender at any time, the amount set forth opposite such Lender’s name on Schedule I hereto under the caption “Australian Dollar Revolving Credit Commitment” or (b) if such Lender has entered into one or more Transfer Certificates or Assumption Agreements, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 9.07(d) as such Lender’s

“Australian Dollar Revolving Credit Commitment”, as such amount may be reduced at or prior to such time pursuant to Section 2.05 or 2.18 or increased pursuant to Section 2.16 or 2.18.

“Australian Dollar Revolving Credit Facility” means, at any time, the aggregate amount of the Lenders’ Australian Dollar Revolving Credit Commitments at such time.

“Australian Dollar Revolving Lender” means any Person that is a Lender hereunder in respect of the Australian Dollar Revolving Credit Facility in its capacity as a Lender in respect of such Facility.

“Australian Dollar Revolving Credit Pro Rata Share” of any amount means, with respect to any Lender at any time, the product of such amount times a fraction the numerator of which is the amount of such Lender’s Australian Dollar Revolving Credit Commitment at such time (or, if the Commitments shall have been terminated pursuant to Section 2.05 or 6.01, such Lender’s Australian Dollar Revolving Credit Commitment as in effect immediately prior to such termination, as adjusted from time to time in connection with any assignment that occurs following such termination) and the denominator of which is the Australian Dollar Revolving Credit Facility at such time (or, if the Commitments shall have been terminated pursuant to Section 2.05 or 6.01, the Australian Dollar Revolving Credit Facility as in effect immediately prior to such termination, as adjusted from time to time in connection with any assignment that occurs following such termination).

“Australian Dollar Selling Lender” has the meaning specified in Section 2.16(e).

“Australian Dollars” and the “A$” sign each means lawful currency of Australia.

“Australian Swing Line Facility” has the meaning specified in Section 2.01(c).

“Bankruptcy Law” means any applicable law governing a proceeding of the type referred to in Section 6.01(f) or Title 11, U.S. Code, or any similar foreign, federal or state law for the relief of debtors.

“BBR” means (a) for a period relating to an Australian Dollar Revolving Credit Advance, (i) the average bid rate displayed at or about 10.30 A.M. (Sydney time) on the Quotation Date on the Reuters screen BBSY page for a term equivalent to the period or (ii) if (A) for any reason that rate is not displayed for a term equivalent to that period or (B) the basis on which that rate is displayed is changed and in the opinion of the Administrative Agent it ceases to reflect the Lenders’ cost of funding to the same extent as at the date of this Agreement, then BBR will be the rate reasonably determined by the Agent to be the buying rate for bills of exchange accepted by a leading Australian bank and which have a term equivalent to the period, and (b) for any Swing Line Advance in Australian Dollars, (i) the rate quoted to the Administrative Agent by Citibank N.A., Australia Branch, as the “spot” rate in the Australian interbank market as of 12.00 P.M. (Sydney time) on the day of such Swing Line Advance or (ii) if no such rate is available, the rate reasonably determined by the Administrative Agent as the “spot” rate quoted to leading banks in the Australian interbank market as of 12.00 P.M. (Sydney time) on the day of such Swing Line Advance. Rates under clause (a) above will be expressed as a yield percent per annum to maturity and if necessary, will be rounded up to the nearest fourth decimal place.

“Borrower” has the meaning specified in the recital of parties to this Agreement.

“Borrowers” has the meaning specified in the recital of parties to this Agreement.

“Borrower Accession Agreement” means the Borrower Accession Agreement, between the Administrative Agent and the Australia Borrower relating to the Australia Borrower which is to become a Borrower hereunder at any time on or after the Effective Date, the form of which is attached hereto as Exhibit A.

“Borrower’s Account” means, (i) with respect to the Initial Singapore Borrower, the account of the Initial Singapore Borrower maintained by the Initial Singapore Borrower with Citibank N.A., Singapore Branch at its office at 1 3 Temask Avenue, #16-00 Centennial Tower, Singapore 039190, Account No. 854326007, Swift Code: CITISGSG, (ii) with respect to the Initial Australia Borrower 1, the account of the Initial Australia Borrower 1 maintained by the Initial Australia Borrower 1 with Citibank N.A., Australia at its office at 2 Park Street, Sydney, NSW 2000, Account No. 233205001, Swift Code: CITI AU 2X, and/or (iii) such other account as any Borrower shall specify in writing to the Administrative Agent. Notwithstanding the foregoing, each Borrower Account relating to Swing Line Advances in (A) Singapore Dollars shall be maintained at Citibank N.A., Singapore Branch, (B) Hong Kong Dollars shall be maintained at Citibank N.A., Hong Kong Branch, and (C) Australian Dollars shall be maintained at Citibank N.A., Sydney Branch.

“Borrowing” means a borrowing consisting of simultaneous Advances made by the Lenders or a Swing Line Borrowing.

“Business Day” means a day of the year (other than a Saturday or Sunday) on which banks are open for general business in San Francisco, California, Sydney, Australia and Hong Kong, and, where the Floating Rate is based on SIBOR, Singapore.

“Canadian Dollars” means the lawful currency of Canada.

“Capital Expenditure Reserve” means, with respect to any Asset on any date of determination, the product of (A) U.S.$0.25 times (B) the total number of square feet within such Asset.

“Capitalized Leases” means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases.

“Capitalized Value” means (a) in the case of any Asset that is a Data Center, the Adjusted Net Operating Income of such Asset divided by 8.25%, and (b) in the case of any other Asset, the Adjusted Net Operating Income of such Asset divided by 7.5%.

“Cash Equivalents” means any of the following, to the extent owned by the REIT or any of its Subsidiaries free and clear of all Liens (other than Permitted Liens) and having a maturity of not greater than 90 days from the date of issuance thereof: (a) readily marketable direct obligations of the Government of the United States or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the Government of the United States, (b) readily marketable direct obligations of any state of the United States or any political subdivision of any such state or any public instrumentality thereof having, at the time of acquisition, the highest rating obtainable from either Moody’s or S&P, (c) domestic and foreign certificates of deposit or domestic time deposits or foreign deposits or bankers’ acceptances (foreign or domestic) in Sterling, Canadian Dollars, Swiss Francs, Euros, Hong Kong Dollars, United States Dollars, Singapore Dollars or Australian Dollars that are issued by a bank: (I) which has, at the time of acquisition, a long-term rating of at least A or the equivalent from S&P, Moody’s or Fitch and (II) if a United States domestic bank, which is a member of the Federal

Deposit Insurance Corporation, (d) commercial paper (foreign and domestic) in an aggregate amount of not more than U.S.$50,000,000 per issuer outstanding at any time and rated at least “Prime 1” (or the then equivalent grade) by Moody’s or “A 1” (or the then equivalent grade) by S&P, (e) overnight securities repurchase agreements, or reverse repurchase agreements secured by any of the foregoing types of securities or debt instruments, provided that the collateral supporting such repurchase agreements shall have a value not less than 101% of the principal amount of the repurchase agreement plus accrued interest; and (f) money market funds invested in investments substantially all of which consist of the items described in clauses (a) through (e) foregoing.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time.

“CERCLIS” means the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency.

“CGMI” means Citigroup Global Markets Inc.

“Change of Control” means the occurrence of any of the following: (a) any Person or two or more Persons acting in concert shall have acquired and shall continue to have following the date hereof beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934), directly or indirectly, of Voting Interests of the REIT (or other securities convertible into such Voting Interests) representing 35% or more of the combined voting power of all Voting Interests of the REIT; or (b) during any consecutive twenty-four month period commencing on or after the date hereof, individuals who at the beginning of such period constituted the Board of Directors of the REIT (together with any new directors whose election by the Board of Directors or whose nomination for election by the REIT stockholders was approved by a vote of at least a majority of the members of the Board of Directors then in office who either were members of the Board of Directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of the Board of Directors then in office, except for any such change resulting from (x) death or disability of any such member, (y) satisfaction of any requirement for the majority of the members of the Board of Directors of the REIT to qualify under applicable law as independent directors, or (z) the replacement of any member of the Board of Directors who is an officer or employee of the REIT with any other officer or employee of the REIT or any of its Affiliates ; or (c) any Person or two or more Persons acting in concert shall have acquired and shall continue to have following the date hereof, by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of the power to direct, directly or indirectly, the management or policies of the REIT; or (d) the REIT ceases to be the general partner of the Operating Partnership; or (e) the REIT ceases to be the legal and beneficial owner of all of the general partnership interests of the Operating Partnership; or (f) the REIT shall create, incur, assume or suffer to exist any Lien on the Equity Interests in the Borrowers owned by it.

“CIL” has the meaning specified in the recital of parties to this Agreement.

“Citibank, N.A., Sydney Branch” means that branch of Citibank, N.A., which is located in Sydney, Australia, as it is identified on the signature pages to this Agreement.

“Closing Date” means the date of this Agreement.

“Commitment” means a Singapore Dollar Revolving Credit Commitment, an Australian Dollar Revolving Credit Commitment or a Swing Line Commitment.

“Commitment Date” has the meaning specified in Section 2.16(b).

“Commitment Increase” has the meaning specified in Section 2.16(a).

“Communications” has the meaning specified in Section 9.02(b).

“Confidential Information” means information that any Loan Party furnishes to the Administrative Agent or any Lender in writing designated as confidential, but does not include any such information that is or becomes generally available to the public or that is or becomes available to such Agent or such Lender from a source other than the Loan Parties or the Administrative Agent or any other Lender.

“Consent Request Date” has the meaning specified in Section 9.01(b).

“Consolidated” refers to the consolidation of accounts in accordance with GAAP.

“Contingent Obligation” means, with respect to any Person, any Obligation or arrangement of such Person to guarantee or intended to guarantee any Debt, leases, dividends or other payment Obligations (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation (and without duplication), (a) the direct or indirect guarantee, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the Obligation of a primary obligor, (b) the Obligation to make take-or-pay or similar payments, if required, regardless of nonperformance by any other party or parties to an agreement or (c) any Obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, assets, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder), as determined by such Person in good faith, all as recorded on the balance sheet or on the footnotes to the most recent financial statements of such Person in accordance with GAAP.

“Coordinating Bank” has the meaning specified in the recital of parties to this Agreement.

“Corporate Credit Agreement” means that certain Revolving Credit Agreement, dated as of August 31, 2007, by and among the Operating Partnership, as the borrower, Citicorp North America, Inc., as administrative agent, the financial institutions party thereto, Keybank National

Association, as syndication agent, and CGMI and Keybank National Association, as the arrangers, as amended to date and as further amended from time to time.

“Corporate Loan Documents” means the Loan Documents as defined in the Corporate Credit Agreement.

“Customary Carve-Out Agreement” has the meaning specified in the definition of Non-Recourse Debt.

“Data Center” means any Office Asset that operates as a telecommunications infrastructure building or an information technology infrastructure building.

“Debt” of any Person means, without duplication for purposes of calculating financial ratios, (a) all Debt for Borrowed Money of such Person, (b) all Obligations of such Person for the deferred purchase price of property or services other than trade payables incurred in the ordinary course of business and not overdue by more than 60 days, (c) all Obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all Obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Obligations of such Person as lessee under Capitalized Leases, (f) all Obligations of such Person under acceptance, letter of credit or similar facilities, (g) all Obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment (but excluding for the avoidance of doubt (i) regular quarterly dividends and (ii) special year-end dividends made in connection with maintaining the REIT’s status as a Real Estate Investment Trust) in respect of any Equity Interests in such Person or any other Person (other than Preferred Interests that are issued by any Loan Party or Subsidiary thereof and classified as either equity or minority interests pursuant to GAAP) or any warrants, rights or options to acquire such Equity Interests, (h) all Obligations of such Person in respect of Hedge Agreements, valued at the Agreement Value thereof, (i) all Contingent Obligations of such Person and (j) all indebtedness and other payment Obligations referred to in clauses (a) through (i) above of another Person secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness or other payment Obligations; provided, however, that (A) in the case of the REIT and its Subsidiaries “Debt” shall also include, without duplication, the JV Pro Rata Share of Debt for each Joint Venture and (B) for purposes of computing the Leverage Ratio, “Debt” shall be deemed to exclude redeemable Preferred Interests issued as trust preferred securities by the REIT and the Borrowers to the extent the same are by their terms subordinated to the Facilities and not redeemable until after the Termination Date.

“Debt for Borrowed Money” of any Person means all items that, in accordance with GAAP, would be classified as indebtedness on a Consolidated balance sheet of such Person; provided, however, that in the case of the REIT and its Subsidiaries “Debt for Borrowed Money” shall also include, without duplication, the JV Pro Rata Share of Debt for Borrowed Money for each Joint Venture; and provided further, however, that as used in the definition of “Fixed Charge Coverage Ratio”, in the case of any acquisition or disposition of any direct or indirect interest in any Asset (including through the acquisition of Equity Interests) by the REIT or any of its Subsidiaries during the fiscal quarter of the REIT most recently ended for which financial statements are required to be delivered to the Lenders pursuant to Section 5.03(b) or (c), as the case may be, the term “Debt for Borrowed Money” (a) shall include, in the case of an acquisition, an amount equal to the Debt for Borrowed Money directly relating to such Asset existing immediately following such acquisition (computed as if such indebtedness in respect of such Asset was in existence for the REIT or such Subsidiary for the entire fiscal quarter), and (b) shall exclude, in the case of a disposition, an amount equal to the actual Debt for Borrowed Money to which such Asset was subject to the extent such Debt for Borrowed Money was repaid or otherwise terminated upon the disposition of such Asset during such fiscal quarter.

“Debt Rating” means, as of any date, the lowest (in the case of Section 5.02(b)(iii)) or highest (in the case of the definition of Applicable Margin) rating that has been most recently assigned by either S&P or Moody’s, as the case may be, to the long-term senior unsecured non-credit enhanced debt of the REIT or, if applicable, to the “implied rating” of the REIT’s long-term senior unsecured credit enhanced debt. For purposes of the foregoing, (a) if any rating established by S&P or Moody’s shall be changed, such change shall be effective as of the date on which such change is first announced publicly by the rating agency making such change; and (b) if S&P or Moody’s shall change the basis on which ratings are established, each reference to the REIT’s Debt Rating announced by S&P or Moody’s, as the case may be, shall refer to the then equivalent rating by S&P or Moody’s, as the case may be.

“Decreasing Facility” has the meaning specified in Section 2.18(a).

“Default” means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

“Defaulting Lender” means at any time, subject to Section 2.17(b), (a) any Lender that has failed for two or more Business Days to comply with its obligations under this Agreement to make an Advance or make any other payment due hereunder (each, a “funding obligation”), (b) any Lender that has notified the Administrative Agent or the Borrowers in writing, or has stated publicly, that it does not intend to comply with its funding obligations hereunder, (c) any Lender that has defaulted on its funding obligations under any other loan agreement or credit agreement or other similar financing agreement, (d) any Lender that has, for three or more Business Days after written request of the Administrative Agent or any Borrower, failed to confirm in writing to the Administrative Agent and the Borrowers that it will comply with its prospective funding obligations hereunder, provided that such Lender will cease to be a Defaulting Lender pursuant to this clause (d) upon the Administrative Agent’s and the Borrowers’ receipt of such written confirmation, or (e) any Lender with respect to which a Lender Insolvency Event has occurred and is continuing with respect to such Lender or its Parent Company, provided, in each case, that neither the reallocation of funding obligations provided for in Section 2.17(a) as a result of a Lender being a Defaulting Lender nor the performance by Non-Defaulting Lenders of such reallocated funding obligations will by themselves cause the relevant Defaulting Lender to become a Non-Defaulting Lender). Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any of clauses (a) through (e) above will be conclusive and binding absent manifest error, and such Lender will be deemed to be a Defaulting Lender (subject to Section 2.17(b)) upon notification of such determination by the Administrative Agent to the Borrowers and the Lenders.

“Deliverables” means (a) a description, in detail reasonably satisfactory to the Administrative Agent, of the Proposed Unencumbered Asset or Unencumbered Asset, as applicable, (b) a certificate of the Chief Financial Officer (or other Responsible Officer) of the applicable Borrower confirming that (i) such Asset satisfies all Unencumbered Asset Conditions and (ii) in the case of a Proposed Unencumbered Asset, the addition of such Asset as an Unencumbered Asset shall not cause or result in a Default or Event of Default, and (c) in the case of any Proposed Unencumbered Asset or Unencumbered Asset described in clause (i) or (j) of the defined term “Unencumbered Asset Conditions”, documentation in reasonable detail of the satisfaction of the condition described in such subsection.

“Development Asset” means Real Property acquired for development into an Office Asset that, in accordance with GAAP, would be classified as a development property on a Consolidated balance sheet of the REIT and its Subsidiaries. For the avoidance of any doubt, Development Assets shall not constitute Office Assets.

“Disclosed Litigation” has the meaning specified in Section 3.01(f).

“EBITDA” means, for any period, (a) the sum of (i) net income (or net loss) (excluding gains (or losses) from extraordinary and unusual items and the non-cash component of non-recurring items), (ii) interest expense, (iii) income tax expense, (iv) depreciation expense and (v) amortization expense, in each case of the REIT and its Subsidiaries determined on a Consolidated basis and in accordance with GAAP for such period, plus (b) with respect to each Joint Venture, the JV Pro Rata Share of the sum of (i) net income (or net loss) (excluding gains (or losses) from extraordinary and unusual items), (ii) interest expense, (iii) income tax expense, (iv) depreciation expense and (v) amortization expense of such Joint Venture, in each case determined on a Consolidated basis and in accordance with GAAP for such period, provided that there shall be no rent leveling adjustments made (and only actual cash rents will be used) when computing EBITDA.

“Effective Date” means the first date on which the conditions set forth in Article III shall be satisfied.

“Eligible Assignee” means (a) a Lender; (b) an Affiliate or Fund Affiliate of a Lender or (c) any other Person approved by the Administrative Agent and, unless an Event of Default has occurred and is continuing at the time any assignment is effected pursuant to Section 9.07, the Operating Partnership, each such approval not to be unreasonably withheld or delayed, provided that each Eligible Assignee shall, together with its Affiliates, have the ability to make Advances in Australian Dollars, Singapore Dollars and Hong Kong Dollars. Notwithstanding the foregoing, neither any Loan Party nor any Affiliate of a Loan Party shall qualify as an Eligible Assignee under this definition.

“EMU Legislation” means legislative measures of the European Union for the introduction of, changeover to or operation of the Euro in one or more member states.

“Environmental Action” means any action, suit, demand, demand letter, claim, notice of non-compliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law, any Environmental Permit or Hazardous Material or arising from alleged injury or threat to health, safety or the environment, including, without limitation, (a) by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any governmental or regulatory authority or third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

“Environmental Law” means any Federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, writ, judgment, injunction, decree or judicial or agency interpretation, policy or guidance relating to pollution or protection of the environment, health, safety or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials.

“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.

“Equity Interests” means, with respect to any Person, shares of capital stock of (or other ownership or profit interests in) such Person, warrants, options or other rights for the purchase or other acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or other acquisition from such Person of such shares (or such other interests), and other ownership or profit interests in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are authorized or otherwise existing on any date of determination.

“Equivalent” in Singapore Dollars of Australian Dollars, Hong Kong Dollars or any other foreign currency on any date means the equivalent in Singapore Dollars of Australian Dollars, Hong Kong Dollars or such other foreign currency determined at the Agent’s Spot Rate of Exchange on the date falling two (2) Hong Kong Business Days prior to the date of conversion or notional conversion, as the case may be; provided, however, that with respect to Swing Line Advances, the equivalent amount shall be determined at the Agent’s Spot Rate of Exchange on the date of the applicable Swing Line Borrowing. “Equivalent” in Australian Dollars, Hong Kong Dollars or any other foreign currency of Singapore Dollars means the equivalent in Australian Dollars, Hong Kong Dollars or such other foreign currency of Singapore Dollars determined at the Agent’s Spot Rate of Exchange on the date falling two (2) Hong Kong Business Days prior to the date of conversion or notional conversion, as the case may be; provided, however, that with respect to Swing Line Advances, the equivalent amount shall be determined at the Agent’s Spot Rate of Exchange on the date of the applicable Swing Line Borrowing.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

“ERISA Affiliate” means any Person that for purposes of Title IV of ERISA is a member of the controlled group of any Loan Party, or under common control with any Loan Party, within the meaning of Section 414 of the Internal Revenue Code.

“ERISA Event” means (a)(i) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC or (ii) the requirements of Section 4043(b) of ERISA apply with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days; (b) the application for a minimum funding waiver with respect to a Plan; (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan, pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) with respect to any Plan, the cessation of operations at a facility of any Loan Party or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (e) the withdrawal by any Loan Party or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (f) the conditions for imposition of a lien under Section 302(f) of ERISA shall have been met with respect to any Plan; (g) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA; or (h) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, such Plan.

“Euro” means the lawful currency of the European Union as constituted by the Treaty of Rome which established the European Community, as such treaty may be amended from time to time and as referred to in the EMU Legislation.

“Events of Default” has the meaning specified in Section 6.01.

“Excess France Value” has the meaning specified in the definition of “Total Unencumbered Asset Value”.

“Excess Spain Value” has the meaning specified in the definition of “Total Unencumbered Asset Value”.

“Excluded Subsidiary” at any time means (a) any Asian Subsidiary that is unable to guaranty the Obligations of the Loan Parties under the Loan Documents at such time because (i) it is party to one or more Excluded Subsidiary Agreements that prohibit such Excluded Subsidiary from entering into the Guaranty set forth in Article VII or a Guaranty Supplement or (ii) entering into the Guaranty set forth in Article VII or a Guaranty Supplement would cause a default under an Excluded Subsidiary Agreement, and (b) any Asian Subsidiary listed on Part B of Schedule 4.01(y) on the Effective Date or hereafter designated as an “Excluded Subsidiary” by Borrowers and approved by the Administrative Agent and the Required Lenders, in their sole discretion.

“Excluded Subsidiary Agreement” for each Excluded Subsidiary means any agreement set forth opposite the name of such Excluded Subsidiary on Schedule 4.01(y) hereto (as such Schedule may be supplemented from time to time pursuant to Sections 5.01(j)(i) and 5.01(j)(ii)) and any agreement pursuant to which such Excluded Subsidiary (or a Subsidiary related thereto) incurs Refinancing Debt with regard to the Debt, if any, incurred pursuant to such Excluded Subsidiary Agreement.

“Existing Debt” means Debt of each Loan Party and its Subsidiaries outstanding immediately before the Effective Date, including, without limitation, all Debt then outstanding under the Corporate Credit Agreement and the Note Documents.

“Facility” means the Singapore Dollar Revolving Credit Facility, the Australian Dollar Revolving Credit Facility, the Singapore Swing Line Facility or the Australian Swing Line Facility.

“Facility Exposure” means, at any date of determination, the sum of the aggregate principal amount of all outstanding Advances.

“FATCA” has the meaning specified in Section 2.11(b)(ii).

“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Fee Letter” means the fee letter dated as of the date hereof among the Operating Partnership, the Initial Singapore Borrower, the Initial Australia Borrower 1, the Initial Australia Borrower 2 and the Coordinating Bank, as the same may be amended from time to time.

“Fiscal Year” means a fiscal year of the REIT and its Consolidated Subsidiaries ending on December 31 in any calendar year.

“Fixed Charge Coverage Ratio” means, at any date of determination, the ratio of (a) (i) Adjusted EBITDA, to (b) the product of (i) four times (ii) the sum of (A) interest (including capitalized interest) payable in cash on, and amortization of debt discount in respect of, all Debt for Borrowed Money plus (B) scheduled amortization of principal amounts of all Debt for Borrowed Money payable (not including balloon maturity amounts) plus (C) all cash dividends payable on any Preferred Interests (which, for the avoidance of doubt, shall include Preferred Interests structured as trust preferred securities), in each case, of or by the REIT and its Subsidiaries for the fiscal quarter of the REIT most recently ended for which financial statements are required to be delivered to the Lenders pursuant to Section 5.03(b) or (c), as the case may be, determined on a Consolidated basis for such period.

“Floating Rate” means with respect to (a) Australian Dollar Revolving Credit Advances, BBR, (b) Singapore Revolving Credit Advances in Singapore Dollars, SIBOR, and (c) Singapore Revolving Credit Advances in Hong Kong Dollars, HIBOR.

“Foreign Subsidiary (Operating Partnership)” means any Subsidiary of the Operating Partnership (a) that is not incorporated or organized under the laws of any State of the United States or the District of Columbia, and (b) the principal assets, if any, of which are not located in the United States.

“French Guarantor” has the meaning specified in Section 7.09(c)(i).

“Fund Affiliate” means, with respect to any Lender that is a fund that invests in bank loans, any other fund that invests in bank loans and is administered or managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

“Funds From Operations” means net income (or loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of property and extraordinary and unusual items, plus depreciation and amortization, and after adjustments for unconsolidated Joint Ventures. Adjustments for unconsolidated Joint Ventures will be calculated to reflect funds from operations on the same basis.

“GAAP” has the meaning specified in Section 1.03.

“Good Faith Contest” means the contest of an item as to which: (a) such item is contested in good faith, by appropriate proceedings, (b) reserves that are adequate are established with respect to such contested item in accordance with GAAP and (c) the failure to pay or comply with such contested item during the period of such contest is not reasonably likely to result in a Material Adverse Effect.

“Guaranteed Hedge Agreement” means any Hedge Agreement required or not prohibited under Article V that is entered into by and between any Loan Party and any Hedge Bank.

“Guaranteed Obligations” has the meaning specified in Section 7.01.

“Guarantors” means (a) the REIT, (b) the Operating Partnership, (c) the Subsidiary Guarantors, and (d) each Borrower.

“Guaranty” means the Guaranty by the Guarantors pursuant to Article VII, together with any and all Guaranty Supplements required to be delivered pursuant to Section 5.01(j).

“Guaranty Supplement” means a supplement entered into by an Additional Guarantor in substantially the form of Exhibit C hereto.

“Hazardous Materials” means (a) petroleum or petroleum products, by-products or breakdown products, radioactive materials, friable or damaged asbestos-containing materials, polychlorinated biphenyls, radon gas and toxic mold and (b) any other chemicals, materials or substances designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any Environmental Law.

“Hedge Agreements” means interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other hedging agreements.

“Hedge Bank” means any Lender or an Affiliate of a Lender in its capacity as a party to a Guaranteed Hedge Agreement.

“HIBOR” means, in relation to any (a) Singapore Dollar Revolving Credit Advance in Hong Kong Dollars, (i) the Hong Kong Screen Rate or (ii) if the Hong Kong Screen Rate is not available for Hong Kong Dollars for the Interest Period of that Advance, the rate reasonably determined by the Administrative Agent as the rate quoted to leading banks in the Hong Kong interbank market as of 11.00 A.M. Hong Kong time on the Quotation Date for the offering of deposits in Hong Kong Dollars for a period comparable to the applicable Interest Period, and (b) any Swing Line Advance in Hong Kong Dollars, (i) the rate quoted to the Administrative Agent by Citibank N.A., Hong Kong Branch, as the “spot” rate in the Hong Kong interbank market as of 12.00 P.M. Hong Kong time on the day of such Swing Line Advance or (ii) if no such rate is available, the rate reasonably determined by the Administrative Agent as the “spot” rate quoted to leading banks in the Hong Kong interbank market as of 12.00 P.M. Singapore time on the day of such Swing Line Advance.

“Hong Kong Borrower” means, individually or collectively, as the context may require, each Additional Borrower that is designated as a Borrower with respect to Borrowings under the Singapore Dollar Revolving Credit Facility in Hong Kong Dollars or Swing Line Borrowings under the Singapore Swing Line Facility in Hong Kong Dollars.

“Hong Kong Business Day” means a day of the year (other than a Saturday or Sunday) on which banks are open for general business in Hong Kong.

“Hong Kong Dollars” or “HK$” means the lawful currency of Hong Kong.

“Hong Kong Screen Rate” means the display designated as the HKABHIBOR Screen on the Reuters system or such other page as may replace such page on that system for the purpose of displaying offered rates for Hong Kong Dollar deposits.

“HSBC Australia” means an Affiliate or branch of The Hong Kong and Shanghai Banking Corporation Limited designated by The Hong Kong and Shanghai Banking Corporation Limited for the purposes of making Advances hereunder in Australian Dollars.

“Increase Date” has the meaning specified in Section 2.16(a).

“Increased Australian Dollar Commitment Amount” has the meaning specified in Section 2.16(b).

“Increased Costs” means (a) a reduction in the rate of return from the Facility or on a Lender’s (or its Affiliate’s) overall capital (including, without limitation, as a result of any reduction in the rate of return on capital as more capital is required to be allocated) or (b) an additional or increased cost or a reduction of any amount due and payable under any Loan Document, which in any case is incurred or suffered by a Lender or any of its Affiliates to the extent that it is attributable to that Lender having entered into its Commitment or funding or performing its obligations under any Loan Document.

“Increasing Facility” has the meaning specified in Section 2.18(a).

“Increased Singapore Dollar Commitment Amount” has the meaning specified in Section 2.16(b).

“Increasing Lender” has the meaning specified in Section 2.16(b).

“Indemnified Costs” has the meaning specified in Section 8.05(a).

“Indemnified Party” has the meaning specified in Section 7.06(a).

“Indirect Tax” means any goods and services tax, consumption tax, value added tax or any tax of a similar nature.

“Initial Australia Borrower 1” has the meaning specified in the recital of parties to this Agreement.

“Initial Australia Borrower 2” has the meaning specified in the recital of parties to this Agreement.

“Initial Extension of Credit” means the initial Borrowing hereunder.

“Initial Lenders” has the meaning specified in the recital of parties to this Agreement.

“Initial Process Agent” has the meaning specified in Section 9.11(c).

“Initial Singapore Borrower” has the meaning specified in the recital of parties to this Agreement.

“Insufficiency” means, with respect to any Plan, the amount, if any, of its unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA, but utilizing the actuarial assumptions used in such Plan’s most recent valuation report.

“Interest Period” means, for each Advance comprising part of the same Borrowing, the period commencing on the date of such Advance and ending on the last day of the period selected by the applicable Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the applicable Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one, two or three months, as the applicable Borrower may, upon notice received by the Administrative Agent not later than 11:00 A.M. (Singapore time) on the third Business Day prior to the first day of such Interest Period, select; provided, however, that:

(a) the applicable Borrower may not select any Interest Period with respect to any Advance that ends after the Termination Date;

(b) Interest Periods commencing on the same date for Advances comprising part of the same Borrowing shall be of the same duration;

(c) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day; provided, however, that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day;

(d) whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month;

(e) if the applicable Borrower does not timely select an Interest Period, an Interest Period of one month shall apply; and

(f) the applicable Borrower shall not have the right to elect any Interest Period if an Event of Default has occurred and is continuing and for the period that such Event of Default is continuing, successive Interest Periods shall be one month in duration.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

“International Jurisdiction” shall mean any of the jurisdictions of the United States, Canada, France, Ireland, the Netherlands, Spain, Hong Kong, Singapore, Australia, England or Wales.

“Investment” in any Person means any loan or advance to such Person, any purchase or other acquisition of any Equity Interests or Debt or the assets comprising a division or business unit or a substantial part or all of the business of such Person, any capital contribution to such

Person or any other direct or indirect investment in such Person, including, without limitation, any acquisition by way of a merger or consolidation and any arrangement pursuant to which the investor incurs Debt of the types referred to in clause (i) or (j) of the definition of “Debt” in respect of such Person.

“Joint Venture” means any joint venture (a) in which the REIT or any of its Subsidiaries holds any Equity Interest, (b) that is not a Subsidiary of the REIT or any of its Subsidiaries and (c) the accounts of which would not appear on the Consolidated financial statements of the REIT.

“Joint Venture Assets” means, with respect to any Joint Venture at any time, the assets owned by such Joint Venture at such time.

“JTC” means Jurong Town Corporation, a body corporate incorporated under the Jurong Town Corporation Act of Singapore.

“JTC Property” means an Asset located in Singapore that is ground leased from the JTC.

“Jurong Asset” means the Office Asset located at and known as Private Lot A2534304 at International Business Park, Jurong, Singapore.

“JV Pro Rata Share” means, with respect to any Joint Venture at any time, the fraction, expressed as a percentage, obtained by dividing (a) the total book value of all Equity Interests in such Joint Venture held by the REIT and any of its Subsidiaries by (b) the total book value of all outstanding Equity Interests in such Joint Venture at such time.

“Lender Insolvency Event” means that (a) a Lender or its Parent Company is insolvent, or is generally unable to pay its debts as they become due, or admits in writing its inability to pay its debts as they become due, or makes a general assignment for the benefit of its creditors, or (b) such Lender or its Parent Company is the subject of a bankruptcy, insolvency, reorganization, liquidation or similar proceeding, or a receiver, trustee, conservator, intervenor or sequestrator or the like has been appointed for such Lender or its Parent Company, or such Lender or its Parent Company has taken any action in furtherance of or indicating its consent to or acquiescence in any such proceeding or appointment.

“Lenders” means the Initial Lenders, each Assuming Lender that shall become a party hereto pursuant to Section 2.16 or 2.18, each Person that shall become a Lender hereunder pursuant to Section 9.07 for so long as such Initial Lender or Person, as the case may be, shall be a party to this Agreement, and each Swing Line Bank.

“Lender Parties” means the Administrative Agent, the Lenders and the Hedge Banks.

“Leverage Ratio” means, at any date of determination, the ratio, expressed as a percentage, of (a) Consolidated Debt of the REIT and its Subsidiaries to (b) Total Asset Value, in each case as at the end of the most recently ended fiscal quarter of the REIT for which financial statements are required to be delivered to the Lenders pursuant to Section 5.03(b) or (c), as the case may be.

“Lien” means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

“Limited Subsidiary” has the meaning specified in Section 5.01(j)(ii).

“Loan Documents” means (a) this Agreement, (b) the Fee Letter, (c) each Guaranty Supplement and (d) each Guaranteed Hedge Agreement, in each case, as amended.

“Loan Parties” means the Borrowers and the Guarantors.

“Margin Stock” has the meaning specified in Regulation U.

“Market Disruption Event” means (a) in connection with Advances in Singapore Dollars, (i) at or about 11.00 A.M. Singapore time on the Quotation Date for the relevant Interest Period the average rate published on the Reuters page SIBOR is not available and the Administrative Agent is unable to determine SIBOR for the relevant currency and period or (ii) before close of business in Singapore on the Quotation Day for the relevant Interest Period, the Administrative Agent receives notifications from a Lender or Lenders (whose participations in an Advance exceed fifty percent (50%) of that Advance) that the cost to it of obtaining matching deposits in the Relevant Interbank Market would be in excess of SIBOR, (b) in connection with Advances in Australian Dollars, (i) at or about 10.30 A.M. Sydney time on the Quotation Date for the relevant Interest Period the average rate published on the Reuters screen BBSY page is not available and the Administrative Agent is unable to determine BBR for the relevant currency and period or (ii) before close of business in Sydney on the Quotation Day for the relevant Interest Period, the Administrative Agent receives notifications from a Lender or Lenders (whose participations in an Advance exceed fifty percent (50%) of that Advance) that the cost to it of obtaining matching deposits in the Relevant Interbank Market would be in excess of BBR, and (c) in connection with Advances in Hong Kong Dollars, (i) at or about 11.00 A.M. Hong Kong time on the Quotation Date for the relevant Interest Period the Hong Kong Screen Rate is not available and the Administrative Agent is unable to determine HIBOR for the relevant currency and period or (ii) before close of business in Hong Kong on the Quotation Day for the relevant Interest Period, the Administrative Agent receives notifications from a Lender or Lenders (whose participations in an Advance exceed fifty percent (50%) of that Advance) that the cost to it of obtaining matching deposits in the Relevant Interbank Market would be in excess of HIBOR.

“Material Adverse Change” means any material adverse change in the business, condition (financial or otherwise), results of operations or prospects of the Operating Partnership and its Subsidiaries taken as a whole or of the Borrowers or the Borrowers and their Subsidiaries taken as a whole.

“Material Adverse Effect” means a material adverse effect on (a) the business, condition (financial or otherwise), operations or prospects of the Operating Partnership and its Subsidiaries taken as a whole or the Borrowers and their Subsidiaries taken as a whole, (b) the rights and remedies of the Administrative Agent or any Lender under any Loan Document or (c) the ability of any Loan Party to perform its Obligations under any Loan Document to which it is or is to be a party.

“Material Contract” means each contract to which any Borrower or any of its Subsidiaries is a party involving aggregate consideration payable to or by such Borrower or such Subsidiary in an amount of U.S.$20,000,000 or more per annum or otherwise material to the business, condition (financial or otherwise), operations or prospects of such Borrower and its Subsidiaries, taken as a whole.

“Material Debt” means Debt of any Loan Party or any Subsidiary of a Loan Party that is outstanding in a principal amount (or, in the case of any Hedge Agreement, an Agreement Value) of U.S.$30,000,000 (or the Equivalent thereof in any foreign currency) or more, either individually or in the aggregate; in each case (a) whether the primary obligation of one or more of the Loan Parties or their respective Subsidiaries, (b) whether the subject of one or more separate debt instruments or agreements, and (c) exclusive of Debt outstanding under this Agreement.

“Moody’s” means Moody’s Investors Services, Inc. and any successor thereto.

“Multiemployer Plan” means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

“Multiple Employer Plan” means a single employer plan, as defined in Section 4001(a)(15) of ERISA, in which (a) any Loan Party or any ERISA Affiliate and at least one Person other than the Loan Parties and the ERISA Affiliates are contributing sponsors or (b) any Loan Party or any ERISA Affiliate and at least one Person other than the Loan Parties and the ERISA Affiliates were previously contributing sponsors if such Loan Party or ERISA Affiliate could reasonably be expected to have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

“Negative Pledge” means, with respect to any asset, any provision of a document, instrument or agreement (other than a Loan Document) which prohibits or purports to prohibit the creation or assumption of any Lien on such asset as security for Obligations under or in respect of the Loan Documents; provided, however, that (a) an agreement that conditions a Person’s ability to encumber its assets upon the maintenance of one or more specified ratios that limit such Person’s ability to encumber its assets but that do not generally prohibit the encumbrance of its assets, or the encumbrance of specific assets, shall not constitute a Negative Pledge, and (b) any provision of the Note Documents restricting the ability of any Loan Party to encumber its assets shall be deemed to not constitute a Negative Pledge so long as such provision is generally consistent with a comparable provision of the Loan Documents.

“Net Asset Sale Proceeds” has the meaning specified in Section 5.02(f).

“Net Operating Income” means (a) with respect to any Asset other than a Joint Venture Asset, (i) the total rental revenue and other income from the operation of such Asset for the fiscal quarter of the REIT most recently ended for which financial statements are required to be delivered to the Lenders pursuant to Section 5.03(b) or (c), as the case may be, minus (ii) all expenses and other proper charges incurred by the applicable Loan Party or Subsidiary in connection with the operation and maintenance of such Asset during such fiscal period, including, without limitation, management fees, repairs, real estate and chattel taxes and bad debt expenses, but before payment or provision for debt service charges, income taxes and depreciation, amortization and other non-cash expenses, all as determined in accordance with GAAP, and (b) with respect to any Joint Venture Asset, (i) the JV Pro Rata Share of the total rental revenue and other income from the operation of such Asset for the fiscal quarter of the REIT most recently ended for which financial statements are required to be delivered to the Lenders pursuant to Section 5.03(b) or (c), as the case may be, minus (ii) the JV Pro Rata Share of all expenses and other proper charges incurred by the applicable Joint Venture in connection with the operation and maintenance of such Asset during such fiscal period, including, without limitation, management fees, repairs, real estate and chattel taxes and bad debt expenses, but before payment or provision for debt service charges, income taxes and depreciation, amortization and other non-cash expenses, all as determined in accordance with GAAP, provided that in each case there shall be no rent leveling adjustments made (and only actual cash rents will be used) when computing Net Operating Income.

“Non-Consenting Lender” has the meaning specified in Section 9.01(b).

“Non-Defaulting Lender” means, at any time, a Lender that is not a Defaulting Lender or a Potential Defaulting Lender.

“Non-Recourse Debt” means Debt for Borrowed Money with respect to which recourse for payment is limited to (a) any building(s) or parcel(s) of real property or any related assets encumbered by a Lien securing such Debt for Borrowed Money and/or (b) the general credit of the Property-Level Subsidiary that has incurred or guaranteed such Debt for Borrowed Money and/or the Equity Interests therein and/or the general credit of the immediate parent entity of such Property-Level Subsidiary provided that such parent entity’s assets consist solely of Equity Interests in one or more Property-Level Subsidiaries or immediate parent entities thereof, it being understood and agreed that the instruments governing such Debt may include customary carve-outs to such limited recourse (any such customary carve-outs or agreements limited to such customary carve-outs, being a “Customary Carve-Out Agreement”) such as, for example, personal recourse to the REIT or any Subsidiary of the REIT for fraud, willful misrepresentation, misapplication or misappropriation of cash, waste, environmental claims, damage to properties, non-payment of taxes or other liens despite the existence of sufficient cash flow, interference with the enforcement of loan documents upon maturity or acceleration, violation of loan document prohibitions against voluntary or involuntary bankruptcy filings, transfer of properties or ownership interests therein and liabilities and other circumstances customarily excluded at the time of the incurrence of such Debt by lenders from exculpation provisions and/or included in separate indemnification agreements in non-recourse financings of real estate. Any Debt for Borrowed Money that would otherwise qualify as Non-Recourse Debt under this definition shall not fail to qualify as Non-Recourse Debt solely by reason of any recourse guaranty of such Debt by the REIT or any of its Subsidiaries, so long as such recourse guaranty is permitted pursuant to Section 5.02(b)(iii)(C) (including the proviso therein).

“Non-U.S. Lender” has the meaning specified in Section 2.11(f).

“Note Agreement” means that certain Note Purchase and Private Shelf Agreement dated as of July 24, 2008, by and among the Operating Partnership, the REIT, each of the entities party thereto from time to time as Subsidiary Guarantors (as defined therein), PIM, and the note purchasers party thereto or bound thereby from time to time, as amended to date and as further amended from time to time.

“Note Documents” means the Note Agreement, together with all notes, instruments and other agreements entered into and delivered in connection therewith from time to time.

“Notice” has the meaning specified in Section 9.02(c).

“Notice of Borrowing” has the meaning specified in Section 2.02(a).

“Notice of Swing Line Borrowing” has the meaning specified in Section 2.02(b).

“NPL” means the National Priorities List under CERCLA.

“Obligation” means, with respect to any Person, any payment, performance or other obligation of such Person of any kind, including, without limitation, any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in Section 6.01(f). Without limiting the generality of the foregoing, the Obligations of any Loan Party under the Loan Documents include (a) the obligation to pay principal, interest, charges, expenses, fees, attorneys’ fees and disbursements, indemnities and other amounts payable by such Loan Party under any Loan Document and (b) the obligation of such Loan Party to reimburse any amount in respect of any of the foregoing that any Lender, in its sole discretion, may elect to pay or advance on behalf of such Loan Party.

“OECD” means the Organization for Economic Cooperation and Development.

“Office Asset” means Real Property (other than any Joint Venture Asset) that operates or is intended to operate as a telecommunications infrastructure building, information technology infrastructure building, technology manufacturing building or technology office/corporate headquarter building.

“Operating Partnership” has the meaning specified in the recital of parties to this Agreement.

“Parent Company” means, with respect to a Lender, the bank holding company (as defined in Federal Reserve Board Regulation Y), if any, of such Lender, and/or any Person owning, beneficially or of record, directly or indirectly, a majority of the shares of such Lender.

“Patriot Act” has the meaning specified in Section 9.10.

“PBGC” means the Pension Benefit Guaranty Corporation (or any successor).

“Permitted Liens” means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (a) Liens for taxes, assessments and governmental charges or levies not yet delinquent or which are the subject of a Good Faith Contest; (b) Liens imposed by law, such as materialmen’s, mechanics’, carriers’, workmen’s and repairmen’s Liens and other similar Liens arising in the ordinary course of business securing obligations that (i) are not overdue for a period of more than 30 days and (ii) individually or together with all other Permitted Liens outstanding on any date of determination do not materially adversely affect the use of the property to which they relate unless, in the case of (i) or (ii) above, such liens are the subject of a Good Faith Contest; (c) pledges or deposits to secure obligations under workers’ compensation laws or similar legislation or to secure public or statutory obligations; (d) covenants, conditions and restrictions, easements, zoning restrictions, rights of way and other encumbrances on title to real property that do not render title to the property encumbered thereby unmarketable or materially adversely affect the use or value of such property for its present purposes; (e) Tenancy Leases and other interests of lessees and lessors under leases or real or personal property made in the ordinary course of business that do not materially and adversely affect the use of the Real Property encumbered thereby for its intended purpose or the value thereof; (f) any attachment or judgment Liens not resulting in an Event of Default under Section 6.01(g); and (g) Liens in favor of any Lender Party pursuant to any Loan Document.

“Person” means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

“PIM” means Prudential Investment Management, Inc., and its successors and assigns under the Note Documents.

“Plan” means a Single Employer Plan or a Multiple Employer Plan.

“Platform” has the meaning specified in Section 9.02(b).

“Post Petition Interest” has the meaning specified in Section 7.07(c).

“Post-Closing Letter Agreement” means the letter agreement dated as of the date hereof among the Initial Singapore Borrower, the Initial Australia Borrower 1, the Initial Australia Borrower 2 and the Administrative Agent.

“Potential Defaulting Lender” means, at any time, (a) any Lender with respect to which an event of the kind referred to in the definition of “Lender Insolvency Event” has occurred and is continuing in respect of such Lender, its Parent Company or any Subsidiary or financial institution affiliate thereof, (b) any Lender that has notified, or whose Parent Company or a Subsidiary or financial institution affiliate thereof has notified, the Administrative Agent or any Borrower in writing, or has stated publicly, that it does not intend to comply with its funding obligations under any other loan agreement or credit agreement or other financing agreement, or (c) any Lender that has, or whose Parent Company has, a non-investment grade rating from Moody’s or S&P or another nationally recognized rating agency. Any determination by the Administrative Agent that a Lender is a Potential Defaulting Lender under any of clauses (a) through (c) above will be conclusive and binding absent manifest error, and such Lender will be deemed a Potential Defaulting Lender (subject to Section 2.17(b)) upon notification of such determination by the Administrative Agent to the Borrowers and the Lenders.

“Preferred Interests” means, with respect to any Person, Equity Interests issued by such Person that are entitled to a preference or priority over any other Equity Interests issued by such Person upon any distribution of such Person’s property and assets, whether by dividend or upon liquidation.

“Primary Currency” has the meaning specified in Section 9.14(c).

“Process Agent” has the meaning specified in Section 9.11(c).

“Property-Level Subsidiary” means any Subsidiary of any Borrower or any Joint Venture that holds a direct fee or leasehold interest in any single building (or group of related buildings, including, without limitation, buildings pooled for purposes of a Non-Recourse Debt financing) or parcel (or group of related parcels, including, without limitation, parcels pooled for purposes of a Non-Recourse Debt financing) of real property and related assets and not in any other building or parcel of real property.

“Proposed Unencumbered Asset” has the meaning specified in Section 5.01(j)(iii).

“Pro Rata Share” of any amount means, with respect to any Lender at any time, the product of such amount times a fraction the numerator of which is the amount of such Lender’s

Revolving Credit Commitment at such time (or, if the Commitments shall have been terminated pursuant to Section 2.05 or 6.01, such Lender’s Revolving Credit Commitment as in effect immediately prior to such termination, as adjusted from time to time in connection with any assignment that occurs following such termination) and the denominator of which is the Revolving Credit Facility at such time (or, if the Commitments shall have been terminated pursuant to Section 2.05 or 6.01, the Revolving Credit Facility as in effect immediately prior to such termination, as adjusted from time to time in connection with any assignment that occurs following such termination).

“Protected Party” means the Administrative Agent or any Lender, as applicable, which is or will be, for or on account of Tax, subject to any liability or required to make any payment in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Loan Document.

“Purchasing Lenders” has the meaning specified in Section 2.18(c).

“Qualified French Intercompany Loan” has the meaning specified in Section 7.09(c)(ii).

“Qualifying Ground Lease” means a lease of Real Property containing the following terms and conditions: (a) a remaining term (including any unexercised extension options as to which there are no conditions precedent to exercise thereof other than the giving of a notice of exercise) (or in the case of a JTC Property, such conditions precedent as are customarily imposed by the JTC on properties of a similar nature that are leased by the JTC) of 30 years or more (or in the case of a JTC Property, 20 years or more) from the Closing Date; (b) the right of the lessee to mortgage and encumber its interest in the leased property without the consent of the lessor (or in the case of a JTC Property, with such prior approval or notification as the JTC customarily requires from time to time under its standard regulations governing the creation of security interests over properties of a similar nature that are leased by the JTC); (c) the obligation of the lessor to give the holder of any mortgage Lien on such leased property written notice of any defaults on the part of the lessee and agreement of such lessor that such lease will not be terminated until such holder has had a reasonable opportunity to cure or complete foreclosures, and fails to do so (or in the case of a JTC Property, such obligations imposed on the JTC as lessor as are customary in its standard terms of lease for properties of a similar nature that are leased by the JTC); (d) reasonable transferability of the lessee’s interest under such lease, including ability to sublease; and (e) such other rights customarily required by mortgagees in the applicable jurisdiction making a loan secured by the interest of the holder of a leasehold estate demised pursuant to a ground lease (or in the case of a JTC Property, such other rights as are customarily required by mortgagees in relation to properties of a similar nature that are leased by the JTC).

“Quotation Day” means, in relation to any period for which an interest rate is to be determined (a) if the currency is Australian Dollars or Hong Kong Dollars, the first day of that period and (b) if the currency is Singapore Dollars, two (2) Singapore Business Days before the first day of that period.

“Real Estate Investment Trust” means a Person that is qualified to be treated for tax purposes as a real estate investment trust under Sections 856-860 of the Internal Revenue Code.

“Real Property” means all right, title and interest of the Operating Partnership and each of its Subsidiaries in and to any land and any improvements located thereon, together with all equipment, furniture, materials, supplies and personal property in which such Person has an interest now or hereafter located on or used in connection with such land and improvements, and all appurtenances, additions, improvements, renewals, substitutions and replacements thereof now or hereafter acquired by such Person, in each case to the extent of such Person’s interest therein.

“Reallocation” has the meaning specified in Section 2.18(a).

“Reallocation Date” has the meaning specified in Section 2.18(a).

“Reallocation Notice” has the meaning specified in Section 2.18(a).

“Reclassification Date” means, with respect to any Redevelopment Asset, the date on which each of the following shall have occurred: (a) any Borrower shall have given notice to the Administrative Agent that it desires to reclassify such Asset as an Office Asset for purposes of this Agreement; (b) such Borrower shall have re-satisfied the conditions set forth in clauses (2) and (3) of Section 5.01(j)(iii)(A) with respect to such Asset and (c) the Administrative Agent or the Required Lenders shall have approved such reclassification (which approval shall not be unreasonably withheld).

“Recourse Debt” means Consolidated Debt of the REIT and its Subsidiaries (whether or not secured by any Liens) for which the REIT, the Borrowers or any of their respective Subsidiaries has personal or recourse liability in whole or in part, exclusive of any such Debt for which such personal or recourse liability is limited to obligations under Customary Carve-Out Agreements.

“Redeemable” means, with respect to any Equity Interest, any Debt or any other right or Obligation, any such Equity Interest, Debt, right or Obligation that (a) the issuer has undertaken to redeem at a fixed or determinable date or dates, whether by operation of a sinking fund or otherwise, or upon the occurrence of a condition not solely within the control of the issuer or (b) is redeemable at the option of the holder.

“Redevelopment Asset” means (x) the Jurong Asset, and (y) any Office Asset (a) designated by any Borrower in a notice to the Administrative Agent as a “Redevelopment Asset”, (b) which either (i) has been acquired by such Borrower or any of its Subsidiaries with a view toward renovating or rehabilitating such Asset at an aggregate anticipated cost in excess of 10% of the acquisition cost thereof, or (ii) such Borrower or a Subsidiary thereof intends to renovate or rehabilitate at an aggregate anticipated cost in excess of 10% of the Capitalized Value of such Asset, and (c) that does not qualify as a “Development Asset” by reason of, among other things, the redevelopment plan for such Asset not including a total demolition of the existing building(s) and improvements. Each Redevelopment Asset shall continue to be classified as a Redevelopment Asset hereunder until the applicable Reclassification Date for such Asset, upon and after which such Asset shall be classified as an Office Asset hereunder.

“Refinancing Debt” means, with respect to any Debt, any Debt extending the maturity of, or refunding or refinancing, in whole or in part, such Debt, provided that (a) the terms of any Refinancing Debt, and of any agreement entered into and of any instrument issued in connection therewith, do not provide for any Lien on any Unencumbered Assets and are otherwise not prohibited by the Loan Documents, (b) the principal (or committed) amount of such Debt shall not be increased above the principal (or committed) amount thereof outstanding immediately prior to such extension, refunding or refinancing plus the amount of any applicable premium and all fees and expenses, and the direct and contingent obligors therefor shall not be changed (other than to include new and/or additional Excluded Subsidiaries as obligors), as a result of or in connection with such extension, refunding or refinancing and (c) the provisions relating to principal amount, amortization, maturity, collateral (if any) and subordination (if any), and other material provisions taken as a whole, of any such Refinancing Debt, and of any agreement entered into and of any instrument issued in connection therewith, are on then current market terms, and (d) the interest rate applicable to any such Refinancing Debt does not exceed the then applicable market interest rate.

“Register” has the meaning specified in Section 9.07(d).

“Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

“REIT” has the meaning specified in the recital of parties to this Agreement.

“Relevant Interbank Market” means, in relation to (a) Australian Dollars, the Australian bank bill market, (b) in relation to Singapore Dollars, the Singapore interbank market and (c) in relation to Hong Kong Dollars, the Hong Kong interbank market.

“Replacement Lender” has the meaning specified in Section 9.01(b).

“Required Lenders” means, at any time, Lenders owed or holding greater than 50% of the sum of (a) the aggregate principal amount (expressed in Singapore Dollars and including the Equivalent in Singapore Dollars at such time of any amounts denominated in Hong Kong Dollars and Australian Dollars) of the Advances outstanding at such time, and (b) the aggregate Unused Revolving Credit Commitments at such time. For purposes of this definition, the aggregate principal amount of (i) Swing Line Advances under the Singapore Swing Line Facility owing to the applicable Swing Line Bank shall be considered to be owed to the Singapore Dollar Revolving Lenders ratably in accordance with their respective Commitments and (ii) Swing Line Advances under the Australian Swing Line Facility owing to the applicable Swing Line Bank shall be considered to be owed to the Australian Dollar Revolving Lenders ratably in accordance with their respective Commitments.

“Responsible Officer” means any executive officer (including a vice president) of, or any executive officer (including a vice president) of any general partner or managing member or manager of, any Loan Party or any of its Subsidiaries.

“Revolving Credit Borrowing Minimum” means, in respect of Advances denominated in (a) Singapore Dollars, S$1,000,000, (b) Hong Kong Dollars, $HK150,000, and (c) Australian Dollars, A$1,000,000.

“Revolving Credit Borrowing Multiple” means, in respect of Advances denominated in (a) Singapore Dollars, S$250,000, (b) Hong Kong Dollars, $HK50,000, and (c) Australian Dollars, A$250,000.

“Revolving Credit Commitment” means, with respect to any Lender, the sum of such Lender’s Singapore Dollar Revolving Credit Commitment and such Lender’s Australian Dollar Revolving Credit Commitment and “Revolving Credit Commitments” means the aggregate principal amount of the Revolving Credit Commitments of all the Lenders.

“Revolving Credit Facility” means, at any time, the aggregate amount of the Lenders’ Revolving Credit Commitments at such time.

“Revolving Credit Reduction Minimum” means, in respect of Advances denominated in (a) Singapore Dollars, S$1,000,000, and (b) Australian Dollars, A$1,000,000.

“Revolving Credit Reduction Multiple” means, in respect of Advances denominated in (a) Singapore Dollars, S$250,000, and (b) Australian Dollars, A$250,000.

“S&P” means Standard & Poor’s Ratings Group, a division of The McGraw-Hill Companies, Inc. and any successor thereto.

“Sarbanes-Oxley” means the Sarbanes-Oxley Act of 2002, as amended.

“Secured Debt Leverage Ratio” means, at any date of determination, the ratio, expressed as a percentage, of (a) Consolidated secured Debt of the REIT and its Subsidiaries to (b) Total Asset Value, in each case as at the end of the most recently ended fiscal quarter of the REIT for which financial statements are required to be delivered to the Lenders pursuant to Section 5.03(b) or (c), as the case may be.

“Securities Act” means the Securities Act of 1933, as amended to the date hereof and from time to time hereafter, and any successor statute.

“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended to the date hereof and from time to time hereafter, and any successor statute.

“Selling Lenders” has the meaning specified in Section 2.18(c).

“SIBOR” means in relation to (a) any Singapore Dollar Revolving Credit Advance in Singapore Dollars, (i) the rate appearing under the caption “ASSOCIATION OF BANKS IN SINGAPORE SIBOR AND SWAP OFFER RATES AT 11 A.M. SINGAPORE TIME” and the column headed “SGD SIBOR” on the page ABSIRFIX01 of the Reuters Monitor Money Rates Services or (ii) if no such rate is available, the rate reasonably determined by the Administrative Agent as the rate quoted to leading banks in the Singapore interbank market as of 11.00 A.M. Singapore time on the Quotation Date for the offering of deposits in Singapore Dollars for a period comparable to the applicable Interest Period, and (b) any Swing Line Advance in Singapore Dollars, (i) the rate quoted to the Administrative Agent by Citibank N.A., Singapore Branch, as the “spot” rate in the Singapore interbank market as of 12.00 P.M. Singapore time on the day of such Swing Line Advance or (ii) if no such rate is available, the rate reasonably determined by the Administrative Agent as the “spot” rate quoted to leading banks in the Singapore interbank market as of 12.00 P.M. Singapore time on the day of such Swing Line Advance.

“Singapore Business Day” means a day of the year (other than a Saturday or Sunday) on which banks are open for general business in Singapore.

“Singapore Borrower” means, individually or collectively, as the context may require, the Initial Singapore Borrower and each Additional Borrower that is designated as a Borrower with respect to Borrowings under the Singapore Dollar Revolving Credit Facility in Singapore Dollars or Swing Line Borrowings under the Singapore Swing Line Facility in Singapore Dollars.

“Singapore Dollar Commitment Increase” has the meaning specified in Section 2.16(a).

“Singapore Dollar Purchasing Lender” has the meaning specified in Section 2.16(e).

“Singapore Dollar Revolving Credit Advance” has the meaning specified in Section 2.01(a).

“Singapore Dollar Revolving Credit Commitment” means, (a) with respect to any Lender at any time, the amount set forth opposite such Lender’s name on Schedule I hereto under the caption “Singapore Dollar Revolving Credit Commitment” or (b) if such Lender has entered into one or more Transfer Certificates or Assumption Agreements, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 9.07(d) as such Lender’s “Singapore Dollar Revolving Credit Commitment”, as such amount may be reduced at or prior to such time pursuant to Section 2.05 or 2.18 or increased pursuant to Section 2.16 or 2.18.

“Singapore Dollar Revolving Credit Facility” means, at any time, the aggregate amount of the Lenders’ Singapore Dollar Revolving Credit Commitments at such time.

“Singapore Dollar Revolving Lender” means any Person that is a Lender hereunder in respect of the Singapore Dollar Revolving Credit Facility in its capacity as a Lender in respect of such Facility.

“Singapore Dollar Revolving Credit Pro Rata Share” of any amount means, with respect to any Lender at any time, the product of such amount times a fraction the numerator of which is the amount of such Lender’s Singapore Dollar Revolving Credit Commitment at such time (or, if the Commitments shall have been terminated pursuant to Section 2.05 or 6.01, such Lender’s Singapore Dollar Revolving Credit Commitment as in effect immediately prior to such termination, as adjusted from time to time in connection with any assignment that occurs following such termination) and the denominator of which is the Singapore Dollar Revolving Credit Facility at such time (or, if the Commitments shall have been terminated pursuant to Section 2.05 or 6.01, the Singapore Dollar Revolving Credit Facility as in effect immediately prior to such termination, as adjusted from time to time in connection with any assignment that occurs following such termination).

“Singapore Dollar Selling Lender” has the meaning specified in Section 2.16(e).

“Singapore Dollars” and the “S$” sign each means lawful currency of Singapore.

“Singapore Swing Line Facility” has the meaning specified in Section 2.01(c).

“Single Employer Plan” means a single employer plan, as defined in Section 4001(a)(15) of ERISA, in which (a) any Loan Party or any ERISA Affiliate and no Person other than the Loan Parties and the ERISA Affiliates is a contributing sponsor or (b) any Loan Party or any ERISA Affiliate, and no Person other than the Loan Parties and the ERISA Affiliates, is a contributing sponsor if such Loan Party or ERISA Affiliate could reasonably be expected to have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

“Sister Subsidiary” means a Subsidiary of the Operating Partnership that is not a Subsidiary of any Borrower but that owns or leases an Unencumbered Asset.

“Solvent” means, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person, on a going-concern basis, is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person, on a going-concern basis, is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time (including, without limitation, after taking into account appropriate discount factors for the present value of future contingent liabilities), represents the amount that can reasonably be expected to become an actual or matured liability.

“Standing Payment Instruction” means, in relation to each Lender, the payment instruction set out in Schedule I or in any relevant Transfer Certificate or Assumption Agreement, as amended from time to time by written instructions notified by a duly authorized officer of the relevant Lender to the Administrative Agent, provided that such written instructions are to be made by letter in original.

“Sterling” means lawful currency of the United Kingdom of Great Britain and Northern Ireland.

“Subordinated Obligations” has the meaning specified in Section 7.07(a).

“Subsidiary” of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate (i) of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such partnership, joint venture or limited liability company or (c) the beneficial interest in such trust or estate, in each case, is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person’s other Subsidiaries, or (ii) the accounts of which would appear on the Consolidated financial statements of such Person in accordance with GAAP.

“Subsidiary Guarantor” has the meaning specified in the recital of parties to this Agreement. For the avoidance of doubt, each Subsidiary of the REIT that owns or leases an Unencumbered Asset shall be a Subsidiary Guarantor.

“Surviving Debt” means Debt of each Loan Party and its Subsidiaries outstanding immediately after the Effective Date, including, without limitation, all Debt then outstanding under the Corporate Credit Agreement and the Note Documents.

“Swing Line Advance” means an advance made by (a) a Swing Line Bank pursuant to Section 2.01(c) or (b) any Lender pursuant to Section 2.02(b).

“Swing Line Deadline” means (a) 10:00 A.M. (Singapore time) in the case of Swing Line Advances in Singapore Dollars, (b) 10:00 A.M. (Singapore time) in the case of Swing Line Advances in Hong Kong Dollars, and (c) 10:00 A.M. (Sydney time) in the case of Swing Line Advances in Australian Dollars.

“Swing Line Bank” means, individually or collectively, as the context may require, (a) Citibank N.A., Singapore Branch, in its capacity as the Lender of Swing Line Advances in

Singapore Dollars and Hong Kong Dollars, and (b) Citibank, N.A., Sydney Branch, in its capacity as the Lender of Swing Line Advances in Australian Dollars, and their respective successors and permitted assigns in such capacity.

“Swing Line Borrowing” means a borrowing consisting of a Swing Line Advance made by a Swing Line Bank pursuant to Section 2.01(c) or the applicable Lenders pursuant to Section 2.02(b).

“Swing Line Commitment” means, with respect to each Swing Line Facility, the amount set forth opposite the applicable Swing Line Bank’s name on Schedule I hereto under the caption “Swing Line Commitment”, as such amount may be reduced at or prior to such time pursuant to Section 2.04 or reallocated in accordance with Section 2.18.

“Swing Line Facility” means the Singapore Swing Line Facility or the Australian Swing Line Facility.

“Swiss Francs” means lawful currency of the Swiss Federation.

“Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

“Tax Credit” means a credit against, relief or remission for, or repayment or refund of any Tax.

“Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under a Loan Document.

“Tax Payment” means an increased payment made by a Loan Party to the Administrative Agent or any Lender under Section 2.11(a) or a payment under Section 2.11(b).

“Tenancy Leases” means operating leases, subleases, licenses, occupancy agreements and rights-of-use entered into by the Borrowers or any of their Subsidiaries in its capacity as a lessor or a similar capacity in the ordinary course of business that do not materially and adversely affect the use of the Real Property encumbered thereby for its intended purpose.

“Termination Date” means the earlier of (a) August 17, 2012, and (b) the date of termination in whole of the Revolving Credit Commitments and the Swing Line Commitments pursuant to Section 2.05 or 6.01.

“Total Asset Value” means, on any date of determination, (a) the sum of the Asset Values for all Assets at such date, plus (b) all unrestricted cash and Cash Equivalents on hand of the REIT and its Subsidiaries.

“Total Reallocation Amount” has the meaning specified in Section 2.18(a).

“Total Unencumbered Asset Value” means an amount equal to the sum of the Asset Values of all Unencumbered Assets; provided, however, that, if at any time (a) there shall be fewer than three Unencumbered Assets, (b) the sum of the Asset Values of all Unencumbered Assets shall not be equal to or greater than U.S.$115,000,000 or (c) the weighted average occupancy of all Unencumbered Assets (other than Development Assets and Redevelopment

Assets) shall not be greater than or equal to 70% (provided that, if such weighted average occupancy shall not be greater than or equal to 70%, Borrowers shall have twenty-one (21) days to cause such weighted average occupancy to be greater than or equal to 70% before the Total Unencumbered Asset Value is reduced to zero, and such increased weighted average occupancy shall be evidenced by an updated Unencumbered Asset Certificcate delivered to the Administrative Agent by the Borrowers prior to the expiration of such twenty-one (21) day period), the Total Unencumbered Asset Value shall be zero; provided further that (x) the portion of Total Unencumbered Asset Value attributable to Unencumbered Assets located in Spain shall not exceed 10% of the Total Unencumbered Asset Value (the amount by which the sum of the Asset Values attributable to Unencumbered Assets located in Spain exceeds such percentage being the “Excess Spain Value”), (y) the portion of Total Unencumbered Asset Value attributable to Unencumbered Assets located in France shall not exceed the sum of all Qualified French Intercompany Loans (the amount by which the sum of the Asset Values attributable to Unencumbered Assets located in France exceeds such sum being the “Excess France Value”), and (z) the Unencumbered Asset Value of each Unencumbered Asset located in a Withholding Tax Jurisdiction shall be subject to the Withholding Tax Adjustment; provided still further that if the sum of the Asset Values of all Unencumbered Assets comprised of Redevelopment Assets and Development Assets (provided that the portion of such combined total sum arising from Unencumbered Assets comprised of Development Assets shall not exceed 10% of the Total Unencumbered Asset Value) shall exceed 33% of the Total Unencumbered Asset Value, then Total Unencumbered Asset Value shall be reduced by the amount of such excess.

“Transfer” has the meaning specified in Section 5.02(f).

“Transfer Certificate” means a certificate substantially in the form attached hereto as Exhibit D or any other form agreed between the Administrative Agent and the Operating Partnership.

“Transfer Date” means, in relation to an assignment by a Lender pursuant to Section 9.07(a), the later of: (a) the proposed Transfer Date specified in the Transfer Certificate and (b) the date which is the fifth Business Day after the date of delivery of the relevant Transfer Certificate to the Administrative Agent, or such earlier Business Day endorsed by the Administrative Agent on such Transfer Certificate.

“U.S.$” and “United States Dollars” each means the lawful currency of the United States of America.

“U.S. Tax Compliance Certificate” has the meaning specified in Section 2.11(f).

“UCC” means the Uniform Commercial Code as in effect, from time to time, in the State of New York, provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest under any Loan Document is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“Unencumbered Asset Conditions” means, with respect to any Proposed Unencumbered Asset, that such Proposed Unencumbered Asset (a) is an Office Asset, Redevelopment Asset or Development Asset located in an International Jurisdiction, (b) is owned in fee simple absolute (or the equivalent thereof in the applicable jurisdiction in which the Proposed Unencumbered

Asset is located) or subject to a Qualifying Ground Lease, (c) except in the case of a Redevelopment Asset or a Development Asset, is income-producing, (d) is not subject to mezzanine Debt financing, (e) is not subject to any Lien (other than Permitted Liens) or any Negative Pledge or any provision of the Note Documents that restricts the ability of any Loan Party to encumber its assets, (f) to the extent owned by a Loan Party that is a Subsidiary of a Borrower or is a Sister Subsidiary, none of the direct or indirect Equity Interests in such Subsidiary or Sister Subsidiary owner is subject to any Lien (other than Permitted Liens), any Negative Pledge or any provision of the Note Documents that restricts the ability of any Loan Party to encumber its assets, (g) is an Asset with respect to which the Operating Partnership directly, or indirectly through such Subsidiary or Sister Subsidiary owner, has the right to take the following actions without the need to obtain the consent of any Person: (i) to create Liens on such Asset as security for the Obligations of the Loan Parties under or in respect of the Loan Documents, and (ii) to sell, transfer or otherwise dispose of such Asset (provided, however, that in the case of the foregoing clauses (g)(i) and (g)(ii), an agreement that conditions a Person’s ability to create Liens on its assets or to sell, transfer or otherwise dispose of its assets upon the maintenance of one or more specified ratios but that does not otherwise generally prohibit the creation of Liens on assets or the sale, transfer or disposition of assets, or the taking of such actions with respect to specific assets, shall not be deemed a violation of or prohibition under this clause (g), (h) is owned directly by a Borrower, a Subsidiary of a Borrower or a Sister Subsidiary, provided that any such Subsidiary of a Borrower or Sister Subsidiary shall (i) be a Guarantor and (ii) not be a guarantor or otherwise be an obligor with respect to the obligations under the Corporate Credit Agreement, the other Corporate Loan Documents or the Note Documents, (i) in the case of ownership by (i) a Subsidiary of a Borrower, one-hundred percent (100%) of all of the equity interests (other than directors’ qualifying shares) and voting interests (such ownership being defined as “Wholly-Owned”) of such Subsidiary are owned by one or more of the Borrowers and/or any other Wholly-Owned Subsidiary of the Borrowers at such time and (ii) a Sister Subsidiary, one-hundred percent (100%) of all of the equity interests (other than directors’ qualifying shares) and voting interests of such Sister Subsidiary are owned by one or more of the Operating Partnership and/or any other Wholly-Owned Subsidiary of the Operating Partnership at such time, (j) in the case of ownership by a Guarantor domiciled in an International Jurisdiction (other than the United States), the applicable law of which prohibits financial assistance of subsidiaries to their parents, either (i) indirect ownership of such Asset was not acquired by a Borrower or the Operating Partnership through the purchase of, or subscription to, Equity Interests in such Guarantor or through the purchase of, or subscription to, other instruments giving the right to purchase Equity Interests in such Guarantor, or (ii) any applicable white-wash procedures have been completed to the satisfaction of the Administrative Agent and its local counsel in such jurisdiction, and (k) in the case of ownership by a Guarantor domiciled in France, such Guarantor is the borrower under a Qualified French Intercompany Loan documented in form and substance reasonably satisfactory to the Administrative Agent.

“Unencumbered Assets” means only those Office Assets, Redevelopment Assets and Development Assets (a) for which the applicable conditions (as may be determined by the Administrative Agent in its sole discretion) in Section 3.01 and, if applicable, 5.01(j)(iii) have been satisfied and as the Administrative Agent or the Required Lenders, in their sole discretion, shall from time to time elect to consider Unencumbered Assets for purposes of this Agreement, and (b) listed on Schedule II hereto (as supplemented from time to time pursuant to Section 5.01(j)(iii)). Without limitation of the foregoing, no Redevelopment Asset or Development Asset shall qualify as an Unencumbered Asset without the prior approval of the Administrative Agent (which approval shall not be unreasonably withheld).

“Unencumbered Assets Certificate” means a certificate in substantially the form of Exhibit E hereto, duly certified by the Chief Financial Officer or other Responsible Officer of the REIT.

“Unencumbered Assets Debt Service Coverage Ratio” means, at any date of determination, the ratio of (a) the aggregate Adjusted Net Operating Income for all Unencumbered Assets to (b) four times the actual interest expense of the Borrowers, their Subsidiaries and the Sister Subsidiaries on all Unsecured Debt of such Persons for the fiscal quarter of the REIT most recently ended for which financial statements are required to be delivered pursuant to Section 5.03(b) or (c), as the case may be.

“Unsecured Debt” means, at any date of determination, the amount at such time of all Consolidated Debt of the REIT and its Subsidiaries, including, without limitation, the Facility Exposure (as defined herein), but exclusive of (a) Debt secured by any Lien, (b) guarantee obligations in respect of Debt secured by any Lien, and (c) guaranties by parent entities of the Recourse Debt of one or more of their respective Subsidiaries in an aggregate amount not greater than 5.0% of Total Asset Value.

“Unused Fee” has the meaning specified in Section 2.07(a).

“Unused Australian Dollar Revolving Credit Commitment” means, with respect to any Lender with an Australian Dollar Revolving Credit Commitment at any time, (a) such Lender’s Australian Dollar Revolving Credit Commitment at such time minus (b) the sum of (i) the aggregate principal amount of all Australian Dollar Revolving Credit Advances and Swing Line Advances in Australian Dollars made by such Lender and outstanding at such time plus (ii) such Lender’s Australian Dollar Revolving Credit Pro Rata Share of the aggregate principal amount of all Swing Line Advances in Australian Dollars made by the applicable Swing Line Bank pursuant to Section 2.01(c) and owed to such Swing Line Bank at such time.

“Unused Revolving Credit Commitment” means, with respect to any Lender at any time, the sum of (a) such Lender’s Unused Australian Dollar Revolving Credit Commitment at such time and (b) such Lender’s Unused Singapore Dollar Revolving Credit Commitment at such time.

“Unused Singapore Dollar Revolving Credit Commitment” means, with respect to any Lender with a Singapore Dollar Revolving Credit Commitment at any time, (a) such Lender’s Singapore Dollar Revolving Credit Commitment at such time minus (b) the sum of (i) the aggregate principal amount of all Singapore Dollar Revolving Credit Advances and Swing Line Advances in Singapore Dollars and Hong Kong Dollars made by such Lender and outstanding at such time plus (ii) such Lender’s Singapore Dollar Revolving Credit Pro Rata Share of the aggregate principal amount of all Swing Line Advances in Singapore Dollars and Hong Kong Dollars made by the applicable Swing Line Bank pursuant to Section 2.01(c) and owed to such Swing Line Bank at such time. In the case of Singapore Dollar Revolving Credit Advances and Swing Line Advances in Hong Kong Dollars, the Equivalent amount thereof in Singapore Dollars shall be used for the purposes of the calculations in this definition.

“Unused Swing Line Commitment” means, with respect to each Swing Line Bank with a Swing Line Credit Commitment at any time, (a) such Swing Line Bank’s Swing Line Commitment at such time minus (b) the sum of the aggregate principal amount of all Swing Line Advances made by such Swing Line Bank and outstanding at such time. In the case of Swing Line Advances in Hong Kong Dollars, the Equivalent amount thereof in Singapore Dollars shall be used for the purposes of the calculations in this definition.

“Voting Interests” means shares of capital stock issued by a corporation, or equivalent Equity Interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

“Withdrawal Liability” has the meaning specified in Part I of Subtitle E of Title IV of ERISA.

“Withholding Tax Adjustment” means, with respect to any Unencumbered Asset located in a Withholding Tax Jurisdiction, a reduction of the Asset Value of the Unencumbered Asset by a percentage equal to the highest withholding tax rate applicable in such jurisdiction to the making of an interest payment on Debt to a lender domiciled in Singapore or Australia as calculated by the Borrowers, to the satisfaction of the Administrative Agent, and reported to the Administrative Agent on a quarterly basis pursuant to Section 5.03(c).

“Withholding Tax Jurisdiction” means any International Jurisdiction as to which local counsel retained by the Administrative Agent in such jurisdiction have been unable to confirm that the taxing authorities in such jurisdiction would not impose withholding taxes on payments made by the Borrowers or the Guarantors domiciled in such International Jurisdiction in respect of Guaranteed Obligations to Lenders domiciled in Singapore, Hong Kong or Australia. As of the Effective Date, of the identified International Jurisdictions, the jurisdiction of Spain comprises a Withholding Tax Jurisdiction.

SECTION 1.02 Computation of Time Periods; Other Definitional Provisions. In this Agreement and the other Loan Documents in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding”. References in the Loan Documents to any agreement or contract “as amended” shall mean and be a reference to such agreement or contract as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with its terms.

SECTION 1.03 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements of the REIT referred to in Section 4.01(g) (“GAAP”).

ARTICLE II

AMOUNTS AND TERMS OF THE ADVANCES

SECTION 2.01 The Advances. (a) Singapore Dollar Revolving Credit Advances. Each Lender with a Singapore Dollar Revolving Credit Commitment severally agrees, on the terms and conditions hereinafter set forth, to make advances (each, a “Singapore Dollar Revolving Credit Advance”) in Singapore Dollars to a Singapore Borrower and in Hong Kong Dollars to a Hong Kong Borrower, in each case from time to time on any Business Day during the period from the date hereof until the Termination Date in an amount for each such Singapore Dollar Revolving Credit Advance not to exceed such Lender’s Unused Singapore Dollar Revolving Credit Commitment at such time. The Equivalent in Singapore Dollars of the portion of the Facility Exposure denominated in Hong Kong Dollars plus the portion of the Facility Exposure denominated in Singapore Dollars shall not at any time exceed the aggregate Singapore Dollar Revolving Credit Commitments. Each Borrowing shall be in an aggregate amount not less than the Revolving Credit Borrowing Minimum or a Revolving Credit Borrowing Multiple in excess thereof and shall consist of Singapore Dollar Revolving Credit Advances in

Singapore Dollars or Hong Kong Dollars made simultaneously by the Lenders with Singapore Dollar Revolving Credit Commitments ratably according to their Singapore Dollar Revolving Credit Commitments. Within the limits of each Lender’s Unused Singapore Dollar Revolving Credit Commitment in effect from time to time and prior to the Termination Date, each Singapore Borrower and Hong Kong Borrower may borrow under this Section 2.01(a), prepay pursuant to Section 2.06(a) and reborrow under this Section 2.01(a).

(b) Australian Dollar Revolving Credit Advances. Each Lender with an Australian Dollar Revolving Credit Commitment severally agrees, on the terms and conditions hereinafter set forth, to make advances (each, an “Australian Dollar Revolving Credit Advance”) in Australian Dollars to an Australia Borrower from time to time on any Business Day during the period from the date hereof until the Termination Date (A) in an amount for each such Australian Dollar Revolving Credit Advance not to exceed such Lender’s Unused Australian Dollar Revolving Credit Commitment at such time and (B) the Equivalent in Singapore Dollars of the portion of the Facility Exposure denominated in Australian Dollars shall not at any time exceed the percentage of the aggregate Commitments obtained by dividing (1) the Australian Dollar Revolving Credit Commitments by (2) the sum of the Australian Dollar Revolving Credit Commitments and the Singapore Dollar Revolving Credit Commitments. Each Borrowing shall be in an aggregate amount not less than the Revolving Credit Borrowing Minimum or a Revolving Credit Borrowing Multiple in excess thereof and shall consist of Australian Dollar Revolving Credit Advances made simultaneously by the Lenders with Australian Dollar Revolving Credit Commitments ratably according to their Australian Dollar Revolving Credit Commitments. Within the limits of each Lender’s Unused Australian Dollar Revolving Credit Commitment in effect from time to time and prior to the Termination Date, each Australia Borrower may borrow under this Section 2.01(b), prepay pursuant to Section 2.06(a) and reborrow under this Section 2.01(b).

(c) Swing Line Advances. A Borrower may request the applicable Swing Line Bank to make, and such Swing Line Bank agrees to make, on the terms and conditions hereinafter set forth, Swing Line Advances denominated in (x) Singapore Dollars to a Singapore Borrower, (y) Australian Dollars to an Australia Borrower or (z) Hong Kong Dollars to a Hong Kong Borrower, from time to time on any Business Day during the period from the date hereof until the Termination Date (i) in an aggregate amount not to exceed at any time outstanding (A) for Swing Line Advances in Singapore Dollars, the Swing Line Commitment relating to the Swing Line facility denominated in Singapore Dollars (the “Singapore Swing Line Facility”) or (B) for Swing Line Advances in Australian Dollars, the Swing Line Commitment relating to the Swing Line facility denominated in Australian Dollars (the “Australian Swing Line Facility”) and (ii) in an amount for each such Swing Line Borrowing not to exceed the aggregate of the Unused Singapore Dollar Revolving Credit Commitments of the Lenders with Singapore Dollar Revolving Credit Commitments at such time with respect to Swing Line Advances under the Singapore Swing Line Facility and the aggregate of the Unused Australian Dollar Revolving Credit Commitments of the Lenders with Australian Dollar Revolving Credit Commitments at such time with respect to Swing Line Advances under the Australian Swing Line Facility. No Swing Line Advance shall be used for the purpose of funding the payment of principal of any other Swing Line Advance. Each Swing Line Borrowing shall be in an amount of (A) S$250,000 or an integral multiple of S$250,000 in excess thereof in the case of Swing Line Advances in Singapore Dollars, (B) HK$50,000 or an integral multiple of HK$50,000 in excess thereof in the case of Swing Line Advances in Hong Kong Dollars, and (C) A$250,000 or an integral multiple of A$250,000 in excess thereof in the case of Swing Line Advances in Australian Dollars. Within the limits of each Swing Line Facility and within the limits referred to in clause (ii) above, each Borrower may borrow under this Section 2.01(c), repay pursuant to Section 2.03(b) or prepay pursuant to Section 2.05(a) and reborrow under this Section 2.01(c).

SECTION 2.02 Making the Advances. (a) Each Borrowing shall be made on notice, given not later than 10:00 A.M. (Singapore time) on the third Business Day prior to the date of the proposed Borrowing by the applicable Borrower to the Administrative Agent, and with respect to the initial Borrowing, such notice may be provided to the Administrative Agent prior to the date hereof. The Administrative Agent shall give to each relevant Lender prompt notice thereof by telex or telecopier. Each such notice of a Borrowing (a “Notice of Borrowing”) shall be by telex or telecopier or e-mail, in each case in substantially the form of Exhibit B hereto, specifying therein (i) the requested date of such Borrowing, (ii) the Facility under which such Borrowing is requested, (iii) the aggregate amount of such Borrowing, (iv) the initial Interest Period for each such Advance, (v) the currency of such Borrowing, (vi) the applicable Borrower proposing such Borrowing, and (vii) the portion of funds from such Borrowing to be applied to the repayment of Swing Line Advances (including the currency thereof) and the interest accrued and unpaid thereon in accordance with the last sentence of this Section 2.02(a). Each Lender with a Commitment in respect of the applicable Facility shall, before 12:00 P.M. (Singapore time) on the date of such Borrowing make available for the account of its Applicable Lending Office to the Administrative Agent at the applicable Administrative Agent’s Account, in same day funds, such Lender’s ratable portion of such Borrowing in accordance with the respective Commitments of such Lender and the other Lenders in respect of the applicable Facility. After the Administrative Agent’s receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will make such funds available to the applicable Borrower by crediting the Borrower’s Account; provided, however, that in the case of any Borrowing, if requested by the applicable Borrower in its Notice of Borrowing, the Administrative Agent shall first make a portion of such funds equal to the aggregate principal amount of any Swing Line Advances made by the Swing Line Bank and by any other Lender and outstanding on the date of such Borrowing, plus interest accrued and unpaid thereon to and as of such date, available to the Swing Line Bank and such other Lenders for repayment of such Swing Line Advances.

(b) Each Swing Line Borrowing shall be made on notice, given not later than the Swing Line Deadline on the date of the proposed Swing Line Borrowing, by the applicable Borrower to the applicable Swing Line Bank and the Administrative Agent. Each such notice of a Swing Line Borrowing (a “Notice of Swing Line Borrowing”) shall be by e-mail, in each case specifying therein the requested (i) date of such Borrowing, (ii) amount of such Borrowing and (iii) maturity of such Borrowing (which maturity shall be no later than the earlier of (A) the seventh day after the requested date of such Borrowing and (B) the Termination Date), (iii) the currency of such Borrowing, and (iv) the Borrower proposing such Borrowing. The applicable Swing Line Bank shall, before (x) 1:00 P.M. (Singapore time) on the date of such Swing Line Borrowing in the case of Swing Line Borrowings under the Singapore Swing Line Facility and (y) 1.00 P.M. (Sydney time) on the date of such Swing Line Borrowing in the case of Swing Line Borrowings under the Australian Swing Line Facility, make the amount thereof available to the applicable Borrower by crediting a Borrower’s Account maintained by the applicable Borrower in same day funds upon confirmation by the Administrative Agent of the fulfillment of the applicable conditions set forth in Article III. Upon written demand by the applicable Swing Line Bank, with a copy of such demand to the Administrative Agent, each other Singapore Dollar Revolving Lender shall purchase from such Swing Line Bank, and such Swing Line Bank shall sell and assign to each such other Singapore Dollar Revolving Lender, such other Singapore Dollar Revolving Lender’s Singapore Dollar Revolving Credit Pro Rata Share of an outstanding Swing Line Advance in Singapore Dollars or Hong Kong Dollars as of the date of such demand, by making available for the account of its Applicable Lending Office to the Administrative Agent for the account of such Swing Line Bank, by deposit to the Administrative Agent’s Account, in same day funds, an amount equal to the portion of the outstanding principal amount of such Swing Line Advance to be purchased by such Singapore Dollar Revolving Lender. The Borrowers hereby agree to each such sale and assignment. Each such Lender agrees to purchase its Singapore Dollar Revolving Credit Pro Rata Share of an outstanding Swing Line Advance on (i) the Business Day on which demand therefor is made by such Swing Line Bank, provided that notice of such demand is given not later than 11:30 A.M. (Singapore City time) on such Business Day or (ii) the first Business Day next succeeding such demand if notice of such demand is given after such time. Upon written demand by the applicable Swing Line Bank, with a copy of such demand to the Administrative Agent, each other Australian Dollar Revolving Lender shall purchase from such Swing Line Bank, and such Swing Line Bank shall sell and assign to each such other Australian Dollar Revolving Lender, such other Australian Dollar Revolving Lender’s Australian Dollar Revolving Credit Pro Rata Share of an outstanding Swing Line Advance in Australian Dollars as of the date of such demand, by making available for the account of its Applicable Lending Office to the Administrative Agent for the account of such Swing Line Bank, by deposit to the Administrative Agent’s Account, in same day funds, an amount equal to the portion of the outstanding principal amount of such Swing Line Advance to be purchased by such Australian Dollar Revolving Lender. The Borrowers hereby agree to each such sale and assignment. Each such Lender agrees to purchase its Australian Dollar Revolving Credit Pro Rata Share of an outstanding Swing Line Advance on (i) the Business Day on which demand therefor is made by such Swing Line Bank, provided that notice of such demand is given not later than 11:30 A.M. (Sydney time) on such Business Day or (ii) the first Business Day next succeeding such demand if notice of such demand is given after such time. Upon any such assignment by any Swing Line Bank to any other Lender of a portion of a Swing Line Advance, the applicable Swing Line Bank represents and warrants to such other Lender that such Swing Line Bank is the legal and beneficial owner of such interest being assigned by it, but makes no other representation or warranty and assumes no responsibility with respect to such Swing Line Advance, the Loan Documents or any Loan Party. If and to the extent that any Lender shall not have so made the amount of such Swing Line Advance available to the Administrative Agent, such Lender agrees to pay to the Administrative Agent forthwith on demand such amount together with interest thereon, for each day from the date of demand by the applicable Swing Line Bank until the date such amount is paid to the Administrative Agent, at the Federal Funds Rate. If such Lender shall pay to the Administrative Agent such amount for the account of the applicable Swing Line Bank on any Business Day, such amount so paid in respect of principal shall constitute a Swing Line Advance made by such Lender on such Business Day for purposes of this Agreement, and the outstanding principal amount of the Swing Line Advance made by the applicable Swing Line Bank shall be reduced by such amount on such Business Day.

(c) Anything in subsection (a) above to the contrary notwithstanding, there may not be more than fifteen (15) separate Interest Periods outstanding at any time.

(d) Each Notice of Borrowing and Notice of Swing Line Borrowing shall be irrevocable and binding on the Borrowers. The Borrowers shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure of any Borrower to fulfill on or before the date specified in such Notice of Borrowing for the applicable Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Advance to be made by such Lender as part of such Borrowing when such Advance, as a result of such failure, is not made on such date.

(e) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s ratable portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with subsection (a) of this Section 2.02 and the Administrative Agent may, in reliance upon such assumption, make available to the applicable Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Administrative Agent, such Lender and the applicable Borrower severally agree to repay or pay to the Administrative Agent forthwith on demand such corresponding amount and to pay interest thereon, for each day from the date such amount is made available to the such Borrower until the date such amount is repaid or paid to the Administrative Agent, at (i) in the case of such Borrower, the higher of (A) the interest rate applicable at such time under Section 2.07 to Advances comprising such Borrowing and (B) the cost of funds incurred by the Administrative Agent in respect of such amount and (ii) in the case of such Lender, the cost of funds incurred by the Administrative Agent in respect of such amount in the case of Advances. If such Lender shall pay to the Administrative Agent such corresponding amount, such amount so paid shall constitute such Lender’s Advance as part of such Borrowing for all purposes.

(f) The failure of any Lender to make the Advance to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Borrowing.

(g) The Borrowers irrevocably and for value authorize each Lender (at the option of the Lender) from time to time (i) to prepare reliquefication bills of exchange in relation to an Advance to it denominated in Australian Dollars and (ii) to sign them as drawer or endorser in the name of and on behalf of any Borrower. The total face amount of reliquefication bills prepared by any Lender and outstanding in relation to any Advance must not at any time exceed (A) such Lender’s share of the principal amount of such Advance plus (B) the total interest on that share over the relevant Interest Period. Reliquefication bills must mature on or before the last day of the relevant Interest Period. Each Lender may realize or deal with any reliquefication bill prepared by it as it thinks fit. Each Lender shall indemnify the Borrowers on demand against all liabilities, costs and expenses incurred by any Borrower by reason of it being a party to a reliquefication bill prepared by such Lender. The immediately preceding sentence shall not affect any obligation of the Borrowers under any Loan Document. In particular, the obligations of the Borrowers to make payments under the Loan Documents are not in any way affected by any liability of any Lender, contingent or otherwise, under the indemnity in this Section 2.02(g). If a reliquefication bill prepared by any Lender is presented to a Borrower and such Borrower discharges it by payment, the amount of that payment will be deemed to have been applied against the moneys payable to such Lender.

(h) Each Lender may, at its option, make any Advance available to any Borrower by causing any foreign or domestic branch or Affiliate of such Lender to make such Advance; provided, however, that (i) any exercise of such option shall not affect the obligation of such Borrower in accordance with the terms of this Agreement and (ii) nothing in this Section 2.02(h) shall be deemed to obligate any Lender to obtain the funds for any Advance in any particular place or manner or to constitute a representation or warranty by any Lender that it has obtained or will obtain the funds for any Advance in any particular place or manner.

SECTION 2.03 Repayment of Advances. (a) The Borrowers shall repay to the Administrative Agent for the ratable account of the Lenders on the Termination Date the aggregate outstanding principal amount of the Advances then outstanding.

(b) The Borrowers shall repay to the Administrative Agent for the account of (i) the applicable Swing Line Bank and (ii) each other Lender that has made a Swing Line Advance by purchase from such Swing Line Bank pursuant to Section 2.02(b), the outstanding principal amount of each Swing Line Advance made by each of them on the earlier of the maturity date specified in the applicable Notice of Swing Line Borrowing (which maturity shall be no later than the seventh day after the requested date of such Swing Line Borrowing) and the Termination Date.

SECTION 2.04 Termination or Reduction of the Commitments. (a) The Borrowers may, upon at least three (3) Business Days’ notice to the Administrative Agent, terminate in whole or reduce in part the unused portions of the Unused Revolving Credit Commitments or the Swing Line Facility; provided, however, that each partial reduction of a Facility (i) shall be in an aggregate amount of the Revolving Credit Reduction Minimum (or, in the case of the Singapore Swing Line Facility, S$250,000, or, in the case of the Australian Swing Line Facility, A$250,000) or a Revolving Credit Reduction Multiple (or in the case of the Singapore Swing Line Facility, S$250,000, or, in the case of the Australian Swing Line Facility, A$250,000) in excess thereof and (ii) shall be made ratably among the Lenders in accordance with their Commitments with respect to such Facility. Once terminated, a Commitment may not be reinstated.

(b) The Borrowers may terminate the unused amount of the Commitment of a Defaulting Lender upon not less than three (3) Business Days’ prior notice to the Administrative Agent (which will promptly notify the Lenders thereof), and in such event the provisions of Sections 2.10(g) and Section 2.13(c) will apply to all amounts thereafter paid by the Borrowers for the account of such Defaulting Lender under this Agreement (whether on account of principal, interest, fees, indemnity or other amounts), provided that such termination will not be deemed to be a waiver or release of any claim the Borrowers, the Administrative Agent or any Lender may have against such Defaulting Lender.

(c) The Singapore Swing Line Facility shall be permanently reduced from time to time on the date of each reduction in the Singapore Dollar Revolving Credit Facility by the amount, if any, by which the amount of the Singapore Swing Line Facility exceeds the sum of all Singapore Dollar Revolving Credit Commitments. The Australian Swing Line Facility shall be permanently reduced from time to time on the date of each reduction in the Australian Dollar Revolving Credit Facility by the amount, if any, by which the amount of the Australian Swing Line Facility exceeds the sum of all Australian Dollar Revolving Credit Commitments.

SECTION 2.05 Prepayments. (a) Optional. Any Borrower may, upon three (3) Business Days’ notice to the Administrative Agent, stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given such Borrower shall, prepay the outstanding aggregate principal amount of the Advances comprising part of the same Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the aggregate principal amount prepaid; provided, however, that (i) each partial prepayment shall be in an aggregate principal amount not less than the Revolving Credit Reduction Minimum or a Revolving Credit Reduction Multiple in excess thereof or, if less, the amount of the Advances outstanding, (ii) if any prepayment of an Advance is made on a date other than the last day of an Interest Period for such Advance, such Borrower shall also pay any amounts owing pursuant to Section 9.04(c), and (iii) the foregoing provisions shall not apply to the repayment of Swing Line Advances, which payments shall be made pursuant to the terms of Section 2.03(b).

(b) Mandatory. (i) If the Facility Exposure attributable to any Facility (which in the case of the Singapore Dollar Revolving Credit Facility, shall be expressed in Singapore Dollars or the Equivalent in Singapore Dollars of any Advances thereunder denominated in any other currency) shall at any time equal or exceed 105% of the aggregate Commitments then allocable to such Facility, then the applicable Borrower shall, within five (5) Business Days after the earlier of the date on which (A) a Responsible Officer becomes aware of such event or (B) written notice thereof shall have been given to the Borrowers by the Administrative Agent, prepay an aggregate principal amount of the Advances comprising part of the same Borrowings in an amount equal to the amount by which the Facility Exposure attributable to the applicable Facility (which, in the case of the Singapore Dollar Revolving Credit Facility, shall be expressed in Singapore Dollars or the Equivalent in Singapore Dollars of any Advances thereunder denominated in any other currency) exceeds the aggregate Commitments then allocable to such Facility.

(ii) The Borrowers shall, on each Business Day, prepay an aggregate principal amount of the Advances comprising part of the same Borrowings in an amount equal to, after taking into account any payments made pursuant to clause (i) above, the amount by which Unsecured Debt of the Borrowers, their Subsidiaries and the Sister Subsidiaries exceeds 70% of the Total Unencumbered Asset Value on such Business Day.

(iii) All prepayments under this subsection (b) shall be made together with accrued interest to the date of such prepayment on the principal amount prepaid.

SECTION 2.06 Interest. (a) Scheduled Interest. The Borrowers shall pay interest on the unpaid principal amount of each Advance owing to each Lender from the date of such Advance until such principal amount shall be paid in full, at the rate per annum equal at all times during each Interest Period for such Advance to the sum of the Floating Rate plus the Applicable Margin in effect on the first day of such Interest Period, payable in arrears on the last day of such Interest Period.

(b) Default Interest. Upon the occurrence and during the continuance of an Event of Default of the type described in Section 6.01(a) or (f) or, at the election of the Administrative Agent and the Required Lenders, upon the occurrence and during the continuance of any other Event of Default, the Borrowers shall pay interest (both before and after judgment) on (i) the unpaid principal amount of each Advance owing to each Lender, payable in arrears on the dates referred to in clause (a) above and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such Advance pursuant to clause (a) above and (ii) to the fullest extent permitted by law, the amount of any interest, fee or other amount payable under the Loan Documents that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid, in the case of interest, on the Advance on which such interest has accrued pursuant to clause (a) above.

(b) Notice of Interest Period and Interest Rate. Promptly after receipt of a Notice of Borrowing pursuant to Section 2.02(a) or a notice of selection of an Interest Period pursuant to the terms of the definition of “Interest Period”, the Administrative Agent shall give notice to the applicable Borrower and each Lender of the applicable Interest Period and the applicable interest rate determined by the Administrative Agent for purposes of clause (a) above.

(c) Market Disruption Events. If a Market Disruption Event occurs in relation to an Advance for any Interest Period for which the Floating Rate was to have been based on SIBOR, then the interest rate on each Lender’s share of such Advance for the Interest Period shall be the rate per annum which is the sum of (A) the rate notified to the Administrative Agent by such Lender as soon as practicable and in any event before interest is due to be paid in respect of such Interest Period, to be that which expresses as a percentage rate per annum the cost to such Lender of funding its share of such Advance from whatever source it may reasonably select plus (B) the Applicable Margin. If a Market Disruption Event occurs and the Administrative Agent or any Borrower so requires, the Administrative Agent and such Borrower shall enter into negotiations (for a period of not more than thirty (30) days) with a view to agreeing a substitute basis for determining the rate of interest. Any alternative basis agreed pursuant to the immediately preceding sentence shall, with the prior consent of all of the Lenders in the Singapore Dollar Revolving Credit Facility and the Borrowers, be binding on all parties.

SECTION 2.07 Fees. (a) Unused Fee. The Borrowers shall pay to the Administrative Agent for the account of the Lenders an unused commitment fee (the “Unused Fee”) from the date hereof in the case of each Initial Lender and from the Transfer Date or the effective date specified in the Assumption Agreement, as the case may be, pursuant to which it became a Lender in the case of each other Lender until the Termination Date, payable in arrears quarterly on the last day of each December, March, June and September, commencing September 30, 2011, and on the Termination Date.

The Unused Fee payable for the account of each Lender shall be calculated for each period for which the Unused Fee is payable on the average daily Unused Revolving Credit Commitment of such Lender during such period at the rate per annum equal to, (a) for any period in which the average daily Facility Exposure for such period is equal to or exceeds 50% of the aggregate Revolving Credit Commitments, 0.25% per annum, and (b) in all other cases, 0.50% per annum. The Unused Fee shall be payable in (i) Singapore Dollars with respect to Singapore Dollar Revolving Credit Commitments and (ii) Australian Dollars with respect to Australian Dollar Revolving Credit Commitments.

(b) Administrative Agent’s Fees. The Borrowers shall pay to the Administrative Agent for its own account the fees, in the amounts and on the dates, set forth in the Fee Letter and such other fees as may from time to time be agreed between the Borrowers and the Administrative Agent.

(c) Defaulting Lenders and Fees. Anything herein to the contrary notwithstanding, during such period as a Lender is a Defaulting Lender, such Defaulting Lender will not be entitled to any fees accruing during such period pursuant to Section 2.07(a) (without prejudice to the rights of the Non-Defaulting Lenders in respect of such fees).

SECTION 2.08 Applicable Borrower. All Advances in Singapore Dollars shall be advanced to a Singapore Borrower. All Advances in Australian Dollars shall be advanced to an Australia Borrower. If a Hong Kong Borrower becomes a Borrower pursuant to Section 5.01(r), all Advances in Hong Kong Dollars shall be made to the applicable Hong Kong Borrower. The liability of the Borrowers for the Obligations under the Loan Documents shall be joint and several.

SECTION 2.09 Increased Costs; Illegality. (a) Increased Costs. Subject to Section 2.09(b), the Borrowers shall, within two Business Days of a demand by the Administrative Agent, pay for the account of a Lender the amount of any Increased Costs incurred by such Lender or any of its Affiliates as a result of (i) the introduction of or any change in (or in the interpretation or application of) any law or regulation or (ii) compliance with any law or regulation, in each case made after the date that the applicable Lender became a party to this Agreement. This includes, without limitation, any law or regulation with regard to capital adequacy, prudential limits, liquidity, reserve assets or Tax. A Lender intending to make a claim pursuant to Section 2.09(a) shall notify the Administrative Agent of the event giving rise to the claim, following which the Administrative Agent shall promptly notify the Borrowers. Each Lender shall, as soon as practicable after a demand by the Administrative Agent, provide a certificate confirming the amount of its Increased Costs which shall be conclusive absent manifest error.

(b) Exceptions. Section 2.09(a) shall not apply to the extent any Increased Cost is (i) attributable to a Tax Deduction required by law to be made by a Loan Party, (ii) compensated for by Section 2.11(b) (or would have been compensated for under Section 2.11(b) but was not so compensated solely because one of the exclusions in clause (ii) of Section 2.11(b) applied) or (iii) attributable to the willful breach by the relevant Lender or its Affiliates of any law or regulation.

(c) Illegality. Notwithstanding any other provision of this Agreement, if it becomes unlawful (or impossible as a result of a change in law or regulation) in any jurisdiction for a Lender to perform any of its obligations as contemplated by any Loan Document or to fund or maintain its share of any Advance made pursuant to its Singapore Dollar Revolving Credit Commitment or Australian Dollar Revolving Credit Commitment (i) such Lender shall promptly notify the Administrative Agent upon becoming aware of that event, (ii) upon the Administrative Agent notifying the Borrowers, the Singapore Dollar Revolving Credit Commitment or the Australian Dollar Revolving Credit Commitment, as applicable, of such Lender shall be immediately cancelled and (iii) the Borrowers shall repay such Lender’s participation in each Advance made to each Borrower pursuant to such Singapore Dollar Revolving Credit Commitment or Australian Dollar Revolving Credit Commitment, as applicable, on (A)

the later of the last day of the current Interest Period for the Advance and the thirtieth day after the Administrative Agent has notified the Borrowers or (B) if earlier, the date specified by such Lender in the notice delivered to the Administrative Agent (being no earlier than the last day of any applicable grace period permitted by law).

SECTION 2.10 Payments and Computations. (a) Subject to the immediately succeeding sentence, the Borrowers shall make each payment hereunder, irrespective of any right of counterclaim or set-off (except as otherwise provided in Section 2.13), not later than 11:00 A.M. (Singapore time) on the day when due in Singapore Dollars or Hong Kong Dollars to the Administrative Agent at the applicable Administrative Agent’s Account in same day funds, with payments being received by the Administrative Agent after such time being deemed to have been received on the next succeeding Business Day. The Borrowers shall make each payment hereunder with respect to principal of, interest on, and other amounts relating to, Advances denominated in Australian Dollars, irrespective of any right of counterclaim or set-off (except as otherwise provided in Section 2.13), not later than 11:00 A.M. (Sydney time) on the day when due in Australian Dollars to the Administrative Agent at the applicable Administrative Agent’s Account in same day funds, with payments being received by the Administrative Agent after such time being deemed to have been received on the next succeeding Business Day. The Administrative Agent will promptly thereafter cause like funds to be distributed (i) if such payment by the Borrowers is in respect of principal, interest, commitment fees or any other Obligation then payable hereunder and under the other Loan Documents to more than one Lender, to such Lenders for the account of their respective Applicable Lending Offices ratably in accordance with the amounts of such respective Obligations then payable to such Lenders and in accordance with the applicable Standing Payment Instructions and (ii) if such payment by the Borrowers is in respect of any Obligation then payable hereunder to one Lender, to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon any Assuming Lender becoming a Lender hereunder as a result of a Commitment Increase pursuant to Section 2.16 or Reallocation pursuant to Section 2.18 and upon the Administrative Agent’s receipt of such Lender’s Assumption Agreement and recording of the information contained therein in the Register, from and after the applicable Increase Date, the Administrative Agent shall make all payments hereunder and under any other Loan Document issued in connection therewith in respect of the interest assumed thereby to such Assuming Lender in accordance with such Assuming Lender’s Standing Payment Instructions. From and after the Transfer Date, the Administrative Agent shall make all payments hereunder and under the other Loan Documents in respect of the interest assigned pursuant to the applicable Transfer Certificate to the Lender assignee thereunder in accordance with such Lender assignee’s Standing Payment Instructions, and the parties to such Transfer Certificate shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

(b) The Borrowers hereby authorize each Lender and each of its Affiliates, if and to the extent payment owed to such Lender is not made when due under any Loan Document to charge from time to time, to the fullest extent permitted by law, against any or all of the Borrowers’ accounts with such Lender any amount so due.

(c) All computations of interest and of fees shall be made by the Administrative Agent on the basis of a year of 365 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

(d) Whenever any payment hereunder or under the other Loan Documents shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or commitment fee, as the case may be; provided, however, that if such extension would cause payment of interest on or principal of any Advance to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

(e) Unless the Administrative Agent shall have received notice from a Borrower prior to the date on which any payment is due to any Lender hereunder that such Borrower will not make such payment in full, the Administrative Agent may assume that such Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each such Lender on such due date an amount equal to the amount then due such Lender. If and to the extent any such Borrower shall not have so made such payment in full to the Administrative Agent, each such Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the cost of funds incurred by the Administrative Agent in respect of such amount.

(f) To the extent that the Administrative Agent receives funds for application to the amounts owing by the Borrowers under or in respect of this Agreement or any other Loan Document in currencies other than the currency or currencies required to enable the Administrative Agent to distribute funds to the Lenders in accordance with the terms of this Section 2.10, the Administrative Agent shall be entitled to convert or exchange such funds into Singapore Dollars, into Hong Kong Dollars or into Australian Dollars or from Singapore Dollars to Australian Dollars or Hong Kong Dollars, from Hong Kong Dollars to Singapore Dollars or Australian Dollar or from Australian Dollars to Singapore Dollars or Hong Kong Dollars, as the case may be, to the extent necessary to enable the Administrative Agent to distribute such funds in accordance with the terms of this Section 2.10, provided that the Borrowers and each of the Lenders hereby agree that the Administrative Agent shall not be liable or responsible for any loss, cost or expense suffered by the Borrowers or such Lender as a result of any conversion or exchange of currencies effected pursuant to this Section 2.10(f) or as a result of the failure of the Administrative Agent to effect any such conversion or exchange; and provided further that the Borrowers agree to indemnify the Administrative Agent and each Lender, and hold the Administrative Agent and each Lender harmless, for any and all losses, costs and expenses incurred by the Administrative Agent or any Lender for any conversion or exchange of currencies (or the failure to convert or exchange any currencies) in accordance with this Section 2.10(f).

(g) Whenever any payment received by the Administrative Agent under this Agreement or any of the other Loan Documents is insufficient to pay in full all amounts due and payable to the Administrative Agent and the Lenders under or in respect of this Agreement and the other Loan Documents on any date, such payment shall be distributed by the Administrative Agent and applied by the Administrative Agent and the Lenders in the order of priority set forth below in this Section 2.10(g). Payments to the Lenders shall be in accordance with the applicable Standing Payment Instructions. Upon the occurrence and during the continuance of any Event of Default, Advances denominated in Australian Dollars and Hong Kong Dollars will automatically, on the date of such Event of Default, be converted on a notional basis into the Equivalent amount of Singapore Dollars solely for the purposes of making any allocations required under this Section 2.10(g) and Section 2.13(c). The order of priority shall be as follows:

(i) first, to the payment of all of the fees, indemnification payments, costs and expenses that are due and payable to the Administrative Agent (solely in its capacity as Administrative Agent) under or in respect of this Agreement and the other Loan Documents on such date, ratably based upon the respective aggregate amounts of all such fees, indemnification payments, costs and expenses owing to the Administrative Agent on such date;

(ii) second, to the payment of all of the indemnification payments, costs and expenses that are due and payable to the Lenders under Section 9.04 and any similar section of any of the other Loan Documents on such date, ratably based upon the respective aggregate amounts of all such indemnification payments, costs and expenses owing to the Lenders on such date;

(iii) third, to the payment of all of the amounts that are due and payable to the Administrative Agent and the Lenders under Sections 2.09 and 2.11 on such date, ratably based upon the respective aggregate amounts thereof owing to the Administrative Agent and the Lenders on such date;

(iv) fourth, to the payment of all of the fees that are due and payable to the Lenders under Section 2.07(a) on such date, ratably based upon the respective aggregate Commitments of the Lenders under the Facilities on such date;

(v) fifth, to the payment of all of the accrued and unpaid interest on the Obligations of the Borrowers under or in respect of the Loan Documents that is due and payable to the Administrative Agent and the Lenders under Section 2.06(b) on such date, ratably based upon the respective aggregate amounts of all such interest owing to the Administrative Agent and the Lenders on such date;

(vi) sixth, to the payment of all of the accrued and unpaid interest on the Advances that is due and payable to the Administrative Agent and the Lenders under Section 2.06(a) on such date, ratably based upon the respective aggregate amounts of all such interest owing to the Administrative Agent and the Lenders on such date;

(vii) seventh, to the payment of the principal amount of all of the outstanding Advances that are due and payable to the Administrative Agent and the Lenders on such date, ratably based upon the respective aggregate amounts of all such principal obligations owing to the Administrative Agent and the Lenders on such date; and

(viii) eighth, to the payment of all other Obligations of the Loan Parties owing under or in respect of the Loan Documents that are due and payable to the Administrative Agent and the other Lender Parties on such date, ratably based upon the respective aggregate amounts of all such Obligations owing to the Administrative Agent and the other Lender Parties on such date.

SECTION 2.11 Taxes (a) Tax Gross-Up. Each Loan Party shall make all payments to be made by it under the Loan Documents without any Tax Deduction unless a Tax Deduction is required by law. Any Borrower shall promptly upon becoming aware that any Loan Party must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Administrative Agent accordingly. If the Administrative Agent receives such notification from a Lender it shall notify the Borrowers. If a Tax Deduction is required by law to be made by a Loan Party, except in relation to a Tax described in Sections 2.11(b)(ii)(A), (B), (C) or (D), the applicable Loan Party shall pay an additional amount together with the payment so that, after making any Tax Deduction, the Administrative Agent or the applicable Lender, as the case may be, receives an amount equal to the payment which would have been due if no Tax Deduction had been required. If a Loan Party is required to make a Tax Deduction, such Loan Party shall make such Tax Deduction and any payment required in connection with such Tax Deduction within the time allowed and in the amount required by law. Within thirty (30) days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Borrowers shall deliver to the Administrative Agent for the Administrative Agent and Lenders entitled to the payment, certified copies of official receipts evidencing the making of the Tax

Deduction or payment (as applicable), or, where the same are not available, other evidence satisfactory to the Administrative Agent, acting reasonably, that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

(b) Tax Indemnity. (i) The Borrowers shall (within two Business Days of demand by the Administrative Agent) pay to a Protected Party an amount equal to the Tax paid or payable by such Protected Party in respect of a Loan Document or a transaction or payment under it.

(ii) Section 2.11(b)(i) above shall not apply (A) with respect to any Tax assessed on the Administrative Agent or any Lender (1) under the law of the jurisdiction in which the Administrative Agent or such Lender, as applicable, is incorporated or, other than solely as a result of making Advances hereunder, the jurisdiction (or jurisdictions) in which it is otherwise conducting business or in which the Administrative Agent or such Lender, as applicable, is treated as resident for tax purposes or (2) under the law of the jurisdiction in which the Applicable Lending Office of the Administrative Agent or such Lender, as applicable, is located in respect of amounts received or receivable in that jurisdiction, if, in either case, such Tax is imposed on or calculated by reference to the net income received or receivable by the Administrative Agent or such Lender, as applicable, or such Tax is a franchise Tax imposed in lieu thereof or a branch profits Tax, (B) with respect to any withholding Tax imposed on amounts payable to or for the account of the Administrative Agent or any Lender at the time the Administrative Agent or such Lender, as applicable, becomes a party hereto (other than pursuant to a transfer of rights and obligations under Section 2.12(a)) or designates a new lending office, except in each case to the extent that, pursuant to Section 2.11(a) or (b), amounts with respect to such Tax was payable to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (C) with respect to any Tax attributable to any Lender’s failure or inability (other than any inability as a result of a change in law) to comply with Section 2.11(f), (D) with respect to any U.S. federal withholding Tax imposed pursuant to Sections 1471 through 1474 of the Internal Revenue Code (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), including any current or future implementing Treasury Regulations and administrative pronouncements thereunder (collectively, “FATCA”), or (E) to the extent the relevant loss, liability or cost is compensated for by an increased payment under Section 2.11(a).

(iii) A Protected Party making or intending to make a claim pursuant to Section 2.11(b)(i) above shall promptly notify the Administrative Agent of the event which will give, or has given, rise to the claim, following which the Administrative Agent shall notify the Borrowers. A Protected Party shall, on receiving a payment from a Loan Party under this Section 2.11(b), notify the Administrative Agent; provided, however, that any delay in providing any such notice shall not affect any party’s rights or obligations hereunder.

(c) Tax Credit. If a Loan Party makes a Tax Payment and the Administrative Agent or any Lender receiving such Tax Payment determines in its absolute discretion, exercised in good faith, that (i) a Tax Credit is attributable to such Tax Payment and (ii) the Administrative Agent or such Lender, as applicable, has obtained, utilized and retained that Tax Credit, then the Administrative Agent or such Lender, as applicable, shall pay an amount to such Loan Party which the Administrative Agent or such Lender, as applicable, determines in its absolute discretion, exercised in good faith, will leave it (after that payment) in the same after-Tax position as it would have been in had the circumstances not arisen which caused the Tax Payment to be required to be made by such Loan Party. No Protected Party shall be under any obligation to disclose any information regarding its Tax affairs or modify its Tax affairs as a result of this Section 2.11(c).

(d) Stamp Duties and Taxes. The Borrowers shall pay and, within two (2) Business Days of demand, indemnify the Administrative Agent and each Lender against any cost, loss or liability that the Administrative Agent or any such Lender incurs in relation to any present or future stamp duty, documentary, excise, property, intangible, mortgage recording, registration or similar taxes, charges or levies payable in respect of any Facility or any Loan Document.

(e) Indirect Tax. All payments to be made by the Loan Parties under or in connection with the Loan Documents have been calculated without regard to Indirect Tax. If all or part of any such payment is the consideration for a taxable supply or chargeable with Indirect Tax then, when the applicable Loan Party makes the payment (i) it must pay to the Administrative Agent or the applicable Lenders, as the case may be, an additional amount equal to that payment (or part) multiplied by the appropriate rate of Indirect Tax and (ii) the Administrative Agent or such Lender, as applicable, shall promptly provide to the applicable Loan Party a tax invoice complying with the relevant law relating to such Indirect Tax. Where a Loan Document requires a Loan Party to reimburse the Administrative Agent or any Lender, as applicable, for any costs or expenses, such Loan Party shall also at the same time pay and indemnify the Administrative Agent or such Lender, as applicable, against all Indirect Tax incurred by the Administrative Agent or such Lender, as applicable, in respect of the costs or expenses, save to the extent that that the Administrative Agent or such Lender, as applicable, is entitled to repayment or credit in respect of the Indirect Tax. The Administrative Agent or such Lender, as applicable, will promptly provide to the applicable Loan Party a tax invoice complying with the relevant law relating to that Indirect Tax.

(f) Status of Lenders.

(i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrowers and the Administrative Agent, at the time or times reasonably requested by any Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrowers or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by a Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by such Borrower or the Administrative Agent as will enable such Borrower or the Administrative Agent to determine whether or not such Lender is subject to U.S. backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 2.11(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing,

(A) any Lender that is a U.S. person (as defined in Section 7701(a)(30) of the Internal Revenue Code) shall deliver to the Borrowers and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) any Lender that is not a U.S. person (as defined in Section 7701(a)(30) of the Internal Revenue Code) (such Lender, a “Non-U.S. Lender”) shall, to the extent it is legally entitled to do so, deliver to the Borrowers and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Non-U.S. Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of any Borrower or the Administrative Agent), one of the following:

(1) in the case of a Non-U.S. Lender claiming the benefits of an income tax treaty to which the United States is a party, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax with respect to payments received under any Loan Document;

(2) executed originals of IRS Form W-8ECI;

(3) in the case of a Non-U.S. Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code, (x) a certificate in a form agreed to (a “U.S. Tax Compliance Certificate”) between the Administrative Agent and the Borrowers to the effect that such Lender (i) is not a “bank” (within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code), (ii) is not a 10-percent shareholder of the Operating Partnership (within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code) and (iii) is not a controlled foreign corporation related to the Operating Partnership (within the meaning of Section 881(c)(3)(C) of the Internal Revenue Code), and (y) executed originals of IRS Form W-8BEN; or

(4) in the case of a Non-U.S. Lender that is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Non-U.S. Lender is a partnership and one or more direct or indirect partners of such Non-U.S. Lender are claiming the portfolio interest exemption, such Non-U.S. Lender may provide a U.S. Tax Compliance Certificate on behalf of each such direct and indirect partner;

(C) any Non-U.S. Lender shall, to the extent it is legally entitled to do so, deliver to the Borrowers and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Non-U.S. Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of any Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrowers or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to the Borrowers and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by any Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by such Borrower or the Administrative Agent as may be necessary for the Borrowers and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for the purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iii) Each Lender shall promptly notify the Borrowers and the Administrative Agent of any change in circumstances that would modify or render invalid any claimed exemption from or reduction of Taxes.

SECTION 2.12 Mitigation. (a) Mitigation. The Administrative Agent and the Lenders shall negotiate in good faith with a view to finding a way to mitigate any circumstances which arise and which would result in any amount becoming payable to it under, or its Commitment cancelled pursuant to, Section 2.09(a), Section 2.09(c) or Section 2.11 (other than Section 2.11(e)), provided that the Administrative Agent and each Lender shall use reasonable efforts (in each case consistent with its internal policy and legal and regulatory restrictions) to transfer its rights and obligations under the Loan Documents to an Affiliate or another Applicable Lending Office if such transfer would avoid the need for, or reduce the amount of, any additional amounts that may thereafter accrue, or would avoid the need for such Commitment to be cancelled. Neither the Administrative Agent nor any Lender shall be obliged to take any steps under Section 2.12(a) if, in the opinion of the Administrative Agent or such Lender (acting reasonably), to do so might be prejudicial to it. This Section 2.12(a) shall not in any way limit the obligations of any Loan Party under the Loan Documents, including under Section 2.11.

(b) Indemnity. The Borrowers shall indemnify the Administrative Agent and the Lenders for all costs and expenses reasonably incurred by the Administrative Agent and the Lenders as a result of steps taken by them under Section 2.12(a).

SECTION 2.13 Sharing of Payments, Etc. (a) Sharing Within Singapore Dollar Revolving Credit Facility. If any Singapore Dollar Lender shall obtain at any time any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise, other than as a result of an assignment pursuant to Section 9.07) (a) on account of Obligations due and payable to such Singapore Dollar Lender under any Loan Document at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Singapore Dollar Lender at such time to (ii) the aggregate amount of the Obligations due and payable to all Singapore Dollar Lenders under the Loan Documents at such time) of payments on account of the Obligations due and payable to all Singapore Dollar Lenders under the Loan Documents at such time obtained by all the Singapore Dollar Lenders at such time or (b) on account of Obligations owing (but not due and payable) to such Singapore Dollar Lender under the Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing to such Singapore Dollar Lender at such time to

(ii) the aggregate amount of the Obligations owing (but not due and payable) to all Singapore Dollar Lenders under the Loan Documents at such time) of payments on account of the Obligations owing (but not due and payable) to all Singapore Dollar Lenders under the Loan Documents at such time obtained by all of the Singapore Dollar Lenders at such time, such Singapore Dollar Lender shall forthwith purchase from the other Singapore Dollar Lenders such interests or participating interests in the Obligations due and payable or owing to them, as the case may be, as shall be necessary to cause such purchasing Singapore Dollar Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Singapore Dollar Lender, such purchase from each other Singapore Dollar Lender shall be rescinded and such other Singapore Dollar Lender shall repay to the purchasing Singapore Dollar Lender the purchase price to the extent of such Singapore Dollar Lender’s ratable share (according to the proportion of (i) the purchase price paid to such Singapore Dollar Lender to (ii) the aggregate purchase price paid to all Singapore Dollar Lenders) of such recovery together with an amount equal to such Singapore Dollar Lender’s ratable share (according to the proportion of (i) the amount of such other Singapore Dollar Lender’s required repayment to (ii) the total amount so recovered from the purchasing Singapore Dollar Lender) of any interest or other amount paid or payable by the purchasing Singapore Dollar Lender in respect of the total amount so recovered. The Borrowers agree that any Singapore Dollar Lender so purchasing an interest or participating interest from another Singapore Dollar Lender pursuant to this Section 2.13(a) may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such interest or participating interest, as the case may be, as fully as if such Singapore Dollar Lender were the direct creditor of the Borrowers in the amount of such interest or participating interest, as the case may be.

(b) Sharing Within Australian Dollar Revolving Credit Facility. If any Australian Dollar Lender shall obtain at any time any payment (whether voluntary, involuntary, through the exercise of any right of set off, or otherwise, other than as a result of an assignment pursuant to Section 9.07) (a) on account of Obligations due and payable to such Australian Dollar Lender under any Loan Document at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Australian Dollar Lender at such time to (ii) the aggregate amount of the Obligations due and payable to all Australian Dollar Lenders under the Loan Documents at such time) of payments on account of the Obligations due and payable to all Australian Dollar Lenders under the Loan Documents at such time obtained by all the Australian Dollar Lenders at such time or (b) on account of Obligations owing (but not due and payable) to such Australian Dollar Lender under the Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing to such Australian Dollar Lender at such time to (ii) the aggregate amount of the Obligations owing (but not due and payable) to all Australian Dollar Lenders under the Loan Documents at such time) of payments on account of the Obligations owing (but not due and payable) to all Australian Dollar Lenders under the Loan Documents at such time obtained by all of the Australian Dollar Lenders at such time, such Australian Dollar Lender shall forthwith purchase from the other Australian Dollar Lenders such interests or participating interests in the Obligations due and payable or owing to them, as the case may be, as shall be necessary to cause such purchasing Australian Dollar Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Australian Dollar Lender, such purchase from each other Australian Dollar Lender shall be rescinded and such other Australian Dollar Lender shall repay to the purchasing Australian Dollar Lender the purchase price to the extent of such Australian Dollar Lender’s ratable share (according to the proportion of (i) the purchase price paid to such Australian Dollar Lender to (ii) the aggregate purchase price paid to all Australian Dollar Lenders) of such recovery together with an amount equal to such Australian Dollar Lender’s ratable share (according to the proportion of (i) the amount of such other Australian Dollar Lender’s required repayment to (ii) the total amount so recovered from the purchasing Australian Dollar Lender) of any interest or other amount paid or payable by the purchasing Australian Dollar Lender in respect of the total amount so recovered. The

Borrowers agree that any Australian Dollar Lender so purchasing an interest or participating interest from another Australian Dollar Lender pursuant to this Section 2.13(b) may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such interest or participating interest, as the case may be, as fully as if such Australian Dollar Lender were the direct creditor of the Borrowers in the amount of such interest or participating interest, as the case may be.

(c) Pro Rata Sharing Following Event of Default. Notwithstanding the foregoing provisions of this Section 2.13, following the occurrence and during the continuance of any Event of Default and the notional conversion of all Advances denominated in Australian Dollars and Hong Kong Dollars into Singapore Dollars pursuant to Section 2.10(g), if any Lender shall obtain at any time any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise, other than as a result of an assignment pursuant to Section 9.07) (a) on account of Obligations due and payable to such Lender under the Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender at such time to (ii) the aggregate amount of the Obligations due and payable to all Lenders under the Loan Documents at such time) of payments on account of the Obligations due and payable to all Lenders under the Loan Documents at such time obtained by all the Lenders at such time or (b) on account of Obligations owing (but not due and payable) to such Lender under the Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing to such Lender at such time to (ii) the aggregate amount of the Obligations owing (but not due and payable) to all Lenders under the Loan Documents at such time) of payments on account of the Obligations owing (but not due and payable) to all Lenders under the Loan Documents at such time obtained by all of the Lenders at such time, such Lender shall forthwith purchase from the other Lenders such interests or participating interests in the Obligations due and payable or owing to them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each other Lender shall be rescinded and such other Lender shall repay to the purchasing Lender the purchase price to the extent of such Lender’s ratable share (according to the proportion of (i) the purchase price paid to such Lender to (ii) the aggregate purchase price paid to all Lenders) of such recovery together with an amount equal to such Lender’s ratable share (according to the proportion of (i) the amount of such other Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrowers agree that any Lender so purchasing an interest or participating interest from another Lender pursuant to this Section 2.13(c) may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such interest or participating interest, as the case may be, as fully as if such Lender were the direct creditor of the Borrowers in the amount of such interest or participating interest, as the case may be.

SECTION 2.14 Use of Proceeds. The proceeds of the Advances shall be available (and the Borrowers agrees that it shall use such proceeds) solely for the acquisition and development of Assets, for repayment of Debt, for working capital and for other general corporate purposes of the REIT, the Operating Partnership, the Borrowers and their Subsidiaries.

SECTION 2.15 Evidence of Debt. (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrowers to such Lender resulting from each Advance owing to such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(b) The Register maintained by the Administrative Agent pursuant to Section 9.07(d) shall include a control account, and a subsidiary account for each Lender, in which accounts (taken together) shall be recorded (i) the date and amount of each Borrowing made hereunder, the Type of

Advances comprising such Borrowing and, if appropriate, the Interest Period applicable thereto, (ii) the terms of each Transfer Certificate and Assumption Agreement delivered to and accepted by it, (iii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder, and (iv) the amount of any sum received by the Administrative Agent from each Borrower hereunder and each Lender’s share thereof.

(c) Entries made in good faith by the Administrative Agent in the Register pursuant to subsection (b) above, and by each Lender in its account or accounts pursuant to subsection (a) above, shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from each Borrower to, in the case of the Register, each Lender and, in the case of such account or accounts, such Lender, under this Agreement, absent manifest error; provided, however, that the failure of the Administrative Agent or such Lender to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of the Borrowers under this Agreement.

SECTION 2.16 Increase in the Aggregate Commitments. (a) The Borrowers may, at any time by written notice to the Administrative Agent, request an increase in the aggregate amount of the Revolving Credit Commitments by not less than S$5,000,000 in the aggregate (each such proposed increase, a “Commitment Increase”) to be effective as of a date that is at least 90 days prior to the scheduled Termination Date then in effect (the “Increase Date”) as specified in the related notice to the Administrative Agent; provided, however, that (i) in no event shall the aggregate amount of the Commitments at any time exceed S$245,000,000, (ii) on the date of any request by the Borrowers for a Commitment Increase and on the related Increase Date, the conditions set forth in Sections 3.01(a)(i) and 3.02 shall be satisfied and (iii) the Borrowers’ notice to the Administrative Agent shall indicate the proposed allocation of each such Commitment Increase between the Singapore Dollar Revolving Credit Commitments (the “Singapore Dollar Commitment Increase”) and the Australian Dollar Revolving Credit Commitments (the “Australian Dollar Commitment Increase”).

(b) The Administrative Agent shall promptly notify the Lenders of each request by the Borrowers for a Commitment Increase, which notice shall include (i) the proposed amounts of the Singapore Dollar Commitment Increase and the Australian Dollar Commitment Increase, (ii) the proposed Increase Date and (iii) the date by which Lenders wishing to participate in the Commitment Increase must commit to an increase in the amount of their respective Revolving Credit Commitments (the “Commitment Date”). Each Lender that is willing to participate in such requested Commitment Increase (each, an “Increasing Lender”) shall, in its sole discretion, give written notice to the Administrative Agent on or prior to the Commitment Date of the amount by which it is willing to increase its Singapore Dollar Revolving Credit Commitment (an “Increased Singapore Dollar Commitment Amount”) and/or Australian Dollar Revolving Credit Commitment (an “Increased Australian Dollar Commitment Amount”). If the Lenders notify the Administrative Agent that they are willing to increase the amount of their respective Singapore Dollar Revolving Credit Commitments by an aggregate amount that exceeds the amount of the requested Singapore Dollar Commitment Increase, the requested Singapore Dollar Commitment Increase shall be allocated to each Lender willing to participate therein in an amount equal to the Singapore Dollar Commitment Increase multiplied by the ratio of each Lender’s Increased Singapore Dollar Commitment Amount to the aggregate amount of all Increased Singapore Dollar Commitment Amounts. If the Lenders notify the Administrative Agent that they are willing to increase the amount of their respective Australian Dollar Revolving Credit Commitments by an aggregate amount that exceeds the amount of the requested Australian Dollar Commitment Increase, the requested Australian Dollar Commitment Increase shall be allocated to each Lender willing to participate therein in an amount equal to the Australian Dollar Commitment Increase multiplied by the ratio of each Lender’s Increased Australian Dollar Commitment Amount to the aggregate amount of all Increased Australian Dollar Commitment Amounts.

(c) Promptly following each Commitment Date, the Administrative Agent shall notify the Borrowers as to the amount, if any, by which the Lenders are willing to participate in the requested Commitment Increase. If (i) the aggregate amount by which the Lenders are willing to participate in any requested Singapore Dollar Commitment Increase on any such Commitment Date is less than the requested Singapore Dollar Commitment Increase or (ii) the aggregate amount by which the Lenders are willing to participate in any requested Australian Dollar Commitment Increase on any such Commitment Date is less than the requested Australian Dollar Commitment Increase, then, in either case, the Borrowers may extend offers to one or more Eligible Assignees to participate in any portion of the requested Commitment Increase that has not been committed to by the Lenders as of the applicable Commitment Date; provided, however, that the Commitment of each such Eligible Assignee shall be in an amount of S$5,000,000 or an integral multiple of S$1,000,000 in excess thereof, or, if less than S$5,000,000, the amount of the requested Commitment Increase that has not been committed to by the Lenders as of the applicable Commitment Date.

(d) On each Increase Date, each Eligible Assignee that accepts an offer to participate in a requested Commitment Increase in accordance with Section 2.16(c) (an “Assuming Lender”) shall become a Lender party to this Agreement as of such Increase Date and the Singapore Dollar Revolving Credit Commitment and/or Australian Dollar Revolving Credit Commitment, as the case may be, of each Increasing Lender for such requested Commitment Increase shall be so increased by such amount (or by the amount allocated to such Lender pursuant to the last sentence of Section 2.16(b)) as of such Increase Date; provided, however, that the Administrative Agent shall have received on or before such Increase Date the following, each dated such date:

(i) an assumption agreement from each Assuming Lender, if any, in form and substance satisfactory to the Borrowers and the Administrative Agent (each, an “Assumption Agreement”), duly executed by such Assuming Lender, the Administrative Agent and the Borrowers; and

(ii) confirmation from each Increasing Lender of the increase in the amount of its Revolving Credit Commitment (and the allocation thereof between its Singapore Dollar Revolving Credit Commitment and its Australian Dollar Revolving Credit Commitment) in a writing satisfactory to the Borrowers and the Administrative Agent.

On each Increase Date, upon fulfillment of the conditions set forth in the immediately preceding sentence of this Section 2.16(d), the Administrative Agent shall notify the Lenders (including, without limitation, each Assuming Lender) and the Borrowers, on or before 11:00 A.M. (Singapore time), by telecopier or telex, of the occurrence of the Commitment Increase to be effected on such Increase Date and shall record in the Register the relevant information with respect to each Increasing Lender and each Assuming Lender on such date.

(e) On the Increase Date, to the extent the Advances then outstanding and owed to any Singapore Dollar Revolving Lender immediately prior to the effectiveness of the Singapore Dollar Commitment Increase shall be less than such Lender’s Singapore Dollar Revolving Credit Pro Rata Share (calculated immediately following the effectiveness of such Singapore Dollar Commitment Increase) of all Advances then outstanding that are owed to Singapore Dollar Revolving Lenders (each such Lender, including any Assuming Lender, a “Singapore Dollar Purchasing Lender”), then such Singapore Dollar Purchasing Lender, without executing a Transfer Certificate, shall be deemed to have purchased an assignment of a pro rata portion of the Advances then outstanding and owed to each Singapore Dollar Revolving Lender that is not a Singapore Dollar Purchasing Lender (a “Singapore Dollar Selling Lender”) in an amount sufficient such that following the effectiveness of all such assignments the Advances outstanding and owed to each Singapore Dollar Revolving Lender shall equal such Lender’s

Singapore Dollar Revolving Credit Pro Rata Share (calculated immediately following the effectiveness of such Singapore Dollar Commitment Increase on the Increase Date) of all Advances then outstanding and owed to all Singapore Dollar Revolving Lenders. The Administrative Agent shall calculate the net amount to be paid by each Singapore Dollar Purchasing Lender and received by each Singapore Dollar Selling Lender in connection with the assignments effected hereunder on the Increase Date. Each Singapore Dollar Purchasing Lender shall make the amount of its required payment available to the Administrative Agent, in same day funds, at the office of the Administrative Agent not later than 12:00 P.M. (Singapore time) on the Increase Date. The Administrative Agent shall distribute on the Increase Date the proceeds of such amount to each of the Singapore Dollar Selling Lenders entitled to receive such payments at its Applicable Lending Office.

(f) On the Increase Date, to the extent the Advances then outstanding and owed to any Australian Dollar Revolving Lender immediately prior to the effectiveness of the Australian Dollar Commitment Increase shall be less than such Lender’s Australian Dollar Revolving Credit Pro Rata Share (calculated immediately following the effectiveness of such Australian Dollar Commitment Increase) of all Advances then outstanding that are owed to Australian Dollar Revolving Lenders (each such Lender, including any Assuming Lender, an “Australian Dollar Purchasing Lender”), then such Australian Dollar Purchasing Lender, without executing a Transfer Certificate, shall be deemed to have purchased an assignment of a pro rata portion of the Advances then outstanding and owed to each Australian Dollar Revolving Lender that is not an Australian Dollar Purchasing Lender (an “Australian Dollar Selling Lender”) in an amount sufficient such that following the effectiveness of all such assignments the Advances outstanding and owed to each Australian Dollar Revolving Lender shall equal such Lender’s Australian Dollar Revolving Credit Pro Rata Share (calculated immediately following the effectiveness of such Australian Dollar Commitment Increase on the Increase Date) of all Advances then outstanding and owed to all Australian Dollar Revolving Lenders. The Administrative Agent shall calculate the net amount to be paid by each Australian Dollar Purchasing Lender and received by each Australian Dollar Selling Lender in connection with the assignments effected hereunder on the Increase Date. Each Australian Dollar Purchasing Lender shall make the amount of its required payment available to the Administrative Agent, in same day funds, at the office of the Administrative Agent not later than 12:00 P.M. (Sydney time) on the Increase Date. The Administrative Agent shall distribute on the Increase Date the proceeds of such amount to each of the Australian Dollar Selling Lenders entitled to receive such payments at its Applicable Lending Office.

(g) If in connection with the transactions described in this Section 2.16 any Lender shall incur any losses, costs or expenses of the type described in Section 9.04(c), then the Borrowers shall, upon demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender any amounts required to compensate such Lender for such losses, costs or expenses reasonably incurred.

SECTION 2.17 Defaulting Lenders. (a) If a Lender becomes, and during the period it remains, a Defaulting Lender, the following provisions shall apply with respect to any outstanding Facility Exposure of such Defaulting Lender:

(i) the Facility Exposure of such Defaulting Lender will, subject to the limitation in the first proviso below, automatically be reallocated (effective on the day such Lender becomes a Defaulting Lender) among the Non-Defaulting Lenders in the same Facility as the Defaulting Lenders pro rata in accordance with their respective Commitments in such Facility, provided that (A) the sum of each Non-Defaulting Lender’s total Facility Exposure may not in any event exceed the Commitment of such Non-Defaulting Lender with respect to the applicable Facility as in effect at the time of such reallocation and (b) neither such reallocation nor any payment by a Non-Defaulting Lender pursuant thereto will constitute a waiver or release of any claim the Borrowers, the Administrative Agent or any other Lender may have against such Defaulting Lender or cause such Defaulting Lender to be a Non-Defaulting Lender;

(ii) to the extent that any portion (the “unreallocated portion”) of the Defaulting Lender’s Facility Exposure cannot be so reallocated, whether by reason of the first proviso in clause (i) above or otherwise, the Borrowers will, not later than three Business Days after demand by the Administrative Agent make arrangements satisfactory to the Administrative Agent in its sole discretion to protect the Administrative Agent and the other Lenders against the risk of non-payment by such Defaulting Lender; and

(iii) any amount paid by a Borrower or otherwise received by the Administrative Agent for the account of a Defaulting Lender under this Agreement (whether on account of principal, interest, fees, indemnity payments or other amounts) will not be paid or distributed to such Defaulting Lender, but will instead be retained by the Administrative Agent in a segregated non-interest bearing account until (subject to Section 2.17(b)) the termination of the Commitments and payment in full of all Obligations and will be applied by the Administrative Agent, to the fullest extent permitted by law, to the making of payments from time to time in the following order of priority: first to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent under this Agreement, second to the payment of post-default interest and then current interest due and payable to the Lenders in respect of the applicable Facility, other than Defaulting Lenders, ratably among them in accordance with the amounts of such interest then due and payable to them, third to the payment of fees then due and payable to the Non-Defaulting Lenders hereunder in respect of the applicable Facility, ratably among them in accordance with the amounts of such fees then due and payable to them, fourth to the ratable payment of other amounts then due and payable to the Non-Defaulting Lenders in respect of the applicable Facility, and fifth after the termination of the Commitments and payment in full of all Obligations, to pay amounts owing under this Agreement to such Defaulting Lender or as a court of competent jurisdiction may otherwise direct.

(b) If the Borrowers and the Administrative Agent agree in writing in their discretion that a Lender is no longer a Defaulting Lender or a Potential Defaulting Lender, as the case may be, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, such Lender will, to the extent applicable, purchase at par such portion of outstanding Advances of the other Lenders in the same Facility and/or make such other adjustments as the Administrative Agent may determine to be necessary to cause the Singapore Dollar Revolving Credit Pro Rata Share or the Australian Dollar Revolving Credit Pro Rata Share, as applicable, of the Lenders to be on a pro rata basis in accordance with their respective Singapore Dollar Revolving Credit Commitments or Australian Dollar Revolving Credit Commitments, as applicable, whereupon such Lender will cease to be a Defaulting Lender or Potential Defaulting Lender and will be a Non-Defaulting Lender (and such Singapore Dollar Revolving Credit Pro Rata Share or Australian Dollar Revolving Credit Pro Rata Share, as applicable, of each Lender will automatically be adjusted on a prospective basis to reflect the foregoing), provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while such Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender or Potential Defaulting Lender to Non-Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender or Potential Defaulting Lender.

SECTION 2.18 Reallocation of Commitments. (a) Without limitation of the Borrowers’ rights under Section 2.16, the Borrowers may, at any time (but not more often than (x) once in any thirty (30) day period in the case of the Reallocations of Unused Revolving Credit Commitments and

(y) once in any thirty (30) day period in the case of the Reallocations of the Unused Swing Line Commitments), upon not less than seven calendar days’ prior written notice to the Administrative Agent (and, in the case of the Reallocations of the Unused Swing Line Commitments, to both Swing Line Banks) (the “Reallocation Notice”), reallocate the aggregate amount of (x) Unused Revolving Credit Commitments between the Singapore Dollar Revolving Credit Facility and the Australian Dollar Revolving Credit Facility or (y) Unused Swing Line Commitments between the Singapore Swing Line Facility and the Australian Swing Line Facility (each, a “Reallocation”) by not less than S$5,000,000 (or S$500,000 in the case of Reallocations of the Unused Swing Line Commitments) to be effective as of a date (each, a “Reallocation Date”) that is at least 90 days prior to the scheduled Termination Date then in effect; provided, however, that (i) in no event shall any Reallocation cause (A) the Singapore Dollar Revolving Credit Commitments to be less than the lesser of (1) the Revolving Credit Minimum or (2) the portion of the Facility Exposure then allocable to the Singapore Dollar Revolving Credit Facility, (B) the Australian Dollar Revolving Credit Commitments to be less than the lesser of (1) the Revolving Credit Minimum or (2) the portion of the Facility Exposure then allocable to the Australian Dollar Revolving Credit Facility, (C) the Swing Line Commitment relating to the Singapore Swing Line Facility to be less than the lesser of (1) S$250,000 or (2) the portion of the Facility Exposure then allocable to the Singapore Swing Line Facility, or (D) the Swing Line Commitment relating to the Australian Swing Line Facility to be less than the lesser of (1) A$250,000 or (2) the portion of the Facility Exposure then allocable to the Australian Swing Line Facility, (ii) on the Reallocation Date the following statements shall be true and the Administrative Agent shall have received for the account of each Lender a certificate signed by a duly authorized officer of the Borrowers, dated the Reallocation Date, stating that (A) the representations and warranties contained in Section 4.01 are correct in all material respects as though made on and as of the Reallocation Date (except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties shall have been true and correct on and as of such earlier date)) and (B) no Default or Event of Default has occurred and is continuing or would result from such Reallocation, (iii) immediately after giving effect to such Reallocation, in no event shall (A) the aggregate principal amount of the Singapore Dollar Revolving Credit Advances (expressed in Singapore Dollars and including the Equivalent in Singapore Dollars at such time of any amounts denominated in Hong Kong Dollars) outstanding at such time exceed the Singapore Dollar Revolving Credit Commitments at such time, (B) the aggregate principal amount of the Australian Dollar Revolving Credit Advances outstanding at such time exceed the Australian Dollar Revolving Credit Commitments at such time, (C) the aggregate principal amount of the Swing Line Advances under the Singapore Swing Line Facility (expressed in Singapore Dollars and including the Equivalent in Singapore Dollars at such time of any amounts denominated in Hong Kong Dollars) outstanding at such time exceed the Swing Line Commitment relating to the Singapore Swing Line Facility at such time, (B) the aggregate principal amount of Swing Line Advances under the Australian Swing Line Facility outstanding at such time exceed the Swing Line Commitment relating to the Australian Swing Line Facility at such time. The Reallocation Notice shall (x) specify (1) the proposed aggregate amount of such Reallocation (the “Total Reallocation Amount”), (2) the Facility being increased (the “Increasing Facility”), (3) the Facility being decreased (the “Decreasing Facility”), and (4) the proposed Reallocation Date and (y) contain a certification signed by a Responsible Officer stating that all of the requirements set forth in this Section 2.18(a) have been satisfied or, as of the Reallocation Date, will be satisfied.

(b) Upon receipt of any Reallocation Notice with respect to the Unused Revolving Credit Commitments, the Administrative Agent shall promptly deliver a copy of such Reallocation Notice to each Lender and notify each Lender of (i) its proportionate share of (A) the Decreasing Facility, (B) the Increasing Facility, (ii) the Total Reallocation Amount (such determinations shall be made by the Administrative Agent for each Lender within each Facility based on the ratio of the Commitment of such Lender in respect of such Facility to the total Commitments of all Lenders in respect of such Facility), and (iii) the Reallocation Date. Upon receipt of any Reallocation Notice with respect to the Unused Swing Line Commitments, the Administrative Agent shall promptly deliver a copy of such Reallocation Notice to each Lender (including each Swing Line Lender) and notify each Lender of (i) the amount of the Decreasing Facility, (ii) the amount of the Increasing Facility, (iii) the Total Reallocation Amount and (iv) the Reallocation Date.

(c) On the applicable Reallocation Date, (i) the Reallocation shall be effected by reallocating Unused Revolving Credit Commitments or Unused Swing Line Commitments, as applicable, from the Decreasing Facility to the Increasing Facility on a dollar-for-dollar basis, and (ii) to the extent Advances then outstanding and owed to any Lender immediately prior to the effectiveness of the Reallocation shall be less than such Lender’s Singapore Dollar Revolving Credit Pro Rata Share or Australian Dollar Revolving Credit Pro Rata Share (calculated immediately following the effectiveness of such Reallocation) of all Advances then outstanding that are owed to Singapore Dollar Revolving Lenders or to Australian Dollar Revolving Lenders (collectively, including any applicable Assuming Lender, the “Purchasing Lenders”), in each case as applicable, then such Purchasing Lenders, without executing a Transfer Certificate, shall be deemed to have purchased an assignment of a pro rata portion of the Advances then outstanding and owed to each Lender that is not a Purchasing Lender (collectively, the “Selling Lenders”), in an amount sufficient such that following the effectiveness of all such assignments (x) the Advances outstanding and owed to each Singapore Dollar Revolving Lender shall equal such Lender’s Singapore Dollar Revolving Credit Pro Rata Share (calculated immediately following the effectiveness of the Reallocation) of all Advances then outstanding in respect of the Singapore Dollar Revolving Credit Facility and (y) the Advances outstanding and owed to each Australian Dollar Revolving Lender shall equal such Lender’s Australian Dollar Revolving Credit Pro Rata Share (calculated immediately following the effectiveness of the Reallocation) of all Advances then outstanding in respect of the Australian Dollar Revolving Credit Facility. The Administrative Agent shall calculate the net amount to be paid by each Purchasing Lender and received by each Selling Lender in connection with the assignments effected hereunder on the Reallocation Date. Each Purchasing Lender shall make the amount of its required payment available to the Administrative Agent, in same day funds, at the office of the Administrative Agent not later than 12:00 P.M. (Singapore time) on the Reallocation Date. The Administrative Agent shall distribute on the Reallocation Date the proceeds of such amount to each of the Selling Lenders entitled to receive such payments at its Applicable Lending Office.

(d) On the Reallocation Date, the Administrative Agent shall notify the Lenders and the Borrowers, on or before 1:00 P.M. (Singapore time), by telecopier, telex or other electronic mail communication, of the occurrence of the Reallocation to be effected on such Reallocation Date and shall promptly distribute to the Lenders and the Borrower a copy of Schedule I hereto revised to reflect such Reallocation. The Administrative Agent shall record in the Register the relevant information with respect to each Lender on such Reallocation Date in accordance with Section 9.07.

(e) Notwithstanding the foregoing, (i) within ninety (90) days after the date hereof, the following Lenders may reallocate their Unused Revolving Credit Commitments between themselves in order to (A) increase the Australia Dollar Revolving Credit Commitment of HSBC Australia and decrease the Australia Dollar Revolving Credit Commitment of Citibank, N.A., Sydney Branch, and (B) decrease the Singapore Dollar Revolving Credit Commitment of The Hong Kong and Shanghai Banking Corporation Limited, Singapore Branch, and increase the Singapore Dollar Revolving Credit Commitment of Citibank, N.A., Singapore Branch, and the Administrative Agent shall update Schedule I to reflect the same, provided that the reallocations described in this clause (i) shall not result in any reduction in the total Singapore Dollar Revolving Credit Commitments or the total Australian Dollar Revolving Credit Commitments, (ii) no Reallocation of the Unused Revolving Credit Commitment of HSBC Australia or The Hong Kong and Shanghai Banking Corporation Limited, Singapore Branch, shall be permitted to occur without the prior written approval of HSBC Australia or The Hong Kong and Shanghai Banking Corporation Limited, Singapore Branch, as applicable, (iii) prior to the date that Sumitomo Mitsui Banking Corporation confirms to the Administrative Agent and the Borrowers that it has completed its “know your customer” due diligence on the initial Borrowers (which confirmation Sumitomo Mitsui Banking Corporation shall provide promptly after completing the same), no Reallocation of the Unused Revolving Credit Commitment of Sumitomo Mitsui Banking Corporation shall be permitted to occur without the prior written approval of Sumitomo Mitsui Banking Corporation, and (iv) no Reallocation of any Unused Revolving Credit Commitment of a Lender shall cause an increase in the aggregate Revolving Credit Commitments of such Lender and its Affiliates under the Australian Dollar Revolving Credit Facility and the Singapore Dollar Revolving Credit Facility. The Reallocations described in clause (i) shall be documented by Transfer Certificates executed by the applicable Lenders.

ARTICLE III

CONDITIONS OF LENDING

SECTION 3.01 Conditions Precedent to Initial Extension of Credit. The obligation of each Lender to make an Advance on the occasion of the Initial Extension of Credit hereunder is subject to the satisfaction of the following conditions precedent before or concurrently with the Initial Extension of Credit:

(a) Except as otherwise set forth in the Post-Closing Letter Agreement, the Administrative Agent shall have received on or before the day of the Initial Extension of Credit the following, each dated such day (unless otherwise specified), in form and substance satisfactory to the Administrative Agent (unless otherwise specified) and (except for the items specified in clauses (i) and (ii) below) in sufficient copies for each Lender:

(i) Completed requests for information, dated on or before the date of the Initial Extension of Credit, listing all effective financing statements (or equivalent filings) filed in the jurisdictions that the Administrative Agent may deem necessary or desirable that name any Loan Party as debtor, together with copies of such other financing statements, and evidence that all other actions that the Administrative Agent may deem reasonably necessary or desirable have been taken (including, without limitation, receipt of duly executed payoff letters and UCC termination statements).

(ii) With respect to the Unencumbered Assets set forth on Schedule II on the Closing Date, the Deliverables.

(iii) Certified copies of the resolutions of the Board of Directors (or equivalent body), general partner or managing member, as applicable, of each Loan Party and of each general partner or managing member (if any) of each Loan Party approving the transactions contemplated by the Loan Documents and each Loan Document to which it is or is to be a party, and of all documents evidencing other necessary corporate action and governmental and other third party approvals and consents, if any, with respect to the transactions under the Loan Documents and each Loan Document to which it is or is to be a party.

(iv) A copy of a certificate of the Secretary of State (or equivalent authority) of the jurisdiction of incorporation, organization or formation of each Loan Party and of each general partner or managing member (if any) of each Loan Party, dated reasonably near the Closing Date, certifying, if and to the extent such certification is generally available for entities of the type of such Loan Party, (A) as to a true and correct copy of the charter, certificate of limited partnership, limited liability company agreement or other organizational document of such Loan Party, general partner or managing member, as the case may be, and each amendment thereto on file in such Secretary’s office and (B) that (1) such amendments are the only amendments to the charter, certificate of limited partnership, limited liability company agreement or other organizational document, as applicable, of such Loan Party, general partner or managing member, as the case may be, on file in such Secretary’s office and (2) to the extent available, such Loan Party, general partner or managing member, as the case may be, has paid all franchise taxes to the date of such certificate and (C) such Loan Party, general partner or managing member, as the case may be, is duly incorporated, organized or formed and in good standing or presently subsisting under the laws of the jurisdiction of its incorporation, organization or formation.

(v) A copy of a certificate of the Secretary of State (or equivalent authority) of each jurisdiction in which any Loan Party or any general partner or managing member of a Loan Party owns or leases property or in which the conduct of its business requires it to qualify or be licensed as a foreign corporation except where the failure to so qualify or be licensed would not be reasonably likely to have a Material Adverse Effect, dated reasonably near (but prior to) the Closing Date, stating, with respect to each such Loan Party, general partner or managing member, that such Loan Party, general partner or managing member, as the case may be, is duly qualified and in good standing as a foreign corporation, limited partnership or limited liability company in such State and has filed all annual reports required to be filed to the date of such certificate.

(vi) A certificate of each Loan Party and of each general partner or managing member (if any) of each Loan Party, signed on behalf of such Loan Party, general partner or managing member, as applicable, by its President or a Vice President and its Secretary, any Assistant Secretary, or any authorized signatory (or those of its general partner or managing member, if applicable), dated the Closing Date (the statements made in which certificate shall be true on and as of the date of the Initial Extension of Credit), certifying as to (A) the absence of any amendments to the constitutive documents of such Loan Party, general partner or managing member, as applicable, since the date of the certificate referred to in Section 3.01(a)(v), (B) a true and correct copy of the bylaws, operating agreement, partnership agreement or other governing document of such Loan Party, general partner or managing member, as applicable, as in effect on the date on which the resolutions referred to in Section 3.01(a)(iv) were adopted and on the date of the Initial Extension of Credit, (C) the due incorporation, organization or formation and good standing or valid existence of such Loan Party, general partner or managing member, as applicable, as a corporation, limited liability company or partnership organized under the laws of the jurisdiction of its incorporation, organization or formation and the absence of any proceeding for the dissolution or liquidation of such Loan Party, general partner or managing member, as applicable, (D) the truth of the representations and warranties contained in the Loan Documents as though made on and as of the date of the Initial Extension of Credit and (E) the absence of any event occurring and continuing, or resulting from the Initial Extension of Credit, that constitutes a Default.

(vii) A certificate of the Secretary or an Assistant Secretary of each Loan Party (or Responsible Officer of the general partner or managing member of any Loan Party) and of each general partner or managing member (if any) of each Loan Party certifying the names and true signatures of the officers of such Loan Party, or of the general partner or managing member of such Loan Party, authorized to sign each Loan Document to which it is or is to be a party and the other documents to be delivered hereunder and thereunder.

(viii) Such financial, business and other information regarding each Loan Party and its Subsidiaries as the Lenders shall have reasonably requested, including, without limitation, information as to possible contingent liabilities, tax matters, environmental matters, obligations under Plans, Multiemployer Plans and Welfare Plans, collective bargaining agreements and other arrangements with employees, audited Consolidated annual financial statements for the year ending December 31, 2010 of the REIT, interim financial statements dated the end of the most recent fiscal quarter for which financial statements are available (or, in the event the Lenders’ due diligence review reveals material changes since such financial statements, as of a later date within 45 days of the day of the Initial Extension of Credit).

(ix) Evidence of insurance (which may consist of binders or certificates of insurance with respect to the blanket policies of insurance maintained by the Loan Parties with respect to property, commercial general liability and terrorism risks) with such responsible and reputable insurance companies or associations, and in such amounts and covering such risks, as is reasonably satisfactory to the Lenders.

(x) An opinion of Latham & Watkins LLP, counsel for the Loan Parties, in form and substance satisfactory to the Administrative Agent.

(xi) An opinion of TSMP Law Corporation, Singapore counsel for the Loan Parties, in form and substance satisfactory to the Administrative Agent.

(xii) An opinion of Conyers Dill & Pearman (Mauritius) Limited, Mauritian counsel for the Loan Parties, in form and substance satisfactory to the Administrative Agent.

(xiii) An opinion of Venable LLP, Maryland counsel for the Loan Parties, in form and substance satisfactory to the Administrative Agent.

(xiv) An opinion of Shearman & Sterling LLP, counsel for the Administrative Agent, in form and substance satisfactory to the Administrative Agent.

(xv) A breakage indemnity letter agreement executed by the Borrowers, the Operating Partnership, and the REIT in form and substance satisfactory to the Administrative Agent.

(xvi) A letter from the Initial Process Agent addressed to the Administrative Agent confirming its agreement to act as the Initial Process Agent for the purposes of Section 9.11(c).

(xvii) A Notice of Borrowing and an Unencumbered Assets Certificate relating to the Initial Extension of Credit.

(xviii) The Post-Closing Letter Agreement executed by the Initial Singapore Borrower, the Initial Australia Borrower 1 and the Initial Australia Borrower 2, in form and substance satisfactory to the Administrative Agent.

(b) The Lenders shall be satisfied with the corporate and legal structure and capitalization of each Loan Party and its Subsidiaries, including the terms and conditions of the charter and bylaws, operating agreement, partnership agreement or other governing document of each of them.

(c) Before and after giving effect to the transactions contemplated by the Loan Documents, there shall have occurred no material adverse change in the business, condition (financial or otherwise) results of operations or prospects of the REIT, the Borrowers or the Borrowers and their Subsidiaries taken as a whole since December 31, 2010.

(d) There shall exist no action, suit, investigation, litigation or proceeding affecting any Loan Party or any of its Subsidiaries pending or threatened before any court, governmental agency or arbitrator that (i) would be reasonably likely to have a Material Adverse Effect other than the matters described on Schedule 4.01(f) hereto (the “Disclosed Litigation”) or (ii) purports to affect the legality, validity or enforceability of any Loan Document or the consummation of the transactions contemplated thereby, and there shall have been no material adverse change in the status, or financial effect on any Loan Party or any of its Subsidiaries, of the Disclosed Litigation from that described on Schedule 4.01(f) hereto.

(e) All material governmental and third party consents and approvals necessary in connection with the transactions contemplated by the Loan Documents shall have been obtained (without the imposition of any conditions that are not acceptable to the Lenders) and shall remain in effect, and no law or regulation shall be applicable in the reasonable judgment of the Lenders that restrains, prevents or imposes materially adverse conditions upon the transactions contemplated by the Loan Documents.

(f) There shall exist no default or event of default under the Corporate Credit Agreement, any other Corporate Loan Document or any of the Note Documents on the part of the Operating Partnership or any Affiliate thereof (without reference to any waivers or amendments relating thereto that are entered into on or after the date hereof).

(g) The Borrowers shall have paid all accrued fees of the Coordinating Bank, the Administrative Agent and the Lenders (other than any such fees that are being funded out of an Advance in connection with the Initial Extension of Credit) and all reasonable, out-of-pocket expenses of the Administrative Agent (including the reasonable fees and expenses of counsel to the Administrative Agent, subject to the terms of the Fee Letter).

SECTION 3.02 Conditions Precedent to Each Borrowing and Commitment Increase. (a) The obligation of each Lender to make an Advance (other than a Swing Line Advance made by a Lender pursuant to Section 2.02(b)) on the occasion of each Borrowing (including the initial Borrowing) and a Commitment Increase pursuant to Section 2.16 and the right of a Borrower to request a Swing Line Borrowing shall be subject to the further conditions precedent that on the date of such Borrowing or increase the following statements shall be true and the Administrative Agent shall have received for the account of such Lender or the applicable Swing Line Bank (x) an Unencumbered Assets Certificate dated the date of such Borrowing or increase and (y) a certificate signed by a duly authorized officer of the applicable Borrower, dated the date of such Borrowing or increase stating that:

(i) the representations and warranties contained in each Loan Document are true and correct on and as of such date, before and after giving effect to (A) such Borrowing or increase and (B) in the case of any Borrowing, the application of the proceeds therefrom, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties shall have been true and correct on and as of such earlier date));

(ii) no Default or Event of Default has occurred and is continuing, or would result from (A) such Borrowing or increase or (B) in the case of any Borrowing, from the application of the proceeds therefrom; and

(iii) for each Advance, (A) 70% of the Total Unencumbered Asset Value equals or exceeds the Unsecured Debt of the Borrowers, their Subsidiaries and the Sister Subsidiaries that will be outstanding after giving effect to such Advance, issuance or renewal, respectively, and (B) before and after giving effect to such Advance, the Loan Parties shall be in compliance with the covenants contained in Section 5.04, together with supporting information in form satisfactory to the Administrative Agent showing the computations used in determining compliance with such covenants;

and (b) the Administrative Agent shall have received such other approvals, opinions or documents as any Lender through the Administrative Agent may reasonably request in order to confirm (i) the accuracy of the Loan Parties’ representations and warranties contained in the Loan Documents, (ii) the Loan Parties’ timely compliance with the terms, covenants and agreements set forth in the Loan Documents, (iii) the absence of any Default and (iv) the rights and remedies of the Lender Parties or the ability of the Loan Parties to perform their Obligations.

SECTION 3.03 Determinations Under Section 3.01. For purposes of determining compliance with the conditions specified in Section 3.01, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the Administrative Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Lender prior to the Initial Extension of Credit specifying its objection thereto and such Lender shall not have made available to the Administrative Agent such Lender’s ratable portion of the applicable Borrowing.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

SECTION 4.01 Representations and Warranties of the Loan Parties. Each Loan Party represents and warrants as follows:

(a) Each Loan Party and each general partner or managing member, if any, of each Loan Party (i) is a corporation, limited liability company or partnership duly incorporated, organized or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation, organization or formation, (ii) is duly qualified and in good standing as a foreign corporation, limited liability company or partnership in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed except where the failure to so qualify or be licensed would not be reasonably likely to have a Material Adverse Effect and (iii) has all requisite corporate, limited liability company or partnership power and authority (including, without limitation, all governmental licenses, permits and other approvals) to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted. The REIT is organized in conformity with the requirements for qualification as a Real Estate Investment Trust under the Internal Revenue Code, and its method of operation enables it to meet the requirements for qualification and taxation as a Real Estate Investment Trust under the Internal Revenue Code. All of the outstanding Equity Interests in the REIT have been validly issued, are fully paid and non-assessable, all of the general partner Equity Interests in the Operating Partnership are owned by the REIT, and all such general partner Equity Interests are owned by the REIT free and clear of all Liens.

(b) Set forth on Schedule 4.01(b) hereto is a complete and accurate list of all Subsidiaries of each Loan Party, showing as of the date hereof (as to each such Subsidiary) the jurisdiction of its incorporation, organization or formation, the number of shares (or the equivalent thereof) of each class of its Equity Interests authorized, and the number outstanding, on the date hereof and the percentage of each such class of its Equity Interests owned (directly or indirectly) by such Loan Party and the number of shares (or the equivalent thereof) covered by all outstanding options, warrants, rights of conversion or purchase and similar rights at the date hereof. All of the outstanding Equity Interests in each Loan Party’s Subsidiaries have been validly issued, are fully paid and non-assessable and, to the extent owned by such Loan Party or one or more of its Subsidiaries, are owned by such Loan Party or Subsidiaries free and clear of all Liens (other than Liens on Equity Interests in Property-Level Subsidiaries securing Non-Recourse Debt permitted under Section 5.02(b)(ii)(G)).

(c) The execution and delivery by each Loan Party and of each general partner or managing member (if any) of each Loan Party of each Loan Document to which it is or is to be a party, and the performance of its obligations thereunder, and the consummation of the transactions contemplated by the Loan Documents, are within the corporate, limited liability company or partnership powers of such Loan Party, general partner or managing member, have been duly authorized by all necessary corporate, limited liability company or partnership action, and do not (i) contravene the charter or bylaws, operating agreement, partnership agreement or other governing document of such Loan Party, general partner or managing member, (ii) violate any law, rule, regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award, (iii) conflict with or result in the breach of, or constitute a default or require any payment to be made under, any Material Contract binding on or affecting any Loan Party or any of its Subsidiaries or any of their properties, or any general partner or managing member of any Loan Party or (iv) result in or require the creation or imposition of any Lien upon or with respect to any of the properties of any Loan Party or any of its Subsidiaries. No Loan Party or any of its Subsidiaries is in violation of any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or in breach of any such Material Contract, the violation or breach of which would be reasonably likely to have a Material Adverse Effect.

(d) Except as otherwise set forth on Schedule 4.01(d), no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery, recordation, filing or performance by any Loan Party or any general partner or managing member of any Loan Party of any Loan Document to which it is or is to be a party or for the consummation of the transactions contemplated by the Loan Documents and the exercise by the Administrative Agent or any Lender of its rights under the Loan Documents, except for authorizations, approvals, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect.

(e) This Agreement has been, and each other Loan Document when delivered hereunder will have been, duly executed and delivered by each Loan Party and general partner or managing member (if any) of each Loan Party party thereto. This Agreement is, and each other Loan Document when delivered hereunder will be, the legal, valid and binding obligation of each Loan Party and general partner or managing member (if any) of each Loan Party party thereto, enforceable against such Loan Party, general partner or managing member, as the case may be, in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity.

(f) There is no action, suit, investigation, litigation or proceeding affecting any Loan Party or any of its Subsidiaries or any general partner or managing member (if any) of any Loan

Party, including any Environmental Action, pending or, to any Loan Party’s knowledge, threatened before any court, governmental agency or arbitrator that (i) could reasonably be expected to have a Material Adverse Effect (other than the Disclosed Litigation) or (ii) could reasonably be expected to affect the legality, validity or enforceability of any Loan Document or the consummation of the transactions contemplated by the Loan Documents, and there has been no material adverse change in the status, or financial effect on any Loan Party or any of its Subsidiaries or any general partner or managing member (if any) of any Loan Party, of the Disclosed Litigation from that described on Schedule 4.01(f) hereto.

(g) The Consolidated balance sheets of the REIT and its Subsidiaries as at December 31, 2010 and the related Consolidated statement of income and Consolidated statement of cash flows of the REIT and its Subsidiaries for the fiscal year then ended, accompanied by an unqualified opinion of KPMG LLP, independent public accountants, and the Consolidated balance sheet of the REIT as at June 30, 2011, and the related Consolidated statement of income and Consolidated statement of cash flows of the REIT and its Subsidiaries for the six months then ended, copies of which have been furnished to each Lender, fairly present, subject, in the case of such balance sheet as at June 30, 2011, and such statements of income and cash flows for the six months then ended, to year-end audit adjustments, the Consolidated financial condition of the REIT and its Subsidiaries as at such dates and the Consolidated results of operations of the REIT and its Subsidiaries for the periods ended on such dates, all in accordance with generally accepted accounting principles applied on a consistent basis, and since December 31, 2010, there has been no Material Adverse Change.

(h) The Consolidated forecasted balance sheets, statements of income and statements of cash flows of the REIT and its Subsidiaries most recently delivered to the Lenders pursuant to Section 5.03 were prepared in good faith on the basis of the assumptions stated therein, which assumptions were fair in light of the conditions existing at the time of delivery of such forecasts, and represented, at the time of delivery, the REIT’s best estimate of its future financial performance.

(i) No information, exhibit or report furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the negotiation and syndication of the Loan Documents or pursuant to the terms of the Loan Documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein not misleading.

(j) No Loan Party is engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Advance will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock.

(k) Neither any Loan Party nor any of its Subsidiaries nor any general partner or managing member of any Loan Party, as applicable, is an “investment company”, or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company”, as such terms are defined in the Investment Company Act of 1940, as amended. Without limiting the generality of the foregoing, each Loan Party and each of its Subsidiaries and each general partner or managing member of any Loan Party, as applicable: (i) is primarily engaged, directly or through a wholly-owned subsidiary or subsidiaries, in a business or businesses other than that of (A) investing, reinvesting, owning, holding or trading in securities or (B) issuing face-amount certificates of the installment type; (ii) is not engaged in, does not propose to engage in and does not hold itself out as being engaged in the business of (A) investing, reinvesting, owning, holding or trading in securities or (B) issuing face-amount certificates of the installment type; (iii) does not own or propose to acquire investment securities (as defined in the Investment Company Act of 1940, as amended) having a value exceeding forty percent (40%) of the value of such company’s total assets (exclusive of government securities and cash items) on an unconsolidated basis; (iv) has not in the past been engaged in the business of issuing face-amount certificates of the installment type; and (v) does not have any outstanding face-amount certificates of the installment type. Neither the making of any Advances nor the application of the proceeds or repayment thereof by the Borrowers, nor the consummation of the other transactions contemplated by the Loan Documents, will violate any provision of any such Act or any rule, regulation or order of the Securities and Exchange Commission thereunder.

(l) Neither any Loan Party nor any of its Subsidiaries is a party to any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any charter, corporate, partnership, membership or other governing restriction that would be reasonably likely to have a Material Adverse Effect (absent a material default under a Material Contract).

(m) Each of the Assets listed on Schedule II hereto satisfies all Unencumbered Asset Conditions, except to the extent as otherwise set forth herein or waived in writing by the Required Lenders. The Loan Parties are the legal and beneficial owners of the Unencumbered Assets free and clear of any Lien, except for the Liens permitted under the Loan Documents.

(n) Set forth on Schedule 4.01(n) hereto is a complete and accurate list of all Existing Debt (other than Surviving Debt) having a principal amount of at least U.S.$1,000,000, showing as of the date hereof the obligor and the principal amount outstanding thereunder.

(o) Set forth on Schedule 4.01(o) hereto is a complete and accurate list of all Surviving Debt of each Loan Party and its Subsidiaries having a principal amount of at least U.S.$1,000,000 and showing as of such date the obligor and the principal amount outstanding thereunder, the maturity date thereof and the amortization schedule therefor.

(p) Set forth on Schedule 4.01(p) hereto is a complete and accurate list of all Liens on the property or assets of any Loan Party or, with respect to Debt for Borrowed Money, any of its Subsidiaries, showing as of the date hereof the lienholder thereof, the principal amount of the obligations secured thereby and the property or assets of such Loan Party or such Subsidiary subject thereto.

(q) Set forth on Schedule 4.01(q) hereto is a complete and accurate list of all material Real Property owned by any Loan Party or any of its Subsidiaries, showing as of the date hereof, and as of each other date such Schedule 4.01(q) is required to be supplemented pursuant to Section 5.03(i), the street address, county or other relevant jurisdiction, state, record owner and book value thereof. Each Loan Party or such Subsidiary has good, marketable and insurable fee simple title to such Real Property, free and clear of all Liens, other than Liens created or permitted by the Loan Documents.

(r) Set forth on Schedule 4.01(r) hereto is a complete and accurate list of all leases of material Real Property under which any Loan Party or any of its Subsidiaries is the lessee, showing as of the date hereof, and as of each other date such Schedule 4.01(r) is required to be supplemented pursuant to Section 5.03(i), the street address, county or other relevant jurisdiction, state, lessor, lessee, expiration date and annual rental cost thereof. To the best of each Loan Party’s knowledge, each such lease is the legal, valid and binding obligation of the lessor thereof, enforceable in accordance with its terms.

(s) (i) Except as otherwise set forth on Part I of Schedule 4.01(s) hereto, the operations and properties of each Loan Party and each of its Subsidiaries comply in all material respects with all applicable Environmental Laws and Environmental Permits, there is no past non-compliance with such Environmental Laws and Environmental Permits that has resulted in any ongoing material costs or obligations or that is reasonably expected to result in any future material costs or obligations, and no circumstances exist that could be reasonably likely to (A) form the basis of an Environmental Action against any Loan Party or any of its Subsidiaries or any of their properties that could reasonably be expected to have a Material Adverse Effect or (B) cause any such property to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law.

(ii) Except as otherwise set forth on Part II of Schedule 4.01(s) hereto, none of the properties currently or formerly owned or operated by any Loan Party or any of its Subsidiaries is listed or proposed for listing on the NPL or any analogous foreign, state or local list or is adjacent to any such property; there are no and never have been any underground or above ground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed on any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries that is reasonably expected to result in material liability to any Loan Party or any of its Subsidiaries; there is no asbestos or asbestos-containing material on any property currently owned or operated by any Loan Party or any of its Subsidiaries; and Hazardous Materials have not been released, discharged or disposed of on any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries.

(iii) Except as otherwise set forth on Part III of Schedule 4.01(s) hereto, neither any Loan Party nor any of its Subsidiaries is undertaking, and has not completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any governmental or regulatory authority or the requirements of any Environmental Law; and all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries have been disposed of in a manner not reasonably expected to result in material liability to any Loan Party or any of its Subsidiaries.

(t) Each Loan Party and each Subsidiary is in compliance with the requirements of all Laws (including, without limitation, the Securities Act and the Securities Exchange Act, and the applicable rules and regulations thereunder, state securities law and “Blue Sky” laws) applicable to it and its business, where the failure to so comply could reasonably be expected to have a Material Adverse Effect.

(u) Neither the business nor the properties of any Loan Party or any of its Subsidiaries are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that could reasonably be expected to have a Material Adverse Effect.

(v) Each Loan Party has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement (and in the case of the Guarantors, to give the guaranty under this Agreement) and each other Loan Document to which it is or is to be a party, and each Loan Party has established adequate means of obtaining from each other Loan Party on a continuing basis information pertaining to, and is now and on a continuing basis will be completely familiar with, the business, condition (financial or otherwise), operations, performance, properties and prospects of such other Loan Party.

(w) Each Loan Party is, individually and together with its Subsidiaries, Solvent.

(x) No Loan Party has made any extension of credit to any of its directors or executive officers in contravention of any applicable restrictions set forth in Section 402(a) of Sarbanes-Oxley that has resulted in or could reasonably be expected to result in a Material Adverse Effect.

(y) Set forth on Part A of Schedule 4.01(y) hereto is a complete and accurate list of all Excluded Subsidiaries and their respective Excluded Subsidiary Agreements (if any) existing on the date hereof.

(z) (i) No ERISA Event has occurred or is reasonably expected to occur with respect to any Plan that has resulted in or could reasonably be expected to result in a Material Adverse Effect.

(ii) Schedule B (Actuarial Information) to the most recent annual report (Form 5500 Series) for each Plan, copies of which have been filed with the Internal Revenue Service, is complete and accurate in all material respects and fairly presents the funding status of such Plan, and since the date of such Schedule B there has been no change in such funding status that has result in or could reasonably be expected to result in a Material Adverse Effect.

(iii) Neither any Loan Party nor any ERISA Affiliate has incurred or is reasonably expected to incur any Withdrawal Liability to any Multiemployer Plan, except as would not reasonably be expected to result in a Material Adverse Effect.

(iv) Neither any Loan Party nor any ERISA Affiliate has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, and no such Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, within the meaning of Title IV of ERISA, in each case, except as would not reasonably be expected to result in a Material Adverse Effect.

ARTICLE V

COVENANTS OF THE LOAN PARTIES

SECTION 5.01 Affirmative Covenants. So long as any Advance or any other Obligation of any Loan Party under any Loan Document shall remain unpaid or any Lender shall have any Commitment hereunder, each Loan Party will:

(a) Compliance with Laws, Etc. Comply, and cause each of its Subsidiaries to comply, in all material respects, with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, compliance with ERISA and the Racketeer Influenced and Corrupt Organizations Chapter of the Organized Crime Control Act of 1970; provided, however, that the failure to comply with the provisions of this Section 5.01(a) shall not constitute a default hereunder so long as such non-compliance is the subject of a Good Faith Contest.

(b) Payment of Taxes, Etc. Pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent, (i) all taxes, assessments and governmental charges or levies imposed upon it or upon its property and (ii) all lawful claims that, if unpaid, might by law become a Lien upon its property; provided, however, that neither the Loan Parties nor any of their Subsidiaries shall be required to pay or discharge any such tax, assessment, charge or claim that is the subject of a Good Faith Contest, unless and until any Lien resulting therefrom attaches to its property and becomes enforceable against its other creditors.

(c) Compliance with Environmental Laws. Comply, and cause each of its Subsidiaries to comply, and to take commercially reasonably steps to ensure that all lessees and other Persons operating or occupying its properties to comply, in all material respects, with all applicable Environmental Laws and Environmental Permits, except where such non-compliance could not reasonably expected to result in a Material Adverse Effect; obtain and renew and cause each of its Subsidiaries to obtain and renew all Environmental Permits necessary for its operations and properties, except where failure to do so could not reasonably be expected to result in a Material Adverse Effect; and conduct, and cause each of its Subsidiaries to conduct, any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties, in accordance with the requirements of all Environmental Laws, except where failure to do the same could not reasonably be expected to result in a Material Adverse Effect; provided, however, that neither the Loan Parties nor any of their Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is the subject of a Good Faith Contest.

(d) Maintenance of Insurance. Maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which such Loan Party or such Subsidiaries operate.

(e) Preservation of Partnership or Corporate Existence, Etc. Preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its existence (corporate or otherwise), legal structure, legal name, rights (charter and statutory), permits, licenses, approvals, privileges and franchises, except, in the case of Subsidiaries of the Borrowers only, if in the reasonable business judgment of such Subsidiary it is in its best economic interest not to preserve and maintain such rights or franchises and such failure to preserve such rights or franchises is not reasonably likely to result in a Material Adverse Effect (it being understood that the foregoing shall not prohibit, or be violated as a result of, any transactions by or involving any Loan Party or Subsidiary thereof otherwise permitted under Section 5.02(e) or (f) below).

(f) Visitation Rights. At any reasonable time and from time to time, permit the Administrative Agent, or any agent or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, any Loan Party and any of its Subsidiaries, and to discuss the affairs, finances and accounts of any Loan Party and any of its Subsidiaries with any of their general partners, managing members, officers or directors.

(g) Keeping of Books. Keep, and cause each of its Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of such Loan Party and each such Subsidiary in accordance with GAAP.

(h) Maintenance of Properties, Etc. Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted and will from time to time make or cause to be made all appropriate repairs, renewals and replacement thereof except where failure to do so would not have a Material Adverse Effect.

(i) Transactions with Affiliates and Excluded Subsidiaries. Conduct, and cause each of its Subsidiaries to conduct, all transactions otherwise permitted under the Loan Documents with any of their Affiliates (other than transactions exclusively among or between the Loan Parties) or with any Excluded Subsidiary on terms that are fair and reasonable and no less favorable to such Loan Party or such Subsidiary than it would obtain at the time in a comparable arm’s-length transaction with a Person not an Affiliate.

(j) Covenant to Guarantee Obligations. The Borrowers shall cause each Asian Subsidiary to, in each case at the expense of the Borrowers or such Asian Subsidiary:

(i) Within 15 days after any Excluded Subsidiary Agreement terminates or otherwise becomes ineffective as to the Excluded Subsidiary party to such agreement, cause such Excluded Subsidiary to duly execute and deliver to the Administrative Agent a Guaranty Supplement in substantially the form of Exhibit C hereto, or such other guaranty supplement in form and substance satisfactory to the Administrative Agent, guaranteeing the Obligations of the other Loan Parties under the Loan Documents, unless such Excluded Subsidiary (or a related Excluded Subsidiary) shall incur Non-Recourse Debt permitted under Section 5.02(b)(ii)(G) within 60 days after the termination of such Excluded Subsidiary Agreement, and in such case the agreement in respect of such Non-Recourse Debt shall be deemed to be an Excluded Subsidiary Agreement and the Borrowers shall, or cause such Excluded Subsidiary to, promptly deliver to the Administrative Agent (x) a copy of such agreement in respect of such Non-Recourse Debt and (y) an amended Schedule 4.01(y) that sets forth such agreement in respect of such Non-Recourse Debt opposite the name of such Excluded Subsidiary.

(ii) Within 15 days after the formation or acquisition of any new Asian Subsidiary, cause each such Asian Subsidiary (other than an Asian Subsidiary (x) that is prohibited by the terms of any loan agreement or indenture or other agreement to which it or a related Excluded Subsidiary is a party (or a default under any such agreement would result therefrom) from providing guarantees of the Obligations of the Loan Parties under the Loan Documents, (y) that is being formed with the intent to incur Non-Recourse Debt permitted under Section 5.02(b)(ii)(G) in respect of Assets that are not Unencumbered Assets, or (z) that is inactive or holds de minimis assets (any Asian Subsidiary described in clauses (x), (y) or (z) of this parenthetical, a “Limited Subsidiary”)), and cause each direct and indirect parent of such Subsidiary that is not a Limited Subsidiary (if it has not already done so), to duly execute and deliver to the Administrative Agent a Guaranty Supplement in substantially the form of Exhibit C hereto, or such other guaranty supplement in form and substance satisfactory to the Administrative Agent, guaranteeing the other Loan Parties’ Obligations under the Loan Documents, provided that upon the formation or acquisition of any Limited Subsidiary, each such Limited Subsidiary shall be deemed to be an Excluded Subsidiary and each such loan agreement or indenture or other material agreement (if any) that restricts such Limited Subsidiary from providing guarantees of the Obligations of the Loan Parties under the Loan Documents shall be deemed to be an Excluded Subsidiary Agreement, and the Borrowers shall, or cause such Limited Subsidiary to, promptly deliver to the Administrative Agent (1) copies of such agreements or indentures in respect of such Non-Recourse Debt and (2) an amended Schedule 4.01(y) that sets forth such agreements or indentures in respect of such Non-Recourse Debt opposite the name of such Limited Subsidiary.

(iii) Upon the request by a Borrower that any Asset (a “Proposed Unencumbered Asset”) be added as an Unencumbered Asset, in each case at such Borrower’s expense:

(A) within 10 days after such request, furnish to the Administrative Agent (1) the Deliverables, (2) confirmation that the Loan Parties are in compliance with the covenants contained in Section 5.04 (both immediately before and on a pro forma basis immediately after the addition of such Proposed Unencumbered Asset as an Unencumbered Asset), evidenced by a certificate of the Chief Financial Officer (or other Responsible Officer) of such Borrower delivered to the Administrative Agent prior to such addition demonstrating such compliance, and (3) a revised Schedule II hereto reflecting the addition of such Proposed Unencumbered Asset, provided that for purposes of the definition of the term Unencumbered Assets (and subject to the proviso immediately following below), such revised Schedule II shall become effective only upon satisfaction of each of the conditions set forth in this Section 5.01(j)(iii); provided, however, that, notwithstanding the foregoing, the failure to comply with one or more of the Unencumbered Asset Conditions or clause (b) of the definition of Deliverables shall not preclude the addition of any Proposed Unencumbered Asset as an Unencumbered Asset so long as the Required Lenders shall have expressly consented to the addition of such Asset as an Unencumbered Asset notwithstanding such failure; and

(B) as promptly as possible, furnish to the Administrative Agent such other approvals or documents as any Lender through the Administration Agent may reasonably request.

(k) Further Assurances. Promptly upon request by the Administrative Agent, or any Lender through the Administrative Agent, correct any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof.

(l) Performance of Material Contracts. Perform and observe in all material respects all the terms and provisions of each Material Contract to be performed or observed by it, maintain each such Material Contract in full force and effect, enforce in all material respects each such Material Contract in accordance with its terms, take all such action to such end as may be from time to time reasonably requested by the Administrative Agent and, upon request of the Administrative Agent, make to each other party to each such Material Contract such demands and requests for information and reports or for action as any Loan Party or any of its Subsidiaries is entitled to make under such Material Contract, and cause each of its Subsidiaries to do so.

(m) Compliance with Terms of Leaseholds. Make all payments and otherwise perform all obligations in respect of all leases of real property to which the Borrowers or any of their Subsidiaries is a party, keep such leases in full force and effect and not allow such leases to lapse or be terminated or any rights to renew such leases to be forfeited or cancelled, except, in the case of Subsidiaries of the Borrowers only, if in the reasonably business judgment of such Subsidiary it is in its best economic interest not to maintain such lease or prevent such lapse, termination, forfeiture or cancellation and such failure to maintain such lease or prevent such lapse, termination, forfeiture or cancellation is not in respect of a Qualifying Ground Lease for an Unencumbered Asset and is not otherwise reasonably likely to result in a Material Adverse Effect, notify the Administrative Agent of any default by any party with respect to such leases and cooperate with the Administrative Agent in all respects to cure any such default, and cause each of its Subsidiaries to do so.

(n) Interest Rate Hedging. Enter into within 30 days after the Closing Date, and maintain at all times thereafter, interest rate Hedge Agreements (i) with Persons reasonably acceptable to the Administrative Agent, (ii) providing either an interest-rate swap for a fixed rate of interest reasonably acceptable to the Administrative Agent or an interest-rate cap at an interest rate reasonably acceptable to the Administrative Agent, (iii) covering a notional amount equal to the amount, if any, by which (A) 66 2/3% of Consolidated Debt for Borrowed Money of the REIT and its Subsidiaries exceeds (B) all Consolidated Debt for Borrowed Money of the REIT and its Subsidiaries then accruing interest at a fixed rate acceptable to the Administrative Agent and (iv) otherwise on terms and conditions reasonably acceptable to the Administrative Agent.

(o) Maintenance of REIT Status. In the case of the REIT, at all times, conduct its affairs and the affairs of its Subsidiaries in a manner so as to continue to qualify as a Real Estate Investment Trust and elect to be treated as a Real Estate Investment Trust under all applicable laws, rules and regulations.

(p) NYSE Listing. In the case of the REIT, at all times cause its common shares to be duly listed on the New York Stock Exchange or other national stock exchange.

(q) Sarbanes-Oxley. Comply at all times with all applicable provisions of Section 402(a) of Sarbanes-Oxley, except where the failure to so comply could not reasonably be expected to result in a Material Adverse Effect.

(r) Additional Borrowers. If after the Closing Date, an Additional Borrower desires to become a Borrower hereunder, the Additional Borrower shall: (i) provide at least five (5) Business Days’ prior notice to the Administrative Agent, and such notice shall designate whether the Additional Borrower proposes to be a Singapore Borrower, an Australia Borrower or a Hong Kong Borrower; (ii) duly execute and deliver to the Administrative Agent a Borrower Accession Agreement; (iii) satisfy all of the conditions with respect thereto in form and substance reasonably satisfactory to the Administrative Agent; (iv) satisfy the “know your customer” requirements of the Administrative Agent and each Lender and (v) obtain the consent of the Lenders in the applicable Facility under which such Additional Borrower proposes to become a Borrower that such Additional Borrower is acceptable as a Borrower under the Loan Documents. The Additional Borrower’s addition as a Borrower shall also be conditioned upon (x) the Administrative Agent having determined that no withholding taxes will be imposed on any Lender after the addition of such Additional Borrower as a result of the addition of such Additional Borrower and (y) the Administrative Agent having received (A) a certificate signed by a duly authorized officer of the Additional Borrower, dated the date of such Borrower Accession Agreement certifying that: (1) the representations and warranties contained in each Loan Document are true and correct on and as of such date, before and after giving effect to the Additional Borrower becoming a Borrower and as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties shall have been true and correct on and as of such earlier date) and (2) no Default or Event of Default has occurred and is continuing as of such date or would occur as a result of the Additional Borrower becoming a Borrower, (B) all of the documents set forth in Sections 3.01(a)(iii), (iv), (v), (vi), (vii), (viii) with respect to the Additional Borrower and (C) a corporate formalities legal opinion relating to the Additional Borrower from counsel reasonably acceptable to the Administrative Agent, all in form and substance reasonably satisfactory to the Agent. Upon the Additional Borrower’s addition as a Borrower, the Additional Borrower shall be deemed to be a Singapore Borrower, an Australia Borrower or a Hong Kong Borrower hereunder, as the case may be. The Administrative Agent shall promptly notify each Lender upon the Additional Borrower’s addition as a Borrower hereunder and shall, upon request by any Lender, provide such Lender with a copy of the executed Borrower Accession Agreement.

(s) Certain Amendments to Note Documents. If any of the Note Documents is modified (i) to add covenants or events of default that are not provided for in this Agreement, or (ii) to make covenants or events of default that are contained in the Note Documents immediately prior to such modification (and that are contained in this Agreement immediately prior to such modification) more restrictive than such covenants or events of default were immediately prior to such modification, then (x) such additional or more restrictive covenants or events of default shall immediately and automatically be incorporated by reference in this Agreement as if set forth fully herein, mutatis mutandis, effective as of the time when such additional or more restrictive covenants or events of default become effective under the Note Documents, and no such provision may thereafter be waived, amended or modified under this Agreement except in accordance with the provisions of Section 9.01, and (y) the Operating Partnership shall promptly, and in any event within five (5) Business Days of entering into any such modification, so advise the Administrative Agent thereof in writing. Thereafter, upon the request of the Administrative Agent or the Required Lenders, the Loan Parties shall enter into an amendment to this Agreement evidencing the incorporation of such incremental or more restrictive covenant or event of default.

SECTION 5.02 Negative Covenants. So long as any Advance or any other Obligation of any Loan Party under any Loan Document shall remain unpaid or any Lender shall have any Commitment hereunder, no Loan Party will, at any time:

(a) Liens, Etc. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Lien on or with respect to any of its properties of any character (including, without limitation, accounts) whether now owned or hereafter acquired, or sign or file or suffer to exist, or permit any of its Subsidiaries to sign or file or suffer to exist, under the Uniform Commercial Code of any jurisdiction, a financing statement (other than such financing statements filed solely as a precaution in respect of true leases entered in the ordinary course of business) that names such Loan Party or any of its Subsidiaries as debtor, or sign or suffer to exist, or permit any of its Subsidiaries to sign or suffer to exist, any security agreement authorizing any secured party thereunder to file such financing statement, or assign, or permit any of its Subsidiaries to assign, any accounts or other right to receive income, except, in the case of the Loan Parties (other than the REIT) and their respective Subsidiaries:

(i) Permitted Liens;

(ii) Liens described on Schedule 4.01(p) hereto;

(iii) purchase money Liens upon or in equipment acquired or held by such Loan Party or any of its Subsidiaries in the ordinary course of business to secure the purchase price of such equipment or to secure Debt incurred solely for the purpose of financing the acquisition of any such equipment to be subject to such Liens, or Liens existing on any such equipment at the time of acquisition (other than any such Liens created in contemplation of such acquisition that do not secure the purchase price), or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount; provided, however, that no such Lien shall extend to or cover any property other than the equipment being acquired, and no such extension, renewal or replacement shall extend to or cover any property not theretofore subject to the Lien being extended, renewed or replaced; and provided further that the aggregate principal amount of the Debt secured by Liens permitted by this clause (iii) shall not exceed the amount permitted under Section 5.02(b)(ii)(B) at any time outstanding;

(iv) Liens arising in connection with Capitalized Leases permitted under Section 5.02(b)(ii)(C), provided that no such Lien shall extend to or cover any assets other than the assets subject to such Capitalized Leases;

(v) Liens on property of a Person existing at the time such Person is acquired by, merged into or consolidated with any Loan Party or any Subsidiary of any Loan Party or becomes a Subsidiary of any Loan Party, provided that such Liens were not created in contemplation of such merger, consolidation or acquisition and do not extend to any assets other than those of the Person so merged into or consolidated with such Loan Party or such Subsidiary or acquired by such Loan Party or such Subsidiary;

(vi) other Liens securing Non-Recourse Debt permitted under Section 5.02(b)(ii)(G);

(vii) the replacement, extension or renewal of any Lien permitted by clause (iii) or (v) above upon or in the same property theretofore subject thereto or the replacement, extension or renewal of the Debt secured thereby;

(viii) Liens on property of the Operating Partnership or its Subsidiaries (other than Unencumbered Assets) securing Debt under the Corporate Credit Agreement, the other Corporate Loan Documents or the Note Documents so long as no Default or Event of Default arises therefrom; and

(ix) other Liens incurred in the ordinary course of business with respect to obligations in an amount not to exceed U.S.$3,000,000 in the aggregate at any time.

(b) Debt. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Debt, except:

(i) (y) in the case of any Loan Party or any Subsidiary of a Loan Party, Debt owed to any other Loan Party or any wholly-owned Subsidiary of any Loan Party (other than an Excluded Subsidiary), provided that, in each case, such Debt (1) shall be on terms acceptable to the Administrative Agent and (2) shall be evidenced by promissory notes in form and substance satisfactory to the Administrative Agent, which promissory notes shall (unless payable to a Borrower) by their terms be subordinated to the Obligations of the Loan Parties under the Loan Documents, and (z) in the case of any Excluded Subsidiary, Debt owed to any other Excluded Subsidiary;

(ii) in the case of each Loan Party (other than the REIT) and its Subsidiaries,

(A) Debt under the Loan Documents,

(B) Debt secured by Liens permitted by Section 5.02(a)(iii) not to exceed in the aggregate U.S.$7,500,000 at any time outstanding,

(C) (1) Capitalized Leases (other than with respect to Real Property) not to exceed in the aggregate U.S.$25,000,000 at any time outstanding, and (2) in the case of Capitalized Leases (other than with respect to Real Property) to which any Subsidiary of a Loan Party is a party, Debt of such Loan Party of the type described in clause (i) of the definition of “Debt” guaranteeing the Obligations of such Subsidiary under such Capitalized Leases,

(D) [intentionally omitted],

(E) Debt in respect of Hedge Agreements designed to hedge against fluctuations in interest rates or foreign exchange rates incurred in the ordinary course of business and consistent with prudent business practice,

(F) Unsecured Debt of the REIT and its Subsidiaries incurred in the ordinary course of business for borrowed money, maturing within one year from the date created, and aggregating, on a Consolidated basis, not more than U.S.$25,000,000 at any one time outstanding, and

(G) Non-Recourse Debt (including, without limitation, the JV Pro Rata Share of Non-Recourse Debt of any Joint Venture) in respect of Assets other than Unencumbered Assets, the incurrence of which would not result in a Default under Section 5.04 or any other provision of this Agreement;

(iii) In the case of the REIT or any of its Subsidiaries:

(A) Debt under Customary Carve-Out Agreements,

(B) the Surviving Debt described on Schedule 4.01(o) hereto and any Refinancing Debt, extending, refunding, or refinancing such Surviving Debt, and

(C) Recourse Debt (whether secured or unsecured) in an amount not to exceed in the aggregate (1) 20% of Total Asset Value plus (2) the total commitment amount under the Corporate Loan Documents; provided, however, that any recourse guaranties of Non-Recourse Debt (exclusive of Customary Carve-Out Agreements) otherwise permitted under this clause (C) shall not exceed in the aggregate 5% of Total Asset Value; provided further that during any period in which the Parent Guarantor shall maintain a Debt Rating of BBB /Baa3 or better, then the Parent Guarantor and its Subsidiaries shall be permitted to incur Recourse Debt in any amount that would not result in a failure by any Borrower or the Parent Guarantor to comply with any of the financial covenants applicable to it contained in Section 5.04;

(iv) In the case of the REIT or any of its Subsidiaries (other than the Borrowers and their Subsidiaries), Debt under the Corporate Credit Agreement, the other Corporate Loan Documents and the Note Documents;

(v) in the case of each Loan Party, Debt under the Loan Documents; and

(vi) endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business.

(c) Corporate Credit Agreement; Note Documents. Notwithstanding anything to the contrary herein, permit a Borrower, any Subsidiary of the Borrowers or any Sister Subsidiary that is a Guarantor to guarantee or otherwise become an obligor with respect to the obligations under the Corporate Credit Agreement, the other Corporate Loan Documents or the Note Documents.

(d) Change in Nature of Business. Engage in, or permit any of its Subsidiaries to engage in, any material new line of business different from those lines of business conducted by the Borrowers or any of their Subsidiaries on the Effective Date (after giving effect to the transactions contemplated by the Loan Documents), including the ownership, acquisition, development, construction, rental and management of Real Property (including all Assets), and activities substantially related, necessary or incidental thereto.

(e) Mergers, Etc. Merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, any Person, or permit any of its Subsidiaries to do so; provided, however, that (i) any Subsidiary of a Loan Party may merge or consolidate with or into, or dispose of assets to, any other Subsidiary of a Loan Party (provided that if one or more of such Subsidiaries is also a Loan Party, a Loan Party shall be the surviving entity) or any other Loan Party (provided that such Loan Party or, in the case of any Loan Party other than a Borrower, another Loan Party shall be the surviving entity), and (ii) any Loan Party may merge with any Person that is not a Loan Party so long as such Loan Party or another Loan Party is the surviving entity, provided, in each case, that no Default shall have occurred and be continuing at the time of such proposed transaction or would result therefrom. Notwithstanding any other provision of this Agreement, (y) any Subsidiary of a Loan Party (other than the Borrowers and any Subsidiary that is the direct owner of an Unencumbered Asset) may liquidate or dissolve if the Borrowers determine in good faith that such liquidation or dissolution is in the best interests of the Borrowers and the assets or proceeds from the liquidation or dissolution of such Subsidiary are transferred to a Borrower or any Subsidiary thereof, which Subsidiary shall be a Loan Party if the Subsidiary being liquidated or dissolved is a Loan Party, provided that no Default or Event of Default shall have occurred and be continuing at the time of such proposed transaction or would result therefrom, and (z) any Loan Party or Subsidiary of a Loan Party shall be permitted to effect any Transfer of Unencumbered Assets through the sale or transfer of the direct or indirect Equity Interests in the Subsidiary of such Loan Party that owns such Unencumbered Assets so long as Section 5.02(f) would otherwise permit the Transfer of all Unencumbered Assets owned by such Subsidiary at the time of such sale or transfer of such Equity Interests. Upon the sale or transfer of Equity Interests in any Subsidiary or Subsidiaries of a Loan Party permitted under clause (z) above, the Administrative Agent shall, upon the request of the applicable Borrower, release such Subsidiary or Subsidiaries from the Guaranty.

(f) Sales, Etc. of Assets. (i) In the case of the REIT, sell, lease, transfer or otherwise dispose of, or grant any option or other right to purchase, lease or otherwise acquire any assets and (ii) in the case of the Loan Parties (other than the REIT), sell, lease (other than enter into Tenancy Leases), transfer or otherwise dispose of, or grant any option or other right to purchase, lease (other than any option or other right to enter into Tenancy Leases) or otherwise acquire, or permit any of its Subsidiaries to sell, lease (other than pursuant to a Tenancy Lease), transfer or otherwise dispose of, or grant any option or other right to purchase, lease (other than an option or other right to enter into a Tenancy Lease) or otherwise acquire (each action described in clause (ii) of this subsection (f) being a “Transfer”), any Unencumbered Asset or Unencumbered Assets (or any direct or indirect Equity Interests in the owner thereof) other than the following Transfers, which shall be permitted hereunder only so long as no Default or Event of Default shall exist or would result therefrom:

(A) the Transfer of any Unencumbered Asset or Unencumbered Assets from any Loan Party to another Loan Party or from a Subsidiary of a Loan Party to another Subsidiary of such Loan Party or any other Loan Party, and

(B) the Transfer of any Unencumbered Asset or Unencumbered Assets to any Person, or the designation of an Unencumbered Asset or Unencumbered Assets as a non-Unencumbered Asset or non-Unencumbered Assets, in each case with the intention that such Unencumbered Asset or Unencumbered Assets, upon consummation of such Transfer or upon such designation, shall no longer constitute an Unencumbered Asset or Unencumbered Assets for purposes of this Agreement, provided that (x) the remaining Unencumbered Assets continue to satisfy all Unencumbered Asset Conditions and (y) the Loan Parties shall be in compliance with the covenants contained in Section 5.04 both immediately before and on a pro forma basis immediately after giving effect to such Transfer, provided further that compliance with the foregoing proviso shall be evidenced by a certificate of the Chief Financial Officer (or other Responsible Officer performing similar functions) of the applicable Borrower delivered to the Administrative Agent prior to the date of such Transfer demonstrating such compliance, together with supporting information in detail reasonably satisfactory to the Administrative Agent.

If, at any time after the designation in accordance with the foregoing clause (B) of all Unencumbered Assets of any Property-Level Subsidiary as non-Unencumbered Assets, the Administrative Agent shall, upon the request of the applicable Borrower, release such Subsidiary (and any other Subsidiary related thereto to the extent reasonably requested by such Borrower) from the Guaranty.

(g) Investments in Other Persons. Make or hold, or permit any of its Subsidiaries to make or hold, any Investment in any Person other than:

(i) Investments by the Loan Parties and their Subsidiaries in their Subsidiaries outstanding on the date hereof and additional Investments in Subsidiaries (including, without limitation, Investments comprised of loans or equity contributions to Excluded Subsidiaries or loans or equity contributions by one Excluded Subsidiary to another Excluded Subsidiary) and, in the case of the Loan Parties (other than the REIT) and their Subsidiaries, Investments in Assets (including by asset or Equity Interest acquisitions), in each case subject, where applicable, to the limitations set forth in Section 5.02(g)(iv);

(ii) Investments in Cash Equivalents;

(iii) Investments consisting of intercompany Debt permitted under Section 5.02(b)(i);

(iv) Investments consisting of the following items so long as (y) the aggregate amount outstanding, without duplication, of all Investments described in this subsection does not exceed, at any time, 35% of Total Asset Value at such time, and (z) the aggregate amount of each of the following items of Investments does not exceed the specified percentage of Total Asset Value set forth below:

(A) Investments in Redevelopment Assets and Development Assets (including such assets that such Person has contracted to purchase for development with or without options to terminate the purchase agreement), so long as the aggregate amount of all such Investments in Redevelopment Assets and Development Assets, calculated on the basis of actual cost, does not at any time exceed 25.0% of Total Asset Value at such time; provided, however, that the limitations set forth in this clause (A) shall not apply to any Redevelopment Asset or Development Asset that is 85% pre-leased pursuant to duly executed Tenancy Leases and all completion and performance guarantees pertaining to such Asset are reasonably satisfactory to the Administrative Agent,

(B) Investments in undeveloped land (including undeveloped land that such Person has contracted to purchase with or without options to terminate the purchase agreement), so long as the aggregate amount of all such Investments in undeveloped land, calculated on the basis of actual cost, does not at any time exceed 10.0% of Total Asset Value at such time, and

(C) Investments in Joint Ventures of any Loan Party or its Subsidiaries so long as the aggregate amount of such Investments outstanding does not at any time exceed 25% of Total Asset Value of the REIT and its Subsidiaries, as determined in accordance with GAAP, at such time;

(v) Investments by a Borrower in Hedge Agreements permitted under Section 5.02(b)(ii)(E);

(vi) To the extent permitted by applicable law, advances to officers, directors and employees of any Loan Party or any Subsidiary of any Loan Party in the ordinary course of business, for travel, entertainment, relocation and analogous ordinary business purposes;

(vii) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit extended in the ordinary course of business in an aggregate amount not to exceed U.S.$10,000,000; and

(viii) Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss.

(h) Restricted Payments. In the case of the REIT, declare or pay any dividends, purchase, redeem, retire, defease or otherwise acquire for value any of its Equity Interests now or hereafter outstanding, return any capital to its stockholders, partners or members (or the equivalent Persons thereof) as such, make any distribution of assets, Equity Interests, obligations or securities to its stockholders, partners or members (or the equivalent Persons thereof) as such; provided, however, that the REIT may declare and pay dividends or make other distributions of common stock or cash or purchase, redeem, retire, defease or otherwise acquire for value any of its Equity Interests, in each case only (i) so long as no Event of Default under Sections 6.01(a), (c) or (e) shall have occurred and be continuing, (y) in an aggregate amount not to exceed during any four consecutive fiscal quarters of the REIT the greater of (A) 95% of Funds From Operations for such four fiscal quarter period and (B) the minimum amount necessary to maintain its status as a Real Estate Investment Trust and avoid the imposition of income or excise taxes on the REIT, and (ii) as may be required to comply with Section 5.01(o).

(i) Amendments of Constitutive Documents. Amend, in each case in any material respect, its limited liability company agreement, certificate of incorporation or bylaws or other constitutive documents, provided that (i) any amendment to any such constitutive document that would be adverse to any of the Lenders shall be deemed “material” for purposes of this Section, (ii) any amendment to any such constitutive document that would designate such Loan Party as a “special purpose entity” or otherwise confirm such Loan Party’s status as a “special purpose entity” shall be deemed “not material” for purposes of this Section, (iii) any amendment to any such constitutive document effected solely for the purpose of designating (or otherwise establishing the terms of), issuing, or authorizing for issuance Preferred Interests in the REIT that do not comprise Debt and are not otherwise prohibited under the other provisions of this Agreement shall be deemed “not material” for purposes of this Section, and (iv) any amendment to any such constitutive document effected solely for the purpose of issuing or otherwise establishing the terms of Preferred Interests of a Borrower in connection with a contemporaneous issuance of Preferred Interests of the REIT of the type described in the foregoing clause (iii) and in accordance with Section 4.3 of the Seventh Amended and Restated Agreement of Limited Partnership of the Operating Partnership dated as of February 4, 2008 (or any substantially similar provisions in any subsequent amendment thereof), which Preferred Interests of the Operating Partnership do not comprise Debt and are not otherwise prohibited under the other provisions of this Agreement, shall be deemed “not material” for purposes of this Section.

(j) Accounting Changes. Make or permit, or permit any of its Subsidiaries to make or permit, any change in (i) accounting policies or reporting practices, except as required or permitted by generally accepted accounting principles, or (ii) Fiscal Year.

(k) Speculative Transactions. Engage, or permit any of its Subsidiaries to engage, in any transaction involving commodity options or futures contracts or any similar speculative transactions.

(l) Payment Restrictions Affecting Subsidiaries. Directly or indirectly, enter into or suffer to exist, or permit any of its Subsidiaries to enter into or suffer to exist, any agreement or arrangement limiting the ability of any of its Subsidiaries to declare or pay dividends or other distributions in respect of its Equity Interests or repay or prepay any Debt owed to, make loans or advances to, or otherwise transfer assets to or invest in, a Borrower or any Subsidiary of a Borrower (whether through a covenant restricting dividends, loans, asset transfers or investments, a financial covenant or otherwise), except (i) the Loan Documents and the Corporate Loan Documents, (ii) any agreement or instrument evidencing Surviving Debt or Refinancing Debt, (iii) any agreement evidencing any Non-Recourse Debt permitted under this Agreement so long as any such limiting agreement or arrangement in such agreement may be triggered only by a default or event of default under the terms of such agreement or is on customary terms otherwise satisfactory to the Administrative Agent; (iv) customary provisions under Debt permitted under Section 5.02(b) which, following a default or event of default in respect of such Debt, limit the ability of any Person to make payments on Debt described in Section 5.02(b)(i); (v) customary provisions under any secured Debt permitted under Section 5.02(b) which limit the ability of any Person to transfer the assets encumbered by Liens securing such Debt; (vi) provisions under the Note Documents (including affirmative and negative covenants) that are generally consistent with comparable provisions under the Loan Documents; (vii) any agreement in effect at the time such Subsidiary becomes a Subsidiary of a Borrower, so long as such agreement was not entered into solely in contemplation of such Person becoming a Subsidiary of a Borrower, (viii) any Excluded Subsidiary Agreement, and (ix) any restrictions with respect to any Subsidiary of a Borrower imposed pursuant to an agreement which has been entered into for the sale or disposition of all or substantially all of the Equity Interests in or assets of such Subsidiary to an unaffiliated Person that is not prohibited by Section 5.02(f).

(m) Amendment, Etc. of Material Contracts. Cancel or terminate any Material Contract or consent to or accept any cancellation or termination thereof, amend or otherwise modify any Material Contract or give any consent, waiver or approval thereunder, waive any default under or breach of any Material Contract, agree in any manner to any other amendment, modification or change of any term or condition of any Material Contract or take any other action in connection with any Material Contract that would materially impair the value of the interest or rights of any Loan Party thereunder or that would impair or otherwise materially adversely affect the interest or rights of the Administrative Agent or any Lender, or permit any of its Subsidiaries to do any of the foregoing.

(n) Negative Pledge. Enter into or suffer to exist, or permit any of its Subsidiaries to enter into or suffer to exist, any agreement prohibiting or conditioning the creation or assumption of any Lien upon any of its property or assets (including, without limitation, any Unencumbered Assets), except

(i) pursuant to the Loan Documents, the Corporate Loan Documents or the Note Documents, (ii) pursuant to any Excluded Subsidiary Agreement, (iii) as set forth in Article 11 of the Fifth Amended and Restated Agreement of Limited Partnership of the Operating Partnership, as in effect on the date hereof (or any substantially similar provisions in any subsequent amendment thereof, to the extent such amendment is permitted under the Loan Documents), or (iv) in connection with (A) any Surviving Debt and any Refinancing Debt extending, refunding or refinancing such Surviving Debt, (B) any purchase money Debt permitted by Section 5.02(b)(ii)(B) solely to the extent that the agreement or instrument governing such Debt prohibits a Lien on the property acquired with the proceeds of such Debt, (C) any Capitalized Lease permitted by Section 5.02(b)(ii)(C) solely to the extent that such Capitalized Lease prohibits a Lien on the property subject thereto, (D) any Debt outstanding on the date any Subsidiary of a Borrower becomes such a Subsidiary (so long as such agreement was not entered into solely in contemplation of such Subsidiary becoming a Subsidiary of a Borrower), (E) any Non-Recourse Debt permitted under Section 5.02(b)(ii)(G), or (F) any Debt permitted under Section 5.02(b)(iii)(C).

(o) REIT as Holding Company. In the case of the REIT, enter into or conduct any business, or engage in any activity (including, without limitation, any action or transaction that is required or restricted with respect to the Borrowers and their Subsidiaries under Sections 5.01 and 5.02 without regard to any of the enumerated exceptions to such covenants), other than (i) the holding of the Equity Interests of the Operating Partnership; (ii) the performance of its duties as general partner of the Operating Partnership; (iii) the performance of its Obligations (subject to the limitations set forth in the Loan Documents) under each Loan Document to which it is a party; (iv) the making of equity Investments in the Operating Partnership and its Subsidiaries, provided each such Investment (A) shall be on terms acceptable to the Administrative Agent and (B) shall be evidenced by stock certificates, promissory notes or instruments in form and substance satisfactory to the Administrative Agent; (v) maintenance of any deposit accounts required in connection with the conduct by the REIT of business activities otherwise permitted under the Loan Documents; (vi) activities permitted under the Loan Documents, including without limitation the incurrence of Debt (and guarantees thereof) permitted under Sections 5.02(b)(iii) and (iv); (vii) engaging in any activity necessary or desirable to continue to qualify as a Real Estate Investment Trust; and (viii) activities incidental to each of the foregoing.

(p) Excluded Subsidiaries. Enter into or suffer to exist, or permit any Excluded Subsidiary to enter into or suffer to exist, any agreement prohibiting or conditioning (i) the guaranty by such Excluded Subsidiary of the Obligations of the Loan Parties under the Loan Documents or (ii) the creation or assumption of any Lien upon any of such Excluded Subsidiary’s property or assets, except (x) as would be permitted under Section 5.02(n) or 5.01(e), (y) pursuant to an Excluded Subsidiary Agreement in effect on the later of the Effective Date and the date on which such Excluded Subsidiary becomes a Subsidiary of such Loan Party or (z) in connection with the incurrence by such Excluded Subsidiary (or Subsidiary of a Borrower directly related thereto) of Debt permitted under Section 5.02(b)(ii)(G) or 5.02(b)(iii)(C).

(q) Repayment of Qualified French Intercompany Loans. Pay, prepay, terminate or otherwise retire any Qualified French Intercompany Loan without the prior written approval of the Administrative Agent.

SECTION 5.03 Reporting Requirements. So long as any Advance or any other Obligation of any Loan Party under any Loan Document shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrowers will furnish to the Administrative Agent for transmission to the Lenders in accordance with Section 9.02(b):

(a) Default Notice. As soon as possible and in any event within three (3) Business Days after a Responsible Officer obtains knowledge of the occurrence of each Default or any event,

development or occurrence reasonably likely to have a Material Adverse Effect, in each case, if continuing on the date of such statement, a statement of the Chief Financial Officer (or other Responsible Officer) of the REIT setting forth details of such Default or such event, development or occurrence and the action that the REIT has taken and proposes to take with respect thereto.

(b) Annual Financials. As soon as available and in any event within 90 days after the end of each Fiscal Year, a copy of the annual audit report for such year for the REIT and its Subsidiaries, including therein Consolidated balance sheets of the REIT and its Subsidiaries as of the end of such Fiscal Year and Consolidated statements of income and a Consolidated statement of cash flows of the REIT and its Subsidiaries for such Fiscal Year (it being acknowledged that a copy of the annual audit report filed by the REIT with the Securities and Exchange Commission shall satisfy the foregoing requirements), in each case accompanied by an opinion reasonably acceptable to the Administrative Agent of KPMG LLP or other independent public accountants of recognized standing reasonably acceptable to the Administrative Agent, together with (i) a certificate of such accounting firm to the Lenders stating that in the course of the regular audit of the business of the REIT and its Subsidiaries, which audit was conducted by such accounting firm in accordance with generally accepted auditing standards, such accounting firm has obtained no knowledge that a Default with respect to Section 5.04 has occurred and is continuing, or if, in the opinion of such accounting firm, a Default with respect to Section 5.04 has occurred and is continuing, a statement as to the nature thereof, (ii) a schedule in form reasonably satisfactory to the Administrative Agent of the computations used by such accountants in determining, as of the end of such Fiscal Year, compliance with the covenants contained in Section 5.04, provided that in the event of any change in GAAP used in the preparation of such financial statements, the REIT shall also provide, if necessary for the determination of compliance with Section 5.04, a statement of reconciliation conforming such financial statements to GAAP and (iii) a certificate of the Chief Financial Officer (or other Responsible Officer performing similar functions) of the REIT stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that the REIT has taken and proposes to take with respect thereto.

(c) Quarterly Financials. As soon as available and in any event within 45 days after the end of each of the first three quarters of each Fiscal Year, Consolidated balance sheets of the REIT and its Subsidiaries as of the end of such quarter and Consolidated statements of income and a Consolidated statement of cash flows of the REIT and its Subsidiaries for the period commencing at the end of the previous fiscal quarter and ending with the end of such fiscal quarter and Consolidated statements of income and a Consolidated statement of cash flows of the REIT and its Subsidiaries for the period commencing at the end of the previous Fiscal Year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding date or period of the preceding Fiscal Year, all in reasonable detail and duly certified (subject to normal year-end audit adjustments) by the Chief Financial Officer (or other Responsible Officer performing similar functions) of the REIT as having been prepared in accordance with GAAP (it being acknowledged that a copy of the quarterly financials filed by the REIT with the Securities and Exchange Commission shall satisfy the foregoing requirements), together with (i) a certificate of said officer stating that (x) no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that the REIT has taken and proposes to take with respect thereto and (y) setting forth the withholding tax rate applicable in such jurisdiction to the making of interest payments on Debt to lenders domiciled in Singapore or Australia in all Withholding Tax Jurisdictions, and (ii) a schedule in form reasonably satisfactory to the Administrative Agent of the computations used by the REIT in determining compliance with the covenants contained in Section 5.04, provided that in the event of any change in GAAP used in the preparation of such financial statements, the REIT shall also provide, if necessary for the determination of compliance with Section 5.04, a statement of reconciliation conforming such financial statements to GAAP, provided further, that items that would otherwise be required to be furnished pursuant to this Section 5.03(c) prior to the 45th day after the Closing Date shall be furnished on or before the 45th day after the Closing Date.

(d) Unencumbered Assets Certificate. As soon as available and in any event within (i) 45 days after the end of each of the first three quarters of each Fiscal Year and (ii) 70 days after the end of the fourth quarter of each Fiscal Year, an Unencumbered Assets Certificate, as at the end of such quarter, certified by the Chief Financial Officer (or other Responsible Officer performing similar functions) of the REIT.

(e) Unencumbered Assets Financials. As soon as available and in any event within (i) 45 days after the end of each of the first three quarters of each Fiscal Year and (ii) 70 days after the end of the fourth quarter of each Fiscal Year, financial information in respect of all Unencumbered Assets, in form and detail satisfactory to the Administrative Agent.

(f) Annual Budgets. As soon as available and in any event no later than 90 days after the end of each Fiscal Year, forecasts prepared by management of the REIT, in form satisfactory to the Administrative Agent, of balance sheets, income statements and cash flow statements on a monthly basis for the then current Fiscal Year and on an annual basis for each Fiscal Year thereafter until the Termination Date.

(g) Material Litigation. Promptly after the commencement thereof, notice of all actions, suits, investigations, litigation and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting any Loan Party or any of its Subsidiaries of the type described in Section 4.01(f), and promptly after the occurrence thereof, notice of any material adverse change in the status or the financial effect on any Loan Party or any of its Subsidiaries of the Disclosed Litigation from that described on Schedule 4.01(f) hereto.

(h) Securities Reports. Promptly after the sending or filing thereof, copies of all proxy statements, financial statements and reports that any Loan Party or any of its Subsidiaries sends to the holders of its Equity Interests, and copies of all regular, periodic and special reports, and all registration statements, that any Loan Party or any of its Subsidiaries files with the Securities and Exchange Commission or any governmental authority that may be substituted therefor, or with any national securities exchange.

(i) Real Property. As soon as available and in any event within 90 days after the end of each Fiscal Year, a report supplementing Schedules 4.01(q) and 4.01(r) hereto, including an identification of all owned and leased real property disposed of by any Loan Party or any of its Subsidiaries during such Fiscal Year, a list and description (including the street address, county or other relevant jurisdiction, state, record owner, book value thereof and, in the case of leases of property, lessor, lessee, expiration date and annual rental cost thereof) of all Real Property acquired or leased by any Loan Party or any of its Subsidiaries during such Fiscal Year and a description of such other changes in the information included in such Schedules as may be necessary for such Schedules to be accurate and complete.

(j) Assets Report. As soon as available and in any event within 90 days after the end of each quarter of each Fiscal Year, a report listing all Assets of the REIT and its Subsidiaries as of the end of such quarter in form and substance reasonably satisfactory to the Administrative Agent.

(k) Environmental Conditions. Give notice in writing to the Administrative Agent (i) promptly upon a Responsible Officer of a Loan Party obtaining knowledge of any material violation of any Environmental Law affecting any Asset or the operations thereof or the operations of any of its Subsidiaries, (ii) promptly upon obtaining knowledge of any known release, discharge or disposal of any

Hazardous Materials at, from, or into any Asset which it reports in writing or is reportable by it in writing to any governmental authority and which is material in amount or nature or which could reasonably be expected to materially adversely affect the value of such Asset, (iii) promptly upon a Loan Party’s receipt of any notice of material violation of any Environmental Laws or of any material release, discharge or disposal of Hazardous Materials in violation of any Environmental Laws or any matter that may result in an Environmental Action, including a notice or claim of liability or potential responsibility from any third party (including without limitation any federal, state or local governmental officials) and including notice of any formal inquiry, proceeding, demand, investigation or other action with regard to (A) such Loan Party’s or any other Person’s operation of any Asset, (B) contamination on, from or into any Asset, or (C) investigation or remediation of off-site locations at which such Loan Party or any of its predecessors are alleged to have directly or indirectly disposed of Hazardous Materials, or (iv) upon a Responsible Officer of such Loan Party obtaining knowledge that any expense or loss has been incurred by such governmental authority in connection with the assessment, containment, removal or remediation of any Hazardous Materials with respect to which such Loan Party or any Joint Venture may be liable or for which a Lien may be imposed on any Asset, provided that any of the events described in clauses (i) through (iv) above would have a Material Adverse Effect or could reasonably be expected to result in an Environmental Action with respect to any Unencumbered Asset.

(l) Unencumbered Asset Conditions. Promptly after discovery by a Responsible Officer of a Loan Party of any condition or event which causes any of the Assets listed as Unencumbered Assets on Schedule II hereto to no longer comply with the requirements set forth in the definition of Unencumbered Asset Conditions, provide the Administrative Agent with notice thereof.

(m) Debt Rating. As soon as possible and in any event within three days after a Responsible Officer obtains knowledge of any change in the Debt Rating, a statement of the Chief Financial Officer (or other Responsible Officer) of the REIT setting forth the new Debt Rating.

(n) Other Information. Promptly, such other information respecting the business, condition (financial or otherwise), operations, performance, properties or prospects of any Loan Party or any of its Subsidiaries as the Administrative Agent, or any Lender through the Administrative Agent, may from time to time reasonably request.

SECTION 5.04 Financial Covenants. So long as any Advance or any other Obligation of any Loan Party under any Loan Document shall remain unpaid or any Lender shall have, at any time after the Initial Extension of Credit, any Commitment hereunder, the REIT will:

(a) REIT Financial Covenants.

(i) Maximum Total Leverage Ratio: Maintain (A) at the end of each fiscal quarter of the REIT and (B) on the date of each Advance (both before and after giving effect to such Advance), a Leverage Ratio not greater than 65.0%, provided that the REIT shall have a one-time right to maintain a Leverage Ratio of greater than 65.0% but less than 70.0% for up to two consecutive fiscal quarters of the REIT during the term of the Facilities.

(ii) Minimum Fixed Charge Coverage Ratio. Maintain (A) at the end of each fiscal quarter of the REIT and (B) on the date of each Advance (both before and after giving effect to such Advance), a Fixed Charge Coverage Ratio of not less than 1.40:1.00.

(iii) Maximum Secured Debt Leverage Ratio: Maintain (A) at the end of each fiscal quarter of the REIT and (B) on the date of each Advance (both before and after giving effect to such Advance), a Secured Debt Leverage Ratio not greater than 60.0%.

(iv) Minimum Tangible Net Worth: Maintain at all times an excess of Total Asset Value minus Consolidated Debt, in each case, of the REIT and its Subsidiaries, of not less than the sum of U.S.$1,000,000,000 plus an amount equal to 75% of the proceeds of all primary issuances or primary sales of Equity Interests of the REIT or the Borrowers consummated after May 31, 2007.

(b) Unencumbered Assets Financial Covenants.

(i) Maximum Unsecured Debt to Total Unencumbered Asset Value: Not permit at any time Unsecured Debt of the Borrowers, their Subsidiaries and the Sister Subsidiaries to be greater than 70% of the Total Unencumbered Asset Value at such time.

(ii) Minimum Unencumbered Assets Debt Service Coverage Ratio: Maintain (A) at the end of each fiscal quarter of the REIT and (B) at the time of each Advance (both before and after giving effect to such Advance) an Unencumbered Assets Debt Service Coverage Ratio of not less than 1.50:1.00.

To the extent any calculations described in Sections 5.04(a) or 5.04(b) are required to be made on any date of determination other than the last day of a fiscal quarter of the REIT, such calculations shall be made on a pro forma basis to account for any acquisitions or dispositions of Assets, and the incurrence or repayment of any Debt for Borrowed Money relating to such Assets, that have occurred since the last day of the fiscal quarter of the REIT most recently ended. All such calculations shall be reasonably acceptable to the Administrative Agent.

ARTICLE VI

EVENTS OF DEFAULT

SECTION 6.01 Events of Default. If any of the following events (“Events of Default”) shall occur and be continuing:

(a) (i) a Borrower shall fail to pay any principal of any Advance when the same shall become due and payable or (ii) a Borrower shall fail to pay any interest on any Advance, or any Loan Party shall fail to make any other payment under any Loan Document when due and payable, in each case under this clause (ii) within three Business Days after the same becomes due and payable; or

(b) any representation or warranty made by any Loan Party (or any of its officers or the officers of its general partner or managing member, as applicable) under or in connection with any Loan Document shall prove to have been incorrect in any material respect when made; or

(c) a Borrower shall fail to perform or observe any term, covenant or agreement contained in Section 2.14, 5.01(d), (e), (f), (i), (j), (o), (p) or (q), 5.02, 5.03 or 5.04; or

(d) any Loan Party shall fail to perform or observe any other term, covenant or agreement contained in any Loan Document on its part to be performed or observed if such failure shall remain unremedied for 30 days after the earlier of the date on which (i) a

Responsible Officer becomes aware of such failure or (ii) written notice thereof shall have been given to the Borrowers by the Administrative Agent or any Lender; or

(e) (i) any Loan Party or any of its Subsidiaries shall fail to pay any principal of, premium or interest on or any other amount payable in respect of any Material Debt when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Material Debt; or (ii) any other event shall occur or condition shall exist under any agreement or instrument relating to any such Material Debt, if (A) the effect of such event or condition is to permit the acceleration of the maturity of such Material Debt or otherwise permit the holders thereof to cause such Material Debt to mature, and (B) such event or condition shall remain unremedied or otherwise uncured for a period of 30 days; or (iii) the maturity of any such Material Debt shall be accelerated or any such Material Debt shall be declared to be due and payable or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Material Debt shall be required to be made, in each case prior to the stated maturity thereof; or

(f) any Loan Party shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any Loan Party seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it) that is being diligently contested by it in good faith, either such proceeding shall remain undismissed or unstayed for a period of 30 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or any substantial part of its property) shall occur; or any Loan Party shall take any corporate action to authorize any of the actions set forth above in this subsection (f); or

(g) any judgments or orders, either individually or in the aggregate, for the payment of money in excess of U.S.$30,000,000 (or the Equivalent thereof in any foreign currency) shall be rendered against any Loan Party or any of its Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 45 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; provided, however, that any such judgment or order shall not give rise to an Event of Default under this Section 6.01(g) if and so long as (A) the amount of such judgment or order which remains unsatisfied is covered by a valid and binding policy of insurance between the respective Loan Party and the insurer covering full payment of such unsatisfied amount (subject to customary deductibles) and (B) such insurer, which shall be rated at least “A” by A.M. Best Company, has been notified, and has not disputed the claim made for payment, of the amount of such judgment or order; or

(h) any non-monetary judgment or order shall be rendered against any Loan Party or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect, and there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

(i) any provision of any Loan Document after delivery thereof pursuant to Section 3.01 or 5.01(j) shall for any reason (other than pursuant to the terms thereof) cease to be valid and binding on or enforceable in any material respect against any Loan Party party to it, or any such Loan Party shall so state in writing; or

(j) a Change of Control shall occur; or

(k) the occurrence of an Event of Default (as defined in the Corporate Credit Agreement or the Note Documents), without reference to any waivers or amendments relating thereto that are entered into on or after the date hereof, except to the extent that such waivers or amendments have been approved by the Required Lenders hereunder; or

(l) any ERISA Event shall have occurred with respect to a Plan and the sum (determined as of the date of occurrence of such ERISA Event) of the Insufficiency of such Plan and the Insufficiency of any and all other Plans with respect to which an ERISA Event shall have occurred and then exist (or the liability of the Loan Parties and the ERISA Affiliates related to such ERISA Event) exceeds U.S.$20,000,000; or

(m) any Loan Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan in an amount that, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Loan Parties and the ERISA Affiliates as Withdrawal Liability (determined as of the date of such notification), exceeds U.S.$20,000,000 or requires payments exceeding U.S.$5,000,000 per annum; or

(n) any Loan Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, and as a result of such reorganization or termination the aggregate annual contributions of the Loan Parties and the ERISA Affiliates to all Multiemployer Plans that are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the plan years of such Multiemployer Plans immediately preceding the plan year in which such reorganization or termination occurs by an amount exceeding U.S.$5,000,000;

then, and in any such event, the Administrative Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrowers, declare the Commitments of each Lender and the obligation of each Lender to make Advances to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrowers, declare the Advances, all interest thereon and all other amounts payable under this Agreement and the other Loan Documents to be forthwith due and payable, whereupon the Advances, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrowers; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to a Borrower under any Bankruptcy Law, (y) the Commitments of each Lender and the obligation of each Lender to make Advances shall automatically be terminated and (z) the Advances, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrowers.

ARTICLE VII

GUARANTY

SECTION 7.01 Guaranty; Limitation of Liability. (a) Each Guarantor hereby absolutely, unconditionally and irrevocably guarantees the punctual payment when due, whether at scheduled maturity or on any date of a required prepayment or by acceleration, demand or otherwise, of (i) in the case of each Guarantor (other than the Borrowers), all Obligations of the Borrowers and each other Loan Party now or hereafter existing under or in respect of the Loan Documents (including, without limitation, any extensions, modifications, substitutions, amendments or renewals of any or all of the foregoing Obligations), whether direct or indirect, absolute or contingent, and whether for principal, interest, premiums, fees, indemnities, contract causes of action, costs, expenses or otherwise, and (ii) in the case of each Borrower, all Obligations of the other Borrowers now or hereafter existing under or in respect of the Loan Documents (including, without limitation, any extensions, modifications, substitutions, amendments or renewals of any or all of the foregoing Obligations), whether direct or indirect, absolute or contingent, and whether for principal, interest, premiums, fees, indemnities, contract causes of action, costs, expenses or otherwise (such Obligations referred to in clauses (i) and (ii) being the “Guaranteed Obligations”), and agrees to pay any and all expenses (including, without limitation, fees and expenses of counsel) incurred by the Administrative Agent or any other Lender Party in enforcing any rights under this Agreement or any other Loan Document. Without limiting the generality of the foregoing, each Guarantor’s liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by any other Loan Party to any Lender Party under or in respect of the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such other Loan Party. This Guaranty is a guaranty of payment and not merely of collection.

(b) Each Guarantor, the Administrative Agent and each other Lender and, by its acceptance of the benefits of this Guaranty, each other Lender Party, hereby confirms that it is the intention of all such Persons that this Guaranty and the Obligations of each Guarantor hereunder not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Guaranty and the Obligations of each Guarantor hereunder. To effectuate the foregoing intention, the Guarantors, the Administrative Agent, the other Lenders and, by their acceptance of the benefits of this Guaranty, the other Lender Parties hereby irrevocably agree that the Obligations of each Guarantor under this Guaranty at any time shall be limited to the maximum amount as will result in the Obligations of such Guarantor under this Guaranty not constituting a fraudulent transfer or conveyance.

(c) Each Guarantor hereby unconditionally and irrevocably agrees that in the event any payment shall be required to be made to any Lender Party under this Guaranty or any other guaranty, such Guarantor will contribute, to the maximum extent permitted by law, such amounts to each other Guarantor and each other guarantor so as to maximize the aggregate amount paid to the Lender Parties under or in respect of the Loan Documents.

(d) The liability of each Guarantor under this Guaranty shall be joint and several.

SECTION 7.02 Guaranty Absolute. Each Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of this Agreement and the other Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Administrative Agent or any other Lender Party with respect thereto. The Obligations of each Guarantor under or in respect of this Guaranty are independent of the Guaranteed Obligations or any other Obligations of any other Loan Party under or in respect of this

Agreement or the other the Loan Documents, and a separate action or actions may be brought and prosecuted against each Guarantor to enforce this Guaranty, irrespective of whether any action is brought against a Borrower or any other Loan Party or whether a Borrower or any other Loan Party is joined in any such action or actions. The liability of each Guarantor under this Guaranty shall be irrevocable, absolute and unconditional irrespective of, and each Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to, any or all of the following:

(a) any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto;

(b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other Obligations of any other Loan Party under or in respect of the Loan Documents, or any other amendment or waiver of or any consent to departure from any Loan Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to the Borrowers, any other Loan Party or any of their Subsidiaries or otherwise;

(c) any taking, release or amendment or waiver of, or consent to departure from, any other guaranty, for all or any of the Guaranteed Obligations;

(d) any manner of application of any assets of any Loan Party or any of its Subsidiaries, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any assets of any Loan Party or any of its Subsidiaries for all or any of the Guaranteed Obligations or any other Obligations of any Loan Party under the Loan Documents;

(e) any change, restructuring or termination of the corporate structure or existence of any Loan Party or any of its Subsidiaries;

(f) any failure of the Administrative Agent or any other Lender Party to disclose to any Loan Party any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Loan Party now or hereafter known to the Administrative Agent or such other Lender Party (each Guarantor waiving any duty on the part of the Administrative Agent and each other Lender Party to disclose such information);

(g) the failure of any other Person to execute or deliver this Agreement, any other Loan Document, any Guaranty Supplement (as hereinafter defined) or any other guaranty or agreement or the release or reduction of liability of any Guarantor or other guarantor or surety with respect to the Guaranteed Obligations; or

(h) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by the Administrative Agent or any other Lender Party that might otherwise constitute a defense available to, or a discharge of, any Loan Party or any other guarantor or surety.

This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by any Lender Party upon the insolvency, bankruptcy or reorganization of a Borrower or any other Loan Party or otherwise, all as though such payment had not been made.

SECTION 7.03 Waivers and Acknowledgments. (a) Each Guarantor hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of nonperformance, default, acceleration, protest or dishonor and any other notice (except as expressly provided under the Loan Documents) with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that the Administrative Agent or any other Lender Party protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any Loan Party or any other Person.

(b) Each Guarantor hereby unconditionally and irrevocably waives any right to revoke this Guaranty and acknowledges that this Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

(c) Each Guarantor hereby unconditionally and irrevocably waives (i) any defense arising by reason of any claim or defense based upon an election of remedies by the Administrative Agent or any other Lender Party that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of such Guarantor or other rights of such Guarantor to proceed against any of the other Loan Parties, any other guarantor or any other Person and (ii) any defense based on any right of set-off or counterclaim against or in respect of the Obligations of such Guarantor hereunder.

(d) Each Guarantor acknowledges that the Administrative Agent may, without notice to or demand upon such Guarantor and without affecting the liability of such Guarantor under this Guaranty, foreclose under any mortgage by nonjudicial sale, and each Guarantor hereby waives any defense to the recovery by the Administrative Agent and the other Lender Parties against such Guarantor of any deficiency after such nonjudicial sale and any defense or benefits that may be afforded by applicable law.

(e) Each Guarantor hereby unconditionally and irrevocably waives any duty on the part of the Administrative Agent or any other Lender Party to disclose to such Guarantor any matter, fact or thing relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrowers, any other Loan Party or any of their Subsidiaries now or hereafter known by the Administrative Agent or such other Lender Party.

(f) Each Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by this Agreement and the other Loan Documents and that the waivers set forth in Section 7.02 and this Section 7.03 are knowingly made in contemplation of such benefits.

SECTION 7.04 Subrogation. Each Guarantor hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against the Borrowers, any other Loan Party or any other insider guarantor that arise from the existence, payment, performance or enforcement of such Guarantor’s Obligations under or in respect of this Guaranty, this Agreement or any other Loan Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of any Lender Party against a Borrower, any other Loan Party or any other insider guarantor, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from a Borrower, any other Loan Party or any other insider guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash, all Guaranteed Hedge Agreements shall have expired or been terminated and the Commitments shall have expired or been terminated. If any amount shall be paid to any Guarantor in violation of the immediately preceding sentence at any time prior to the latest of (a) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty, (b) the Termination Date and

(c) the latest date of expiration or termination of all Guaranteed Hedge Agreements, such amount shall be received and held in trust for the benefit of the Lender Parties, shall be segregated from other property and funds of such Guarantor and shall forthwith be paid or delivered to the Administrative Agent in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of the Loan Documents. If (i) any Guarantor shall make payment to any Lender Party of all or any part of the Guaranteed Obligations, (ii) all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash, (iii) the Termination Date shall have occurred and (iv) all Guaranteed Hedge Agreements shall have expired or been terminated, the Administrative Agent and the other Lender Parties will, at such Guarantor’s request and expense, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Guaranteed Obligations resulting from such payment made by such Guarantor pursuant to this Guaranty.

SECTION 7.05 Guaranty Supplements. Upon the execution and delivery by any Person of a Guaranty Supplement, (i) such Person shall be referred to as an “Additional Guarantor” and shall become and be a Guarantor hereunder, and each reference in this Agreement to a “Guarantor” or a “Loan Party” shall also mean and be a reference to such Additional Guarantor, and each reference in any other Loan Document to a “Guarantor” shall also mean and be a reference to such Additional Guarantor, and (ii) each reference herein to “this Agreement”, “this Guaranty”, “hereunder”, “hereof” or words of like import referring to this Agreement and this Guaranty, and each reference in any other Loan Document to the “Loan Agreement”, “Guaranty”, “thereunder”, “thereof” or words of like import referring to this Agreement and this Guaranty, shall mean and be a reference to this Agreement and this Guaranty as supplemented by such Guaranty Supplement.

SECTION 7.06 Indemnification by Guarantors. (a) Without limitation on any other Obligations of any Guarantor or remedies of the Administrative Agent or the Lender Parties under this Agreement, this Guaranty or the other Loan Documents, each Guarantor shall, to the fullest extent permitted by law, indemnify, defend and save and hold harmless the Administrative Agent, the Coordinating Bank, each other Lender Party and each of their Affiliates and their respective officers, directors, employees, agents and advisors (each, an “Indemnified Party”) from and against, and shall pay on demand, any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party in connection with or as a result of any failure of any Guaranteed Obligations to be the legal, valid and binding obligations of any Loan Party enforceable against such Loan Party in accordance with their terms.

(b) Each Guarantor hereby also agrees that none of the Indemnified Parties shall have any liability (whether direct or indirect, in contract, tort or otherwise) to any of the Guarantors or any of their respective officers, directors, employees, agents and advisors, and each Guarantor hereby agrees not to assert any claim against any Indemnified Party on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the Facilities, the actual or proposed use of the proceeds of the Advances, the Loan Documents or any of the transactions contemplated by the Loan Documents.

SECTION 7.07 Subordination. (a) Each Guarantor hereby subordinates any and all debts, liabilities and other Obligations owed to such Guarantor by each other Loan Party (the “Subordinated Obligations”) to the Guaranteed Obligations to the extent and in the manner hereinafter set forth in this Section 7.07.

(b) Prohibited Payments, Etc. Except during the continuance of an Event of Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to any other Loan Party), each Guarantor may receive payments in the ordinary course of business from any other Loan Party on account of the Subordinated Obligations. After the occurrence and during the continuance of an Event of Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to any other Loan Party), however, unless the Administrative Agent otherwise agrees, no Guarantor shall demand, accept or take any action to collect any payment on account of the Subordinated Obligations.

(c) Prior Payment of Guaranteed Obligations. In any proceeding under any Bankruptcy Law relating to any other Loan Party, each Guarantor agrees that the Lender Parties shall be entitled to receive payment in full in cash of all Guaranteed Obligations (including all interest and expenses accruing after the commencement of a proceeding under any Bankruptcy Law, whether or not constituting an allowed claim in such proceeding (“Post Petition Interest”)) before such Guarantor receives payment of any Subordinated Obligations.

(d) Turn-Over. After the occurrence and during the continuance of an Event of Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to any other Loan Party), each Guarantor shall, if the Administrative Agent so requests, collect, enforce and receive payments on account of the Subordinated Obligations as trustee for the Lender Parties and deliver such payments to the Administrative Agent on account of the Guaranteed Obligations (including all Post Petition Interest), together with any necessary endorsements or other instruments of transfer, but without reducing or affecting in any manner the liability of such Guarantor under the other provisions of this Guaranty.

(e) Administrative Agent Authorization. After the occurrence and during the continuance of an Event of Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to any other Loan Party), the Administrative Agent is authorized and empowered (but without any obligation to so do), in its discretion, (i) in the name of each Guarantor, to collect and enforce, and to submit claims in respect of, Subordinated Obligations and to apply any amounts received thereon to the Guaranteed Obligations (including any and all Post Petition Interest), and (ii) to require each Guarantor (A) to collect and enforce, and to submit claims in respect of, Subordinated Obligations and (B) to pay any amounts received on such obligations to the Administrative Agent for application to the Guaranteed Obligations (including any and all Post Petition Interest).

SECTION 7.08 Continuing Guaranty. This Guaranty is a continuing guaranty and shall (a) remain in full force and effect until the latest of (i) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty, (ii) the Termination Date and (iii) the latest date of expiration or termination of all Guaranteed Hedge Agreements, (b) be binding upon the Guarantors, their successors and assigns and (c) inure to the benefit of and be enforceable by the Administrative Agent and the other Lender Parties and their successors, transferees and assigns.

SECTION 7.09 Guaranty Limitations. Any guaranty provided by a Guarantor domiciled in an International Jurisdiction shall be subject to the following limitations:

(a) Australia: The liability of any Guarantor incorporated under the Corporations Act 2001 (Commonwealth of Australia) under this Article VII and under any indemnities contained elsewhere in this Agreement will not include any liability or obligation which would, if included, result in a contravention of s260A of the Corporations Act 2001 (Cth). Any such Guarantor shall promptly take, and procure that its relevant holding companies take, all steps necessary under s260B of the Corporations

Act 2001 (Cth) so as to permit the inclusion of any liability or obligation excluded under the previous sentence.

(b) Canada: The liability of any Guarantor incorporated under the laws of Canada, other than Alberta or Ontario, thereof under this Article VII and under any indemnities contained elsewhere in this Agreement shall not include any liability of any Loan Party which is a shareholder of the Guarantor or of an affiliated corporation or an associate of any such Person where there are reasonable grounds for believing:

(i) that such Guarantor is or, after giving the financial assistance, would be unable to pay its liabilities as they become due; or

(ii) that the realizable value of such Guarantor’s assets, excluding the amount of any financial assistance in the form of a loan or in the form of assets pledged or encumbered to secure the Guaranty, after giving the financial assistance, would be less than the aggregate of such Guarantor’s liabilities and stated capital of all classes.

(c) France: (i) The liability of any Guarantor incorporated under the laws of France (a “French Guarantor”) under this Article VII and under any indemnities contained elsewhere in this Agreement shall not include any obligation or liability which, if incurred, would constitute the provision of financial assistance within the meaning of Article L.255 216 of the French Code de Commerce or/and would constitute a misuse of corporate assets within the meaning of Article L.241 3 or L.242 6 of the French Code de Commerce or any other law or regulation having the same effect, as interpreted by the French courts.

(ii) The Guaranteed Obligations of each French Guarantor under this Article VII shall be limited at any time to an amount equal to the aggregate of all Advances to the extent directly or indirectly on-lent to such French Guarantor under an intercompany loan agreement (each a “Qualified French Intercompany Loan”) and outstanding at the date a payment is made by such French Guarantor under this Article VII, it being specified that any payment made by such French Guarantor under this Article VII in respect of the Guaranteed Obligations shall reduce pro tanto the outstanding amount of the applicable Intercompany Loan due by such French Guarantor.

(iii) It is acknowledged that such French Guarantor is not acting jointly and severally with the other Guarantors and shall not be considered as co-débiteur solidaire as to its obligations pursuant to the guarantee given pursuant to this Article VIII .

(d) Ireland: The liability of each Guarantor incorporated under the laws of Ireland under this Article VII and under any indemnities contained elsewhere in this Agreement shall not include any liability or obligation which would, if incurred, constitute the provision of unlawful financial assistance within the meaning of section 60 of the Companies Act 1963 of Ireland (as amended).

(e) The Netherlands: No Guarantor incorporated under the laws of The Netherlands or any Guarantor which is a direct or indirect Subsidiary of a company incorporated under the laws of the Netherlands shall have any liability pursuant to this Article VII to the extent that the same would constitute unlawful financial assistance within the meaning of Section 2:207(c) or 2:98(c) of the Dutch Civil Code.

(f) Singapore: The liability of each Guarantor incorporated under the laws of Singapore under this Article VII and under any indemnities contained elsewhere in this Agreement shall not include any liability which would if incurred constitute unlawful financial assistance pursuant to Section 76 of the Singapore Companies Act (Cap. 50).

(g) Spain: The liability of each Guarantor incorporated under the laws of Spain under this Article VII and under any indemnities contained elsewhere in this Agreement shall not include any obligations which would give rise to breach of the provisions of Spanish law relating to restrictions on the provision of financial assistance in connection with the acquisition of shares in the relevant Spanish Loan Party and/or its controlling corporation (or, in the case of a Spanish Loan Party which is a Sociedad Limitada, of a group company in the same group as such Spanish obligor) as provided in Article 81 of the Spanish Stock Companies Act, (Ley de Sociedades Anonimas) and Article 40.5 of the Spanish Limited Liability Partnerships Act, (Ley de Sociedades de Responsabilidad Limitada), as applicable. The obligations of each Guarantor incorporated under the laws of Spain under this Article VII shall be capable of enforcement in accordance with applicable law against all present and future assets of such Guarantor save to the extent that applicable Spanish law specifies otherwise.

(h) England and Wales: The liability under this Article VII and under any indemnities contained elsewhere in this Agreement of each Guarantor which is a public limited company incorporated under the laws of England and Wales and each Guarantor that is a subsidiary of a public limited company incorporated under the laws of England and Wales shall not include any liability or obligation which would, if incurred, constitute the provision of unlawful financial assistance within the meaning of sections 677 to 683 of the Companies Act 2006 of England and Wales; provided, however, that the foregoing limitation shall not be applicable to any Guarantor incorporated under the laws of England and Wales that is not a public limited company or the subsidiary of a company that is a public limited company.

ARTICLE VIII

THE ADMINISTRATIVE AGENT

SECTION 8.01 Authorization and Action. Each Lender (in its capacities as a Lender and a Swing Line Bank (if applicable) and on behalf of itself and its Affiliates as potential Hedge Banks) hereby appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement or collection of the Advances), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lenders; provided, however, that the Administrative Agent shall not be required to take any action that exposes it to personal liability or that is contrary to this Agreement or applicable law. The Administrative Agent agrees to give to each Lender prompt notice of each notice given to it by each Borrower pursuant to the terms of this Agreement. Notwithstanding anything to the contrary in any Loan Document, no Person identified as a syndication agent, documentation agent, senior manager, coordinating bank, arranger or joint book running manager, in such Person’s capacity as such, shall have any obligations or duties to any Loan Party, the Administrative Agent or any other Lender Party under any of such Loan Documents. Each initial Lender hereby authorizes the Administrative Agent to execute and deliver the Post-Closing Letter Agreement on behalf of such Lender.

SECTION 8.02 Administrative Agent’s Reliance, Etc. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with the Loan Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Administrative Agent: (a) in the case of the Administrative Agent, may treat each Lender and its applicable interest in each Advance described in the Register as conclusive until the Administrative Agent receives and accepts an Assumption Agreement entered into by an Assuming Lender as provided in Section 2.16 or Section 2.18, a Transfer Certificate entered into by the Lender, as assignor, and an Eligible Assignee, as assignee, or, in the case of any other Agent, such Agent has received notice from the Administrative Agent that it has received and accepted such Assumption Agreement or Transfer Certificate, as the case may be, in each case as provided in Section 9.07; (b) may consult with legal counsel (including counsel for any Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations (whether written or oral) made in or in connection with the Loan Documents; (d) shall not have any duty to ascertain or to inquire as to the performance, observance or satisfaction of any of the terms, covenants or conditions of any Loan Document on the part of any Loan Party or the existence at any time of any Default under the Loan Documents or to inspect the property (including the books and records) of any Loan Party; (e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto; (f) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, telecopy or telex or other electronic communication) believed by it to be genuine and signed or sent by the proper party or parties; (g) shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt, any action that may be in violation of the automatic stay under any Bankruptcy Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Bankruptcy Law; and (h) may act in relation to the Loan Documents through its officers, agents and employees. The Administrative Agent shall not be responsible for the acts or omissions of its delegates or agents or for supervising them; provided, however, that nothing in this sentence shall absolve the Administrative Agent for any liability found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from the Administrative Agent’s gross negligence or willful misconduct.

SECTION 8.03 CIL and Affiliates. With respect to its Commitments and the Advances made by it, CIL shall have the same rights and powers under the Loan Documents as any other Lender and may exercise the same as though it were not the Administrative Agent; and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated, include CIL in its individual capacity. CIL and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, any Loan Party, any Subsidiary of any Loan Party and any Person that may do business with or own securities of any Loan Party or any such Subsidiary, all as if CIL were not the Administrative Agent and without any duty to account therefor to the Lenders.

SECTION 8.04 Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

SECTION 8.05 Indemnification by Lenders. (a) Each Lender severally agrees to indemnify the Agents (to the extent not promptly reimbursed by the Borrowers) from and against such Lender’s ratable share (determined as provided below) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Agents in any way relating to or arising out of the Loan Documents or any action taken or omitted by the Agents under the Loan Documents (collectively, the “Indemnified Costs”); provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from either Agent’s gross negligence or willful misconduct as found in a final, non-appealable judgment by a court of competent jurisdiction. Without limitation of the foregoing, each Lender agrees to reimburse the Agents promptly upon demand for its ratable share of any costs and expenses (including, without limitation, fees and expenses of counsel) payable by the Borrowers under Section 9.04, to the extent that the Agents are not promptly reimbursed for such costs and expenses by the Borrowers. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Costs, this Section 8.05 applies whether any such investigation, litigation or proceeding is brought by any Lender or any other Person.

(b) For purposes of this Section 8.05, the Lenders’ respective ratable shares of any amount shall be determined, at any time, according to their respective Revolving Credit Commitments at such time. The failure of any Lender to reimburse the Agents promptly upon demand for its ratable share of any amount required to be paid by the Lenders to the Agents as provided herein shall not relieve any other Lender of its obligation hereunder to reimburse the Agents for its ratable share of such amount, but no Lender shall be responsible for the failure of any other Lender to reimburse the Agents for such other Lender’s ratable share of such amount. Without prejudice to the survival of any other agreement of any Lender hereunder, the agreement and obligations of each Lender contained in this Section 8.05 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the other Loan Documents. Australian Dollar Revolving Credit Commitment will be converted by the Administrative Agent on a notional basis into the Equivalent amount of Singapore Dollars solely for the purposes of making any allocations required under this Section 8.05(b).

SECTION 8.06 Successor Administrative Agents. The Administrative Agent may resign at any time by giving 30 days’ prior written notice thereof to the Lenders and the Borrowers and may be removed at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Agent, which appointment shall, provided that no Default has occurred and is continuing, be subject to the consent of the Operating Partnership, such consent not to be unreasonably withheld or delayed. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent’s giving of notice of resignation or the Required Lenders’ removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be (x) a commercial bank organized under the laws of the United States or of any State thereof and having a combined capital and surplus of at least U.S.$250,000,000 or (y) one of the existing Lenders, provided that such Lender has a combined capital and surplus of at least U.S.$250,000,000. Upon the acceptance of any appointment as an Agent hereunder by a successor Agent, such successor Agent shall succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under the Loan Documents. If within 45 days after written notice is given of the retiring Agent’s resignation or removal under this Section 8.06 no successor Agent shall have been appointed and shall have accepted such appointment, then on such 45th day (i) the retiring Agent’s resignation or removal shall become effective, (ii) the retiring Agent shall thereupon be discharged from its duties and obligations under the Loan Documents and (iii) the Required Lenders shall thereafter perform all duties of the retiring Agent under the Loan Documents until such time, if any, as the Required Lenders appoint a successor Agent as provided above.

After any retiring Agent’s resignation or removal hereunder as an Agent shall have become effective, the provisions of this Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent under this Agreement.

ARTICLE IX

MISCELLANEOUS

SECTION 9.01 Amendments, Etc. (a) No amendment or waiver of any provision of this Agreement or any other Loan Document, nor consent to any departure by any Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all of the Lenders, do any of the following at any time: (i) change the number of Lenders or the percentage of (x) the Commitments or (y) the aggregate unpaid principal amount of the Advances that, in each case, shall be required for the Lenders or any of them to take any action hereunder, (ii) release any Borrower with respect to the Obligations or reduce or limit the obligations of any Guarantor under Article VII or release such Guarantor or otherwise limit such Guarantor’s liability with respect to the Guaranteed Obligations (except as otherwise permitted under the Loan Documents), (iii) amend this Section 9.01, (iv) increase the Commitments of the Lenders or subject the Lenders to any additional obligations (except, in each case, to the extent contemplated in Section 2.16 or 2.18), (v) reduce the principal of, or interest on, the Advances (except to the extent of any reduction resulting from a Reallocation effected pursuant to Section 2.18), or any fees or other amounts payable hereunder, (vi) postpone any date fixed for any payment of principal of, or interest on, the Advances or any fees or other amounts payable hereunder or (vii) extend the Termination Date; provided further that no amendment, waiver or consent shall, unless in writing and signed by (A) the Administrative Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Administrative Agent under this Agreement or the other Loan Documents and (B) each Swing Line Bank in addition to the Lenders required above to take such action, affect the rights or obligations of the Swing Line Bank under this Agreement or the other Loan Documents.

(b) In the event that any Lender (a “Non-Consenting Lender”) shall refuse to consent to a waiver or amendment to, or a departure from, the provisions of this Agreement which requires the consent of all Lenders and that has been consented to by the Required Lenders, then the Borrowers shall have the right, upon written demand to such Non-Consenting Lender and the Administrative Agent given within 30 days after the first date on which such consent was solicited in writing from the Lenders by the Administrative Agent (a “Consent Request Date”), to cause such Non-Consenting Lender to assign its rights and obligations under this Agreement (including, without limitation, its Commitment or Commitments, the Advances owing to it) to an Eligible Assignee designated by the Operating Partnership and approved by the Administrative Agent (such approval not to be unreasonably withheld) (a “Replacement Lender”), provided that (i) as of such Consent Request Date, no Default or Event of Default shall have occurred and be continuing, and (ii) as of the date of the Borrowers’ written demand to replace such Non-Consenting Lender, no Default or Event of Default shall have occurred and be continuing other than a Default or Event of Default that resulted solely from the subject matter of the waiver or amendment for which such consent was being solicited from the Lenders by the Administrative Agent. The Replacement Lender shall purchase such interests of the Non-Consenting Lender at par and shall assume the rights and obligations of the Non-Consenting Lender under this Agreement upon execution by the Replacement Lender of a Transfer Certificate delivered pursuant to Section 9.07, however the Non-Consenting Lender shall be entitled to indemnification as otherwise provided in this Agreement with respect to any events occurring prior to such assignment. Any Lender that becomes a Non-Consenting Lender agrees that, upon receipt of notice from the Borrowers given in accordance with this Section 9.01(b) it shall promptly execute and deliver a Transfer Certificate with a Replacement

Lender as contemplated by this Section. The execution and delivery of any such Transfer Certificate shall not be deemed to comprise a waiver of claims against any Non-Consenting Lender by the Borrowers or the Administrative Agent or a waiver of any claims against the Borrowers or the Administrative Agent by the Non-Consenting Lender.

(c) Anything herein to the contrary notwithstanding, during such period as a Lender is a Defaulting Lender, to the fullest extent permitted by applicable law, such Lender will not be entitled to vote in respect of amendments and waivers hereunder and the Commitment and the outstanding Advances such Lender hereunder will not be taken into account in determining whether the Requisite Lenders or all of the Lenders, as required, have approved any such amendment or waiver (and the definition of “Required Lenders” will automatically be deemed modified accordingly for the duration of such period); provided, however that any such amendment or waiver that would increase or extend the term of the Commitment of such Defaulting Lender, extend the date fixed for the payment of principal or interest owing to such Defaulting Lender hereunder, reduce the principal amount of any obligation owing to such Defaulting Lender, reduce the amount of or the rate or amount of interest on any amount owing to such Defaulting Lender or of any fee payable to such Defaulting Lender hereunder, or alter the terms of this proviso, will require the consent of such Defaulting Lender.

SECTION 9.02 Notices, Etc. (a) Except as otherwise provided herein, all notices and other communications provided for hereunder shall be either (x) in writing (including telecopier or telegraphic communication) and mailed, telecopied, telegraphed or delivered, (y) as and to the extent set forth in Section 9.02(b) and in the proviso to this Section 9.02(a), in an electronic medium and delivered as set forth in Section 9.02(b) or (z) as and to the extent expressly permitted in this Agreement, transmitted by e-mail, provided that such e-mail shall in all cases include an attachment (in PDF format or similar format) containing a legible signature of the person providing such notice, if to the Borrowers, in care of the Operating Partnership at 560 Mission Street, Suite 2900, San Francisco, CA 94105, Attention: Wendy Will (and in the case of transmission by e-mail, with a copy by e-mail to wwill@digitalrealtytrust.com) and a courtesy copy by regular mail to the attention of Glen B. Collyer at Latham & Watkins LLP, 355 South Grand Avenue, Los Angeles, CA 90071-1560; if to any Initial Lender, at its Applicable Lending Office or, if applicable, at the e-mail address specified opposite its name on Schedule I hereto (and in the case of a transmission by e-mail, with a copy by regular mail to its Applicable Lending Office); if to any other Lender, at its Applicable Lending Office or, if applicable, at the e-mail address specified in the Transfer Certificate pursuant to which it became a Lender (and in the case of a transmission by e-mail, with a copy by regular mail to its Applicable Lending Office); if to the Administrative Agent, at its address at 9th Floor, Two Harbourfront, 22 Tak Fung Street, Hung Hom, Kowloon, Hong Kong, Attention: Regional Loans Agency, or, if applicable, by e-mail to eros.lai@citi.com and michelle.chong@citi.com (and, in the case of each Notice of Borrowing relating to an Advance in Australian Dollars, to au.loanoperations@citi.com, oliver.brown@citi.com and phil.bygrave@citi.com) (and in the case of a transmission by e-mail, with a copy by regular mail to the aforementioned address); if to the Swing Line Bank for the Singapore Swing Line Facility, at its address at 3 Temasek Avenue, Centennial Tower, Floor 16, Singapore 039190, Attention: Arvind Agarwal, or, if applicable, by e-mail to arvind.agarwal@citi.com (and, in the case of each Notice of Borrowing relating to the Singapore Swing Line Facility, to sg.gsg.rateam@citi.com, arvind.agarwal@citi.com, cheeyuen.lye@citi.com, davis.mok@citi.com, azraff.rosezulkifly@citi.com and rimpal.pravin@citi.com) (and in the case of a transmission by e-mail, with a copy by regular mail to the aforementioned address); and if to the Swing Line Bank for the Australian Swing Line Facility, at its address at Level 23, 2 Park Street, Sydney N.S.W. 2000, Attention: Oliver Brown and Phil Bygrave, or, if applicable, by e-mail to oliver.brown@citi.com and phil.bygrave@citi.com (and, in the case of each Notice of Borrowing relating to the Australian Swing Line Facility, to au.loanoperations@citi.com, oliver.brown@citi.com, phil.bygrave@citi.com and craig.guyan@citi.com) (and in the case of a transmission by e-mail, with a copy by regular mail to the aforementioned address) or, as to the Borrowers or the Administrative Agent,

at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Borrowers and the Administrative Agent. All such notices and communications shall, when mailed, be effective on the third (3rd) Business Day after being deposited in the mails, and, when telecopied, telegraphed or e-mailed, be effective on the date of being telecopied, delivered to the telegraph company or confirmed by e-mail, respectively, except that notices and communications to the Administrative Agent pursuant to Article II, III or VIII shall not be effective until received by the Administrative Agent. Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement or of any Exhibit hereto to be executed and delivered hereunder shall be effective as delivery of an original executed counterpart thereof.

(b) So long as CIL is the Administrative Agent, materials required to be delivered pursuant to Section 5.03(a), (b), (c) and (g) shall be delivered to the Administrative Agent in an electronic medium in a format acceptable to the Administrative Agent and the Lenders by e-mail at eros.lai@citi.com and michelle.chong@citi.com. The Borrowers agree that the Administrative Agent may make such materials, as well as any other written information, documents, instruments and other material relating to the Borrowers, any Loan Party, any of their Subsidiaries or any other materials or matters relating to this Agreement, the other Loan Documents or any of the transactions contemplated hereby or thereby (collectively, the “Communications”) available to the Lenders by posting such notices on Intralinks or a substantially similar electronic transmission system (the “Platform”). The Borrowers acknowledge that (i) the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution, (ii) the Platform is provided “as is” and “as available” and (iii) neither the Administrative Agent nor any of its Affiliates warrants the accuracy, adequacy or completeness of the Communications or the Platform and each expressly disclaims liability for errors or omissions in the Communications or the Platform. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by the Administrative Agent or any of its Affiliates in connection with the Platform.

(c) Each Lender agrees that notice to it (as provided in the next sentence) (a “Notice”) specifying that any Communications have been posted to the Platform shall constitute effective delivery of such information, documents or other materials to such Lender for purposes of this Agreement, provided that if requested by any Lender, the Administrative Agent shall deliver a copy of the Communications to such Lender by e-mail or telecopier. Each Lender agrees (i) to notify the Administrative Agent in writing of such Lender’s e-mail address to which a Notice may be sent by electronic transmission (including by electronic communication) on or before the date such Lender becomes a party to this Agreement (and from time to time thereafter to ensure that the Administrative Agent has on record an effective e-mail address for such Lender) and (ii) that any Notice may be sent to such e-mail address.

SECTION 9.03 No Waiver; Remedies. No failure on the part of any Lender or the Administrative Agent to exercise, and no delay in exercising, any right hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 9.04 Costs and Expenses. (a) Each Loan Party agrees jointly and severally to pay on demand (i) all reasonable out-of-pocket costs and expenses of the Agents in connection with the preparation, execution, delivery, administration, modification and amendment of the Loan Documents (including, without limitation, (A) all due diligence, collateral review, syndication, transportation, computer, duplication, appraisal, audit, insurance, consultant, search, filing and recording fees and expenses, (B) the reasonable fees and expenses of counsel for the Agents with respect thereto (subject to the terms of the Fee Letter with respect to counsel fees incurred by the Administrative Agent through the Closing Date) with respect to advising the Agents as to its rights and responsibilities (including, without limitation, with respect to reviewing and advising on any matters required to be completed by the Loan Parties on a post-closing basis), or the perfection, protection or preservation of rights or interests, under the Loan Documents, with respect to negotiations with any Loan Party or with other creditors of any Loan Party or any of its Subsidiaries arising out of any Default or any events or circumstances that may give rise to a Default and with respect to presenting claims in or otherwise participating in or monitoring any bankruptcy, insolvency or other similar proceeding involving creditors’ rights generally and any proceeding ancillary thereto and (C) the reasonable fees and expenses of counsel for the Agents with respect to the preparation, execution, delivery and review of any documents and instruments at any time delivered pursuant to Section 5.01(j)) and (ii) all reasonable out-of-pocket costs and expenses of the Agents and each Lender in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of the Loan Documents, whether in any action, suit or litigation, or any bankruptcy, insolvency or other similar proceeding affecting creditors’ rights generally (including, without limitation, the reasonable fees and expenses of counsel for each Agent and each Lender with respect thereto).

(b) Each Loan Party agrees to indemnify, defend and save and hold harmless each Indemnified Party from and against, and shall pay on demand, any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) (i) the Facilities, the actual or proposed use of the proceeds of the Advances, the Loan Documents or any of the transactions contemplated thereby or (ii) the actual or alleged presence of Hazardous Materials on any property of any Loan Party or any of its Subsidiaries or any Environmental Action relating in any way to any Loan Party or any of its Subsidiaries, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 9.04(b) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, shareholders or creditors or an Indemnified Party, whether or not any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated by the Loan Documents are consummated. Each Loan Party also agrees not to assert any claim against the Administrative Agent, any Lender or any of their Affiliates, or any of their respective officers, directors, employees, agents and advisors, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the Facilities, the actual or proposed use of the proceeds of the Advances, the Loan Documents or any of the transactions contemplated by the Loan Documents.

(c) If any payment of principal of any Advance is made by a Borrower to or for the account of a Lender other than on the last day of the Interest Period for such Advance, as a result of a payment pursuant to Section 2.05, 2.09(c), 2.16(e), 2.16(f) or 2.18(d), acceleration of the maturity of the Advances pursuant to Section 6.01 or for any other reason, or if a Borrower fails to make any payment or prepayment of an Advance for which a notice of prepayment has been given or that is otherwise required to be made, whether pursuant to Section 2.03, 2.04 or 6.01 or otherwise, such Borrower shall, upon demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses that it may reasonably incur as a result of such payment or such failure to pay or prepay, as the case may be, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Advance.

(d) If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it under any Loan Document, including, without limitation, fees and expenses of counsel and indemnities, such amount may be paid on behalf of such Loan Party by the Administrative Agent or any Lender, in its sole discretion.

(e) Without prejudice to the survival of any other agreement of any Loan Party hereunder or under any other Loan Document, the agreements and obligations of the Borrowers and the other Loan Parties contained in Sections 2.09 and 2.11, Section 7.06 and this Section 9.04 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under any of the other Loan Documents.

SECTION 9.05 Right of Set-off. Upon (a) the occurrence and during the continuance of any Event of Default and (b) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Administrative Agent to declare the Advances due and payable pursuant to the provisions of Section 6.01, the Administrative Agent and each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and otherwise apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Agent, such Lender or such Affiliate to or for the credit or the account of the Borrowers or any other Loan Party against any and all of the Obligations of the Borrowers or such Loan Party now or hereafter existing under the Loan Documents, irrespective of whether such Agent or such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations may be unmatured. The Administrative Agent and each Lender agrees promptly to notify the Borrowers or such Loan Party after any such set-off and application; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Administrative Agent and each Lender and their respective Affiliates under this Section 9.05 are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Agent, such Lender and their respective Affiliates may have. If any Defaulting Lender exercises any such right of setoff, (x) all amounts so set off will be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.17 and, pending such payment, will be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the other Lenders and (y) the Defaulting Lender will provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.

SECTION 9.06 Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrowers, each Guarantor named on the signature pages hereto and the Administrative Agent shall have been notified by each Initial Lender that such Initial Lender has executed it and thereafter shall be binding upon and inure to the benefit of the Borrowers, the Guarantors named on the signature pages hereto and the Administrative Agent and each Lender and their respective successors and assigns, except that neither the Borrowers nor any other Loan Party shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

SECTION 9.07 Assignments and Participations. (a) Each Lender may (and, if demanded by the Borrowers in accordance with Section 9.01(b) will) assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment or Commitments and the Advances owing to it); provided, however, that (i) each such assignment shall be of a uniform, and not a varying, percentage of all rights and obligations under and in respect of one or more of the Facilities (and any assignment of (A) an Australian Dollar Revolving Credit Commitment (or Australian Dollar Revolving Credit Advance) must be made to an Eligible Assignee that is capable of lending in Australian Dollars and (B) a Singapore Dollar Revolving Credit Commitment (or Singapore Dollar Revolving Credit Advance) must be made to an Eligible Assignee that is capable of lending in Singapore Dollars and Hong Kong Dollars, (ii) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender, an Affiliate of any Lender or a Fund Affiliate of any Lender or an assignment of all of a Lender’s rights and obligations under this Agreement, the aggregate amount of the Commitments being assigned to such Eligible Assignee pursuant to such assignment (determined as of the Transfer Date with respect to such assignment) shall in no event be less than S$5,000,000 under each Facility or an integral multiple of S$1,000,000 in excess thereof (or such lesser amount as shall be approved by the Administrative Agent and, so long as no Event of Default shall have occurred and be continuing at the time of effectiveness of such assignment, the Operating Partnership), (iii) each such assignment shall be to an Eligible Assignee, (iv) no such assignments shall be permitted (A) until the Administrative Agent shall have notified the Lenders that syndication of the Commitments hereunder has been completed, without the consent of the Administrative Agent, and (B) at any other time without the consent of the Administrative Agent (which consent shall not be unreasonably withheld), (v) each such assignment made as a result of a demand by the Borrowers pursuant to Section 9.01(b) shall be an assignment of all rights and obligations of the assigning Lender under this Agreement and (vi) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, a Transfer Certificate and, except if such assignment is being made by a Lender to an Affiliate or Fund Affiliate of such Lender, a processing and recordation fee of S$4,000; provided, however, that for each such assignment made as a result of a demand by the Borrowers pursuant to Section 9.01(b), the Borrowers shall pay to the Administrative Agent the applicable processing and recordation fee. Notwithstanding the foregoing, no such assignment will be made by any Lender to any Defaulting Lender or Potential Defaulting Lender or any of their respective Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this sentence.

(b) Upon such execution, delivery, acceptance and recording, from and after the Transfer Date, (i) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Transfer Certificate, have the rights and obligations of a Lender hereunder and (ii) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Transfer Certificate, relinquish its rights (other than its rights under Sections 2.09, 2.11, 7.06, 8.05 and 9.04 to the extent any claim thereunder relates to an event arising prior to such assignment) and be released from its obligations under this Agreement (and, in the case of a Transfer Certificate covering all of the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto). Each party to this Agreement, other than the assignor Lender and the Operating Partnership (to the extent that the Operating Partnership’s consent is required pursuant to the terms of this Agreement), irrevocably authorizes the Administrative Agent to execute any Transfer Certificate on its behalf.

(c) By executing and delivering a Transfer Certificate, each Lender assignor thereunder and each assignee thereunder confirm to and agree with each other and the other parties thereto and hereto as follows: (i) except as otherwise agreed to in writing by the assigning Lender, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with any Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under any Loan Document or any other instrument or document furnished pursuant thereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Transfer Certificate; (iv) such assignee will, independently and without reliance upon the Administrative Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to the Administrative Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender.

(d) The Administrative Agent on behalf of the Borrowers shall maintain at its address referred to in Section 9.02 a copy of each Transfer Certificate delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment under each Facility of, and principal amount of the Advances owing under each Facility to, each Lender from time to time (the “Register”). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers or the Administrative Agent or any Lender at any reasonable time and from time to time upon reasonable prior notice.

(e) Upon its receipt of a Transfer Certificate executed by an assigning Lender, the Administrative Agent shall, if such Transfer Certificate has been completed and is in substantially the form of Exhibit D hereto, (i) accept such Transfer Certificate, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrowers and each other Agent.

(f) In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment will be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrowers and the Administrative Agent, the applicable pro rata share of Advances previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full Singapore Dollar Revolving Credit Pro Rata Share or Australian Dollar Revolving Credit Pro Rata Share, as applicable, of all Advances in the applicable Facility. Notwithstanding the foregoing, if any assignment of rights and obligations of any Defaulting Lender hereunder becomes effective under applicable law without compliance with the provisions of this Section 9.07(f), then the assignee of such interest will be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

(g) Each Lender may sell participations to one or more Persons (other than any Loan Party or any of its Affiliates) in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments and the Advances owing to it); provided, however, that (i) such Lender’s obligations under this Agreement (including, without limitation, its Commitments) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the Borrowers, the Administrative Agent and

the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement, (iv) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Advances or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or postpone any date fixed for any payment of principal of, or interest on, the Advances or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, and (v) if, at the time of such sale, such Lender was entitled to payments under Section 2.11 in respect of withholding tax with respect to interest paid at such date, then, to such extent, the term Tax shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Tax) withholding tax, if any, applicable with respect to such participant on such date, provided that such participant complies with the requirements of Section 2.11 as if it were a Lender.

(h) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.07, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrowers furnished to such Lender by or on behalf of the Borrowers; provided, however, that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any Confidential Information received by it from such Lender.

(i) (i) If a Lender changes its name it shall, at its own costs and within seven (7) Business Days from the date of the name change, provide and deliver to the Administrative Agent an original or certified true copy of a legal opinion issued by the legal advisers to such Lender in the jurisdiction where such Lender is incorporated, addressed to the Administrative Agent (in form and substance satisfactory to the Administrative Agent): (A) identifying the Lender which has changed its name, its new name, the date from which the change has taken effect; and (B) confirming that the Lender’s obligations under the Loan Documents remain legal, valid, binding and enforceable obligations even after the change of name.

(ii) If a Lender is involved in a corporate reorganization or reconstruction, it shall at its own costs and within seven (7) Business Days from the effective date of such corporate reorganization or reconstruction, provide and deliver to the Administrative Agent: (A) an original or certified true copy of a legal opinion issued by the legal advisers to such Lender in each of the jurisdictions where such Lender is incorporated and where the Lender’s lending office is located; (B) an original or certified true copy of a legal opinion issued by the legal advisers to such Lender in each of those jurisdictions governing the Loan Documents; and (C) confirming that such Lender’s obligations under the Loan Documents remain legal, valid and binding obligations enforceable as against the surviving entity after the corporate reorganization or reconstruction.

(iii) If a Lender fails to provide and deliver to the Administrative Agent any of the legal opinions referred to in clauses (i) and (ii) above, it shall upon the request of the Administrative Agent, sign and deliver to the Administrative Agent a Transfer Certificate, transferring all its rights and obligations under the Loan Documents to the new entity.

(j) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Advances owing to it), including in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

SECTION 9.08 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of an original executed counterpart of this Agreement.

SECTION 9.09 Confidentiality. Neither the Administrative Agent nor any Lender shall disclose any Confidential Information to any Person without the consent of the Borrower to which such Confidential Information relates, other than (a) to such Administrative Agent’s or such Lender’s Affiliates, head office, branches and representative offices, and their officers, directors, employees, agents and advisors and to actual or prospective Eligible Assignees and participants, and then only on a confidential basis, (b) as required by any law, rule or regulation or judicial process, (c) as requested or required by any state, Federal or foreign authority or examiner regulating such Lender, (d) to any rating agency when required by it, provided that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Confidential Information relating to the Loan Parties received by it from such Lender, and (e) to any service provider of the Administrative Agent or such Lender, provided that the Persons to whom such disclosure is made pursuant to this clause (e) will be informed of the confidential nature of such Confidential Information and shall have agreed in writing to keep such Confidential Information confidential. Notwithstanding any other provision in this agreement or any other document, the parties hereby agree that each party (and each employee, representative, or other agent of each party) may each disclose to any and all Persons, without limitation of any kind, the United States tax treatment and United States tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to each party relating to such United States tax treatment and United States tax structure.

SECTION 9.10 Anti-Money Laundering Notification. Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Loan Parties that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”) and other anti-money laundering and anti-terrorism laws and regulations, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify such Loan Party in accordance with the Patriot Act and such other laws and regulations. The REIT, the Operating Partnership and the Borrowers shall, and shall cause each of their Subsidiaries to, provide, to the extent commercially reasonable, such information and take such actions as are reasonably requested by the Administrative Agent or any Lenders in order to assist the Administrative Agent and the Lenders in maintaining compliance with the Patriot Act and such other laws and regulations.

SECTION 9.11 Jurisdiction, Etc. (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York County, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or any of the other Loan Documents in the courts of any jurisdiction.

(b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) Without prejudice to any other mode of service allowed under any applicable law, each Loan Party: (i) irrevocably appoints the Initial Process Agent (as defined below) as its agent for service of process in relation to any proceedings before the courts described in Section 9.11(a) in connection with the Loan Documents and (ii) agrees that failure by any Process Agent (as defined below) to notify any Loan Party of the process will not invalidate the proceedings concerned. If any Person appointed as a Process Agent is unable for any reason to act as agent for service of process, the Borrowers shall immediately (and in any event within ten (10) days of such event taking place) appoint another process agent on terms acceptable to the Administrative Agent (such replacement process agent and the Initial Process Agent, each a “Process Agent”). Failing this, the Administrative Agent may appoint another process agent for this purpose. “Initial Process Agent” means:

Corporation Service Company

1180 Avenue of the Americas, Suite 210

New York, New York 10036

SECTION 9.12 Governing Law. This Agreement and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 9.13 Judgment Currency. (a) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in Singapore Dollars, Hong Kong Dollars or Australian Dollars into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase Singapore Dollars, Hong Kong Dollars or Australian Dollars, as applicable, with such other currency at Citibank N.A.’s principal office in London at 11:00 A.M. (London time) on the Business Day preceding that on which final judgment is given.

(b) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in a foreign currency into Singapore Dollars, Hong Kong Dollars or Australian Dollars, the parties agree to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase such foreign currency with Singapore Dollars, Hong Kong Dollars or Australian Dollars, as applicable, at Citibank N.A.’s principal office in London at 11:00 A.M. (London time) on the Business Day preceding that on which final judgment is given.

(c) The obligation of the Loan Parties in respect of any sum due from it in any currency (the “Primary Currency”) to any Lender or the Administrative Agent hereunder shall, notwithstanding any judgment in any other currency, be discharged only to the extent that on the Business Day following receipt by such Lender or the Administrative Agent (including by the Administrative Agent on behalf of such Lender, as the case may be), of any sum adjudged to be so due in such other currency, such Lender or the Administrative Agent (as the case may be) may in accordance with normal banking procedures purchase the applicable Primary Currency with such other currency. If the amount of the applicable Primary Currency so purchased is less than such sum due to such Lender or the Administrative Agent (as the case may be) in the applicable Primary Currency, each Loan Party agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or the Administrative Agent (as the case may be) against such loss, and if the amount of the applicable Primary Currency so purchased exceeds such sum due to any Lender or the Administrative Agent (as the case may be) in the applicable Primary Currency, such Lender or the Administrative Agent (as the case may be) agrees to promptly remit to the applicable Loan Party such excess.

SECTION 9.14 Change in Currency. If a change in Australian Dollars, Hong Kong Dollars, Singapore Dollars or United States Dollars occurs pursuant to any applicable law, rule or regulation of any governmental, monetary or multi-national authority, this Agreement will be amended to the extent determined by the Administrative Agent (acting reasonably and in consultation with the Borrowers) to be necessary to reflect the change in currency and to put the Lenders and the Borrowers in the same position, so far as possible, that they would have been in if no change in such currency had occurred.

SECTION 9.15 WAIVER OF JURY TRIAL. EACH OF THE BORROWERS, THE OTHER LOAN PARTIES, THE ADMINISTRATIVE AGENT AND THE LENDERS IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS, THE ADVANCES OR THE ACTIONS OF THE ADMINISTRATIVE AGENT OR ANY LENDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

[Balance of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BORROWERS:

DIGITAL SINGAPORE JURONG EAST PTE. LTD., a Singapore private company limited by shares

By:	/s/ A. William Stein
Name:	A. William Stein, Authorized Person

DIGITAL REALTY DATAFIRM, LLC, a Delaware limited liability company

By:	/s/ A. William Stein
Name:	A. William Stein, Authorized Person

DIGITAL REALTY DATAFIRM 2, LLC, a Delaware limited liability company

By:	/s/ A. William Stein
Name:	A. William Stein, Authorized Person

Signature Page

GUARANTORS:

DIGITAL REALTY TRUST, INC., a Maryland corporation

By:	/s/ A. William Stein
Name:	A. William Stein
Title:	Chief Financial Officer and Chief Investment Officer

DIGITAL REALTY TRUST, L.P., a Maryland limited partnership

By: Digital Realty Trust, Inc., its sole general partner

By:	/s/ A. William Stein
Name:	A. William Stein
Title:	Chief Financial Officer and Chief Investment Officer

DIGITAL REALTY MAURITIUS HOLDINGS LIMITED, a Mauritius private company limited by shares

By:	/s/ A. William Stein
Name:	A. William Stein, Authorized Person

1525 COMSTOCK PARTNERS, LLC, a Delaware limited liability company

By: Digital Asia GH, LLC, its sole member and manager

By: Digital Realty Trust, L.P., its sole member and manager

By: Digital Realty Trust, Inc., its sole general partner

By:	/s/ A. William Stein
Name:	A. William Stein
Title:	Chief Financial Officer and Chief Investment Officer

Signature Page

DIGITAL PRINTERS SQUARE, LLC,
a Delaware limited liability company

By: Digital Asia GH, LLC, its sole member and manager

By: Digital Realty Trust, L.P., its sole member and manager

By: Digital Realty Trust, Inc., its sole general partner

By:	/s/ A. William Stein
Name:	A. William Stein
Title:	Chief Financial Officer and Chief Investment Officer

DIGITAL RESTON, LLC, a Delaware limited liability company

By: Digital Asia GH, LLC, its sole member and manager

By: Digital Realty Trust, L.P., its sole member and manager

By: Digital Realty Trust, Inc., its sole general partner

By:	/s/ A. William Stein
Name:	A. William Stein
Title:	Chief Financial Officer and Chief Investment Officer

Signature Page

ADMINISTRATIVE AGENT:

CITICORP INTERNATIONAL LTD.

By:	/s/ Donny Lam
Name: Donny Lam
Title: Senior Vice President

Signature Page

SWING LINE BANK AND A LENDER:

CITIBANK, N.A., SINGAPORE BRANCH

By:	/s/ Ajay Sharma
Name: Ajay Sharma
Title: Managing Director

By:	/s/ Arvind Agarwal
Name: Arvind Agarwal
Title: Vice President, Citibank, N.A., Singapore Branch

Signature Page

Citibank, N.A. Sydney Branch
as a Lender and Swing Line Bank

By:	/s/ Damian Crowley
Name: Damian Crowley
Title: Director

By:	/s/ Stephen Daly
Name: Stephen Daly
Title: Director

Signature Page

Bank of America, N.A.
as a Lender

By:	/s/ Allison M. Gauthier
Name: Allison M. Gauthier
Title: Senior Vice President

Signature Page

SUMITOMO MITSUI BANKING CORPORATION as a Lender

By:	/s/ William G. Karl
Name: William G. Karl
Title: General Manager

Signature Page

The Hongkong and Shanghai Banking Corporation Limited, Singapore Branch,
as a Lender

By:	/s/ Willie Tham
Name: Willie Tham
Title: Head, Corporate Banking Singapore

Signature Page

SCHEDULE I

COMMITMENTS AND APPLICABLE LENDING OFFICES

AUSTRALIAN DOLLARS

Name of Lender	Australian Dollar Revolving Credit Commitment	Australian Dollar Swing Line Commitment	Standing Payment Instruction, if any	AUD Lending Office
Bank of America, N.A.	A$15,891,653.25	—	###	Bank of America, N.A., Sydney Level 64, MLC Centre 19 Martin Place Sydney, NSW 2000 Attn: Phil Katipunan Tel: +61 2 9931 4344 Fax: +61 2 9221 5781 Email: Phil.katipunan@baml.com

Citibank, N.A.., Sydney Branch	A$15,891,653.25	A$8,442,763.67	###	Citibank, N.A., Sydney Branch Level 23, 2 Park Street Sydney, NSW 2000 Attn: Oliver Brown Tel: +61 2 8225 2669 Fax: +61 2 8225 5111 Email: oliver.brown@citi.com

Sumitomo Mitsui Banking Corporation	A$23,818,653.25	—	###	Sumitomo Mitsui Banking Corporation. 277 Park Avenue New York, NY 10172 Attn: Deal Administration, Kristen M. Lee Tel: (212) 224-4314 Fax: (212) 224-5197

Total	A$55,601,959.75	A$8,442,763.67

Sch. I-1

SINGAPORE DOLLARS

Name of Lender	Singapore Dollar Revolving Credit Commitment	Singapore Dollar Swing Line Commitment	Standing Payment Instruction, if any	SGD Lending Office
Bank of America, N.A.	S$10,000,000	—	###	Bank of America Merrill Lynch 9 Raffles Place #17-00 Republic Plaza Tower 1 Singapore 048619 Attn: Tan Cheng Bee Tel: +65 6239 3119 Fax: +65 6239 3035 Email: cheng-bee.tan@baml.com

Citibank, N.A., Singapore Branch	S$10,000,000	S$7,599.358.31	For payments in SGD: ### For payments in HKD: ###	Citibank, N.A., Singapore Branch

3 Temasek Avenue

Centennial Tower, Floor 16

Singapore 039190

Attn: Arvind Agarwal

Tel: +603-2383 7261, +603-2383 7172,
+603-2383 7259

Fax: +65 6328 5893 and +65 6787 0886

Email: arvind.agarwal@citi.com

The Hong Kong and Shanghai Banking Corporation Limited, Singapore Branch	S$30,047,500	—	###	Hongkong and Shanghai Banking
Corporation Limited

20 Pasir Panjang Road (East Lobby)

#10-21 Mapletree Business City

Singapore 117439

Attn: Lee Tian Fu

Tel: +65 6658 2740

Fax: +65 6424 4783

Email: tianfulee@hsbc.com.sg

Total	S$50,047,500	S$7,599.358.31

Sch. I-2

SCHEDULE II

Unencumbered Assets

1.	600-780 South Federal

Chicago, Illinois

2.	1807 Michael Faraday Court

Reston, Virginia

3.	1525 Comstock

Santa Clara, California

4.	29A International Business Park (1)

Jurong, Singapore

5.	1-23 Templar Road (2)

NSW, Australia

(1)	Redevelopment Asset
(2)	Development Asset

1

Schedule 4.01(b)

Subsidiaries

of Digital Realty Trust, Inc.

Name	Jurisdiction of Formation/ Incorporation	Authorized Equity	Outstanding Equity	Aggregate Equity Beneficially Owned Directly or Indirectly by Digital Realty Trust, Inc.[1]	Outstanding Options, Warrants, Rights of Purchase or Rights of Conversion re: Equity Interests of Such Subsidiary
Digital Realty Trust, L.P.	Maryland
		—	98,754,727 (Common/ Profits Interest Units)	95.1%	Yes as to the 1,092,184 Profits Interest Units
		—	511,848 Class C Units	0.0%	Yes
		8,050,000 Series C Preferred Units	5,270,980 Series C Preferred Units	100%	Yes
		12,000,000 Series D Preferred Units	9,517,580 Series D Preferred Units	100%	Yes
Digital Services, Inc.	Maryland	100	100	95.1%	none
Global Kato HG, LLC	California	—	—	95.1%	none
GIP Stoughton, LLC	Delaware	—	—	95.1%	none
Global Riverside, LLC	Delaware	—	—	95.1%	none
Global Miami Holding Company, LLC	Delaware	—	—	95.1%	none
Global Miami Acquisition Company, LLC	Delaware	—	—	95.1%	none
Global Brea Holding Company, LLC	Delaware	—	—	95.1%	none
Global Brea, LLC	Delaware	—	—	95.1%	none
Global Stanford Place II, LLC	Delaware	—	—	95.1%	none
Digital Winter, LLC	Delaware	—	—	95.1%	none
Digital 89th Place, LLC	Delaware	—	—	95.1%	none
Global Weehawken Holding Company, LLC	Delaware	—	—	95.1%	none
Global Weehawken Acquisition Company, LLC	Delaware	—	—	95.1%	none
Global ASML, LLC	California	—	—	95.1%	none
DRT - Bryan Street, LLC	Delaware	—	—	95.1%	none

Name	Jurisdiction of Formation/ Incorporation	Authorized Equity	Outstanding Equity	Aggregate Equity Beneficially Owned Directly or Indirectly by Digital Realty Trust, Inc.[1]	Outstanding Options, Warrants, Rights of Purchase or Rights of Conversion re: Equity Interests of Such Subsidiary
Digital - Bryan Street, LLC	Delaware	—	—	95.1%	none
Digital - Bryan Street Partnership, L.P.	Texas	—	—	95.1%	none
Global Innovation Sunshine Holdings LLC	Delaware	—	—	95.1%	none
Global Marsh Member, LLC	Delaware	—	—	95.1%	none
Global Marsh General Partner, LLC	Delaware	—	—	95.1%	none
Global Marsh Limited Partner, LLC	Delaware	—	—	95.1%	none
Global Marsh Property Owner, L.P.	Texas	—	—	95.1%	none
34551 Ardenwood Holding Company LLC	Delaware	—	—	95.1%	none
34551 Ardenwood LLC	Delaware	—	—	95.1%	none
2334 Lundy Holding Company LLC	Delaware	—	—	95.1%	none
2334 Lundy LLC	Delaware	—	—	95.1%	none
GIP 7th Street Holding Company, LLC	Delaware	—	—	95.1%	none
GIP 7th Street, LLC	Delaware	—	—	95.1%	none
GIP Wakefield Holding Company, LLC	Delaware	—	—	95.1%	none
GIP Wakefield, LLC	Delaware	—	—	95.1%	none
Global Webb, LLC	Delaware	—	—	95.1%	none
Global Webb, L.P.	Texas	—	—	95.1%	none
Global Lafayette Street Holding Company, LLC	Delaware	—	—	95.1%	none
2045 - 2055 Lafayette Street, LLC	Delaware	—	—	95.1%	none
GIP Alpha General Partner, LLC	Delaware	—	—	95.1%	none
GIP Alpha Limited Partner, LLC	Delaware	—	—	95.1%	none
GIP Alpha, L.P.	Texas	—	—	95.1%	none
GIP Fairmont Holding Company, LLC	Delaware	—	—	95.1%	none
150 South First Street, LLC	Delaware	—	—	95.1%	none
200 Paul Holding Company, LLC	Delaware	—	—	95.1%	none
200 Paul, LLC	Delaware	—	—	95.1%	none
1100 Space Park Holding Company, LLC	Delaware	—	—	95.1%	none
1100 Space Park, LLC	Delaware	—	—	95.1%	none
Global Gold Camp Holding Company, LLC	Delaware	—	—	95.1%	none

Name	Jurisdiction of Formation/ Incorporation	Authorized Equity	Outstanding Equity	Aggregate Equity Beneficially Owned Directly or Indirectly by Digital Realty Trust, Inc.[1]	Outstanding Options, Warrants, Rights of Purchase or Rights of Conversion re: Equity Interests of Such Subsidiary
Global Gold Camp, LLC	Delaware	—	—	95.1%	none
Digital 833 Chestnut, LLC	Delaware	—	—	95.1%	none
Digital Concord Center, LLC	Delaware	—	—	95.1%	none
Digital Printers Square, LLC	Delaware	—	—	95.1%	none
Digital Greenspoint, L.P.	Texas	—	—	95.1%	none
Digital Greenspoint, LLC	Delaware	—	—	95.1%	none
DRT Greenspoint, LLC	Delaware	—	—	95.1%	none
Digital Sixth & Virginia, LLC	Delaware	—	—	95.1%	none
Sixth & Virginia Holdings, LLC	Delaware	—	—	95.1%	none
Digital Aquila, LLC	Delaware	—	—	95.1%	none
Digital 113 N. Myers, LLC	Delaware	—	—	95.1%	none
Digital 125 N. Myers, LLC	Delaware	—	—	95.1%	none
Digital Waltham, LLC	Delaware	—	—	95.1%	none
Digital Phoenix Van Buren, LLC	Delaware	—	—	95.1%	none
Digital Services Phoenix, LLC	Delaware	—	—	95.1%	none
Digital Piscataway, LLC	Delaware	—	—	95.1%	none
Digital Midway, L.P.	Texas	—	—	95.1%	none
Digital Midway GP, LLC	Delaware	—	—	95.1%	none
MAPP Holding Company LLC	California	—	—	95.1%	none
MAPP Property LLC	California	—	—	95.1%	none
Digital Lakeside Holdings, LLC	Delaware	—	—	95.1%	none
Digital Lakeside, LLC	Delaware	—	—	95.1%	none
Digital Trade Street, LLC	Delaware	—	—	95.1%	none
DRT Centreport, LLC	Delaware	—	—	95.1%	none
Digital Centreport, L.P.	Texas	—	—	95.1%	none
Digital Business Trust	Maryland	—	—	95.1%	none
Digital Toronto Business Trust	Maryland	—	—	95.1%	none
Digital Toronto Nominee Inc.	British Columbia	—	—	95.1%	None
Digital Reston, LLC	Delaware	—	—	95.1%	none
Digital Arizona Research Park II, LLC	Delaware	—	—	95.1%	none
Digital 3011 Lafayette, LLC	Delaware	—	—	95.1%	none
Digital 21110 Ridgetop, LLC	Delaware	—	—	95.1%	none
Digital Ashburn CS, LLC	Delaware	—	—	95.1%	none
Digital Connect, LLC	Delaware	—	—	95.1%	none
Digital Luxemburg II Sarl	Luxembourg	—	—	95.1%	none
Digital Netherlands I BV	Netherlands	—	—	95.1%	none

Name	Jurisdiction of Formation/ Incorporation	Authorized Equity	Outstanding Equity	Aggregate Equity Beneficially Owned Directly or Indirectly by Digital Realty Trust, Inc.[1]	Outstanding Options, Warrants, Rights of Purchase or Rights of Conversion re: Equity Interests of Such Subsidiary
Digital Luxemburg Sarl	Luxembourg	—	—	95.1%	none
Digital Netherlands II BV	Netherlands	—	—	95.1%	none
Digital Netherlands III (Dublin) BV	Netherlands	—	—	95.1%	none
Digital Netherlands IV BV	Netherlands	—	—	95.1%	none
Digital Netherlands V BV	Netherlands	—	—	95.1%	none
Digital Realty (Camperdown House) Limited	United Kingdom	—	—	95.1%	none
Digital Realty (Blanchardstown) Limited	Ireland	—	—	95.1%	none
Digital Realty (Management Company) Limited	Ireland	—	—	95.1%	none
Digital Realty (Paris 2) SCI	France	—	—	95.1%	none
Digital Realty (Paris) Sarl	France	—	—	95.1%	none
Digital Realty (UK) Limited	UK	—	—	95.1%	none
Digital Realty (Welwyn)	Luxembourg	—	—	95.1%	none
Waspar Limited	Ireland	—	—	95.1%	none
Digital Above, LLC	Delaware	—	—	95.1%	none
Digital Chelsea, LLC	Delaware	—	—	95.1%	none
Digital Vienna, LLC	Delaware	—	—	95.1%	none
Digital 1500 Space Park, LLC	Delaware	—	—	95.1%	none
1500 Space Park Partners, LLC	Delaware	—	—	95.1%	none
1500 Space Park Holdings, LLC	Delaware	—	—	95.1%	none
Digital 1500 Space Park Borrower, LLC	Delaware	—	—	95.1%	none
1525 Comstock Partners, LLC	California	—	—	95.1%	none
Digital 1525 Comstock, LLC	Delaware	—	—	95.1%	none
Digital 1550 Space Park, LLC	Delaware	—	—	95.1%	none
1550 Space Park Partners, LLC	Delaware	—	—	52.87%	none
4650 Old Ironsides, LLC	Delaware	—	—	95.1%	none
Digital Collins Technology Park Investor, LLC	Delaware	—	—	95.1%	none
Collins Technology Park Partners, LLC	Delaware	—	—	95.1%	none
Digital 1 Savvis Parkway, LLC	Delaware	—	—	95.1%	none
Digital 1201 Comstock, LLC	Delaware	—	—	95.1%	none

Name	Jurisdiction of Formation/ Incorporation	Authorized Equity	Outstanding Equity	Aggregate Equity Beneficially Owned Directly or Indirectly by Digital Realty Trust, Inc.[1]	Outstanding Options, Warrants, Rights of Purchase or Rights of Conversion re: Equity Interests of Such Subsidiary
Digital 128 First Avenue Ground Lessee, LLC	Delaware	—	—	95.1%	none
Digital 128 First Avenue, LLC	Delaware	—	—	95.1%	none
Digital 1350 Duane, LLC	Delaware	—	—	95.1%	none
Digital 1725 Comstock, LLC	Delaware	—	—	95.1%	none
Digital 210 Tucker, LLC	Delaware	—	—	95.1%	none
Digital 2121 South Price, LLC	Delaware	—	—	95.1%	none
Digital 21561-21571 Beaumeade Circle, LLC	Delaware	—	—	95.1%	none
Digital 2260 East El Segundo, LLC	Delaware	—	—	95.1%	none
Digital 2950 Zanker, LLC	Delaware	—	—	95.1%	none
Digital 365 Main, LLC	Delaware	—	—	95.1%	none
Digital 365 Randolphville, LLC	Delaware	—	—	95.1%	none
Digital 400 Blair Road, LLC	Delaware	—	—	95.1%	none
Digital 444 Toyama, LLC	Delaware	—	—	95.1%	None
Digital 45845-45901 Nokes Boulevard, LLC	Delaware	—	—	95.1%	none
Digital 55 Middlesex, LLC	Delaware	—	—	95.1%	none
Digital 60 & 80 Merritt, LLC	Delaware	—	—	95.1%	none
Digital 650 Randolph, LLC	Delaware	—	—	95.1%	none
Digital 717 GP, LLC	Delaware	—	—	95.1%	none
Digital 717 Leonard, LP	Texas	—	—	95.1%	none
Digital 717 LP, LLC	Delaware	—	—	95.1%	none
Digital 720 2nd, LLC	Delaware	—	—	95.1%	none
Digital 7505 Mason King Court, LLC	Delaware	—	—	95.1%	none
Digital 900 Dorothy, LLC	Delaware	—	—	95.1%	none
Digital 900 Walnut, LLC	Delaware	—	—	95.1%	none
Digital Alfred, LLC	Delaware	—	—	95.1%	none
Digital Asia, LLC	Delaware	—	—	95.1%	none
Digital Investment Management Pte. Ltd.	Singapore	—	—	95.1%	none
Digital Realty Mauritius Holdings Limited	Mauritius	—	—	95.1%	none
Digital Singapore Jurong East Pte. Ltd.	Singapore	—	—	95.1%	none
Digital Singapore 1 Pte. Ltd.	Singapore	—	—	95.1%	none
Digital Realty Datafirm, LLC	Delaware	—	—	95.1%	none
Digital Realty Datafirm 2, LLC	Delaware	—	—	95.1%	none

Name	Jurisdiction of Formation/ Incorporation	Authorized Equity	Outstanding Equity	Aggregate Equity Beneficially Owned Directly or Indirectly by Digital Realty Trust, Inc.[1]	Outstanding Options, Warrants, Rights of Purchase or Rights of Conversion re: Equity Interests of Such Subsidiary
Digital Realty Datafirm 3, LLC	Delaware	—	—	95.1%	none
Digital Australia Investment Management Pty Limited	Australia	—	—	95.1%	none
Digital Beaumeade Circle Land, LLC	Delaware	—	—	95.1%	none
DLR 800 Central, LLC	Delaware	—	—	95.1%	none
Digital BH 800, LLC	Delaware	—	—	47.55%	none
Digital BH 800 Holdco, LLC	Delaware	—	—	47.55%	none
Digital BH 800 M, LLC	Delaware	—	—	47.55%	none
DLR 700-750 Central, LLC	Delaware	—	—	95.1%	none
Digital Federal Systems, LLC	Delaware	—	—	95.1%	none
Digital Lafayette Chantilly	Delaware	—	—	95.1%	none
Digital Loudoun II, LLC	Delaware	—	—	95.1%	none
Digital Loudoun Parkway Center North, LLC	Delaware	—	—	95.1%	none
Digital Luxembourg III Sarl	Luxembourg	—	—	95.1%	none
Digital Netherlands IV Holdings B.V.	Netherlands	—	—	95.1%	none
Digital Netherlands VII B.V.	Netherlands	—	—	95.1%	none
Digital Netherlands VIII B.V.	Netherlands	—	—	95.1%	none
Digital Netherlands IX B.V.	Netherlands	—	—	95.1%	none
Digital Network Services, LLC	Delaware	—	—	95.1%	none
Digital Realty (Cressex) Sarl	Luxembourg	—	—	95.1%	none
Digital Realty (Manchester) Sarl	Luxembourg	—	—	95.1%	none
Digital Realty (St. Denis) Sarl	Luxembourg	—	—	95.1%	none
Digital Realty (Paris 3) SCI	France	—	—	95.1%	none
Digital Realty (Redhill) Sarl	Luxembourg	—	—	95.1%	none
Digital Realty Management France Sarl	France	—	—	95.1%	none
Digital Realty Management Services, LLC	Delaware	—	—	95.1%	none
Digital Realty Property Manager, LLC	Delaware	—	—	95.1%	none
Digital Realty Trust Germany 1 GmbH	Germany	—	—	95.1%	none
DLR, LLC	Maryland	—	—	95.1%	none
Redhill Park Limited	United Kingdom	—	—	95.1%	none
(The) Sentinel-Needham Primary Condominium Trust	Massachusetts	—	—	95.1%	none

[1]	At June 30, 2011, the REIT held 95.1% of the Common/Profits Interest Units of the Operating Partnership (unvested Class C Units at Zero).

Subsidiaries of

Digital Realty Trust, L.P.

Name	Jurisdiction of Formation/ Incorporation	Authorized Equity	Outstanding Equity	Aggregate Equity Beneficially Owned Directly or Indirectly by Digital Realty Trust, L.P.	Outstanding Options, Warrants, Rights of Purchase or Rights of Conversion
Digital Services, Inc.	Maryland	100	100	100%	none
Global Kato HG, LLC	California	—	—	100%	none
GIP Stoughton, LLC	Delaware	—	—	100%	none
Global Riverside, LLC	Delaware	—	—	100%	none
Global Miami Holding Company, LLC	Delaware	—	—	100%	none
Global Miami Acquisition Company, LLC	Delaware	—	—	100%	none
Global Brea Holding Company, LLC	Delaware	—	—	100%	none
Global Brea, LLC	Delaware	—	—	100%	none
Global Stanford Place II, LLC	Delaware	—	—	100%	none
Digital Winter, LLC	Delaware	—	—	100%	none
Digital 89th Place, LLC	Delaware	—	—	100%	none
Global Weehawken Holding Company, LLC	Delaware	—	—	100%	none
Global Weehawken Acquisition Company, LLC	Delaware	—	—	100%	none
Global ASML, LLC	California	—	—	100%	none
DRT - Bryan Street, LLC	Delaware	—	—	100%	none
Digital - Bryan Street, LLC	Delaware	—	—	100%	none
Digital - Bryan Street Partnership, L.P.	Texas	—	—	100%	none
Global Innovation Sunshine Holdings LLC	Delaware	—	—	100%	none
Global Marsh Member, LLC	Delaware	—	—	100%	none
Global Marsh General Partner, LLC	Delaware	—	—	100%	none
Global Marsh Limited Partner, LLC	Delaware	—	—	100%	none
Global Marsh Property Owner, L.P.	Texas	—	—	100%	none
34551 Ardenwood Holding Company LLC	Delaware	—	—	100%	none
34551 Ardenwood LLC	Delaware	—	—	100%	none
2334 Lundy Holding Company LLC	Delaware	—	—	100%	none
2334 Lundy LLC	Delaware	—	—	100%	none
GIP 7th Street Holding Company, LLC	Delaware	—	—	100%	none
GIP 7th Street, LLC	Delaware	—	—	100%	none
GIP Wakefield Holding Company, LLC	Delaware	—	—	100%	none
GIP Wakefield, LLC	Delaware	—	—	100%	none
Global Webb, LLC	Delaware	—	—	100%	none
Global Webb, L.P.	Texas	—	—	100%	none

Name	Jurisdiction of Formation/ Incorporation	Authorized Equity	Outstanding Equity	Aggregate Equity Beneficially Owned Directly or Indirectly by Digital Realty Trust, L.P.	Outstanding Options, Warrants, Rights of Purchase or Rights of Conversion
Global Lafayette Street Holding Company, LLC	Delaware	—	—	100%	none
2045 - 2055 Lafayette Street, LLC	Delaware	—	—	100%	none
GIP Alpha General Partner, LLC	Delaware	—	—	100%	none
GIP Alpha Limited Partner, LLC	Delaware	—	—	100%	none
GIP Alpha, L.P.	Texas	—	—	100%	none
GIP Fairmont Holding Company, LLC	Delaware	—	—	100%	none
150 South First Street, LLC	Delaware	—	—	100%	none
200 Paul Holding Company, LLC	Delaware	—	—	100%	none
200 Paul, LLC	Delaware	—	—	100%	none
1100 Space Park Holding Company, LLC	Delaware	—	—	100%	none
1100 Space Park, LLC	Delaware	—	—	100%	none
Global Gold Camp Holding Company, LLC	Delaware	—	—	100%	none
Global Gold Camp, LLC	Delaware	—	—	100%	none
Digital 833 Chestnut, LLC	Delaware	—	—	100%	none
Digital Concord Center, LLC	Delaware	—	—	100%	none
Digital Printers Square, LLC	Delaware	—	—	100%	none
Digital Greenspoint, L.P.	Texas	—	—	100%	none
Digital Greenspoint, LLC	Delaware	—	—	100%	none
DRT Greenspoint, LLC	Delaware	—	—	100%	none
Digital Sixth & Virginia, LLC	Delaware	—	—	100%	none
Sixth & Virginia Holdings, LLC	Delaware	—	—	100%	none
Digital Aquila, LLC	Delaware	—	—	100%	none
Digital 113 N. Myers, LLC	Delaware	—	—	100%	none
Digital 125 N. Myers, LLC	Delaware	—	—	100%	none
Digital Waltham, LLC	Delaware	—	—	100%	none
Digital Phoenix Van Buren, LLC	Delaware	—	—	100%	none
Digital Services Phoenix, LLC	Delaware	—	—	100%	none
Digital Piscataway, LLC	Delaware	—	—	100%	none
Digital Midway, L.P.	Texas	—	—	100%	none
Digital Midway GP, LLC	Delaware	—	—	100%	none
MAPP Holding Company LLC	California	—	—	100%	none
MAPP Property LLC	California	—	—	100%	none
Digital Lakeside Holdings, LLC	Delaware	—	—	100%	none
Digital Lakeside, LLC	Delaware	—	—	100%	none
Digital Trade Street, LLC	Delaware	—	—	100%	none
DRT Centreport, LLC	Delaware	—	—	100%	none
Digital Centreport, L.P.	Texas	—	—	100%	none
Digital Business Trust	Maryland	—	—	100%	none

Name	Jurisdiction of Formation/ Incorporation	Authorized Equity	Outstanding Equity	Aggregate Equity Beneficially Owned Directly or Indirectly by Digital Realty Trust, L.P.	Outstanding Options, Warrants, Rights of Purchase or Rights of Conversion
Digital Toronto Business Trust	Maryland	—	—	100%	none
Digital Toronto Nominee Inc.	British Columbia	—	—	100%	none
Digital Reston, LLC	Delaware	—	—	100%	none
Digital Arizona Research Park II, LLC	Delaware	—	—	100%	none
Digital 3011 Lafayette, LLC	Delaware	—	—	100%	none
Digital 21110 Ridgetop, LLC	Delaware	—	—	100%	none
Digital Ashburn CS, LLC	Delaware	—	—	100%	none
Digital Connect, LLC	Delaware	—	—	100%	none
Digital Luxemburg II Sarl	Luxembourg	—	—	100%	none
Digital Netherlands I BV	Netherlands	—	—	100%	none
Digital Luxemburg Sarl	Luxembourg	—	—	100%	none
Digital Netherlands II BV	Netherlands	—	—	100%	none
Digital Netherlands III (Dublin) BV	Netherlands	—	—	100%	none
Digital Netherlands IV BV	Netherlands	—	—	100%	none
Digital Netherlands V BV	Netherlands	—	—	100%	none
Digital Realty (Camperdown House) Limited	United Kingdom	—	—	100%	none
Digital Realty (Blanchardstown) Limited	Ireland	—	—	100%	none
Digital Realty (Management Company) Limited	Ireland	—	—	100%	none
Digital Realty (Paris 2) SCI	France	—	—	100%	none
Digital Realty (Paris) Sarl	France	—	—	100%	none
Digital Realty (UK) Limited	UK	—	—	100%	none
Digital Realty (Welwyn)	Luxembourg	—	—	100%	none
Waspar Limited	Ireland	—	—	100%	none
Digital Above, LLC	Delaware	—	—	100%	none
Digital Chelsea, LLC	Delaware	—	—	100%	none
Digital Vienna, LLC	Delaware	—	—	100%	None
Digital 1500 Space Park, LLC	Delaware	—	—	100%	none
1500 Space Park Partners, LLC	Delaware	—	—	100%	none
1500 Space Park Holdings, LLC	Delaware	—	—	100%	none
Digital 1500 Space Park Borrower, LLC	Delaware	—	—	100%	none
1525 Comstock Partners, LLC	California	—	—	100%	none
Digital 1525 Comstock, LLC	Delaware	—	—	100%	none
Digital 1550 Space Park, LLC	Delaware	—	—	100%	none
1550 Space Park Partners, LLC	Delaware	—	—	55.59%	none
4650 Old Ironsides, LLC	Delaware	—	—	100%	none
Digital Collins Technology Park Investor, LLC	Delaware	—	—	100%	none

Name	Jurisdiction of Formation/ Incorporation	Authorized Equity	Outstanding Equity	Aggregate Equity Beneficially Owned Directly or Indirectly by Digital Realty Trust, L.P.	Outstanding Options, Warrants, Rights of Purchase or Rights of Conversion
Collins Technology Park Partners, LLC	Delaware	—	—	100%	none
Digital 1 Savvis Parkway, LLC	Delaware	—	—	100%	none
Digital 1201 Comstock, LLC	Delaware	—	—	100%	none
Digital 128 First Avenue Ground Lessee, LLC	Delaware	—	—	100%	none
Digital 128 First Avenue, LLC	Delaware	—	—	100%	none
Digital 1350 Duane, LLC	Delaware	—	—	100%	none
Digital 1725 Comstock, LLC	Delaware	—	—	100%	none
Digital 210 Tucker, LLC	Delaware	—	—	100%	none
Digital 2121 South Price, LLC	Delaware	—	—	100%	none
Digital 21561-21571 Beaumeade Circle, LLC	Delaware	—	—	100%	none
Digital 2260 East El Segundo, LLC	Delaware	—	—	100%	none
Digital 2950 Zanker, LLC	Delaware	—	—	100%	none
Digital 365 Main, LLC	Delaware	—	—	100%	none
Digital 365 Randolphville, LLC	Delaware	—	—	100%	none
Digital 400 Blair Road, LLC	Delaware	—	—	100%	none
Digital 444 Toyama, LLC	Delaware	—	—	100%	None
Digital 45845-45901 Nokes Boulevard, LLC	Delaware	—	—	100%	none
Digital 55 Middlesex, LLC	Delaware	—	—	100%	none
Digital 60 & 80 Merritt, LLC	Delaware	—	—	100%	none
Digital 650 Randolph, LLC	Delaware	—	—	100%	none
Digital 717 GP, LLC	Delaware	—	—	100%	none
Digital 717 Leonard, LP	Texas	—	—	100%	none
Digital 717 LP, LLC	Delaware	—	—	100%	none
Digital 720 2nd, LLC	Delaware	—	—	100%	none
Digital 7505 Mason King Court, LLC	Delaware	—	—	100%	none
Digital 900 Dorothy, LLC	Delaware	—	—	100%	none
Digital 900 Walnut, LLC	Delaware	—	—	100%	none
Digital Alfred, LLC	Delaware	—	—	100%	none
Digital Asia, LLC	Delaware	—	—	100%	none
Digital Investment Management Pte. Ltd.	Singapore	—	—	100%	none
Digital Realty Mauritius Holdings Limited	Mauritius	—	—	100%	none
Digital Singapore Jurong East Pte. Ltd.	Singapore	—	—	100%	none
Digital Singapore 1 Pte. Ltd.	Singapore	—	—	100%	none
Digital Realty Datafirm, LLC	Delaware	—	—	100%	none
Digital Realty Datafirm 2, LLC	Delaware	—	—	100%	none
Digital Erskine Park 2, LLC	Delaware	—	—	100%	none

Name	Jurisdiction of Formation/ Incorporation	Authorized Equity	Outstanding Equity	Aggregate Equity Beneficially Owned Directly or Indirectly by Digital Realty Trust, L.P.	Outstanding Options, Warrants, Rights of Purchase or Rights of Conversion
Digital Australia Investment Management Pty Limited	Australia	—	—	100%	none
Digital Beaumeade Circle Land, LLC	Delaware	—	—	100%	none
DLR 800 Central, LLC	Delaware	—	—	100%	none
Digital BH 800, LLC	Delaware	—	—	50%	none
Digital BH 800 Holdco, LLC	Delaware	—	—	50%	none
Digital BH 800 M, LLC	Delaware	—	—	50%	none
DLR 700-750 Central, LLC	Delaware	—	—	100%	none
Digital Federal Systems, LLC	Delaware	—	—	100%	none
Digital Lafayette Chantilly	Delaware	—	—	100%	none
Digital Loudoun II, LLC	Delaware	—	—	100%	none
Digital Loudoun Parkway Center North, LLC	Delaware	—	—	100%	none
Digital Luxembourg III Sarl	Luxembourg	—	—	100%	none
Digital Netherlands IV Holdings B.V.	Netherlands	—	—	100%	none
Digital Netherlands VII B.V.	Netherlands	—	—	100%	none
Digital Netherlands VIII B.V.	Netherlands	—	—	100%	none
Digital Netherlands IX B.V.	Netherlands	—	—	100%	none
Digital Network Services, LLC	Delaware	—	—	100%	none
Digital Realty (Cressex) Sarl	Luxembourg	—	—	100%	none
Digital Realty (Manchester) Sarl	Luxembourg	—	—	100%	none
Digital Realty (St. Denis) Sarl	Luxembourg	—	—	100%	none
Digital Realty (Paris 3) SCI	France	—	—	100%	none
Digital Realty (Redhill) Sarl	Luxembourg	—	—	100%	none
Digital Realty Management France Sarl	France	—	—	100%	none
Digital Realty Management Services, LLC	Delaware	—	—	100%	none
Digital Realty Property Manager, LLC	Delaware	—	—	100%	none
Digital Realty Trust Germany 1 GmbH	Germany	—	—	100%	none
DLR, LLC	Maryland	—	—	100%	none
Redhill Park Limited	United Kingdom	—	—	100%	none
(The) Sentinel-Needham Primary Condominium Trust	Massachusetts	—	—	100%	none

Subsidiaries of

Digital Singapore Jurong East Pte. Ltd.

Name	Jurisdiction of Formation/ Incorporation	Authorized Equity	Outstanding Equity	Aggregate Equity Beneficially Owned Directly or Indirectly by Digital Singapore Jurong East Pte. Ltd.	Outstanding Options, Warrants, Rights of Purchase or Rights of Conversion
None

Subsidiaries of

Digital Realty Datafirm, LLC

Name	Jurisdiction of Formation/ Incorporation	Authorized Equity	Outstanding Equity	Aggregate Equity Beneficially Owned Directly or Indirectly by Digital Realty Datafirm, LLC	Outstanding Options, Warrants, Rights of Purchase or Rights of Conversion
None

Subsidiaries of

Digital Realty Datafirm 2, LLC

Name	Jurisdiction of Formation/ Incorporation	Authorized Equity	Outstanding Equity	Aggregate Equity Beneficially Owned Directly or Indirectly by Digital Realty Datafirm 2, LLC	Outstanding Options, Warrants, Rights of Purchase or Rights of Conversion
None

Subsidiaries of

Digital Realty Mauritius Holdings Ltd.

Name	Jurisdiction of Formation/ Incorporation	Authorized Equity	Outstanding Equity	Aggregate Equity Beneficially Owned Directly or Indirectly by Digital Realty Mauritius Holdings Ltd.	Outstanding Options, Warrants, Rights of Purchase or Rights of Conversion
Digital Singapore Jurong East Pte. Ltd.	Singapore	—	—	100%	None
Digital Singapore I Pte. Ltd.	Singapore	—	—	100%	None

Subsidiaries of

1525 Comstock Partners, LLC

Name	Jurisdiction of Formation/ Incorporation	Authorized Equity	Outstanding Equity	Aggregate Equity Beneficially Owned Directly or Indirectly by 1525 Comstock Partners, LLC	Outstanding Options, Warrants, Rights of Purchase or Rights of Conversion
None

Subsidiaries of

Digital Printers Square, LLC

Name	Jurisdiction of Formation/ Incorporation	Authorized Equity	Outstanding Equity	Aggregate Equity Beneficially Owned Directly or Indirectly by Digital Printers Square, LLC	Outstanding Options, Warrants, Rights of Purchase or Rights of Conversion
None

Subsidiaries of

Digital Reston, LLC

Name	Jurisdiction of Formation/ Incorporation	Authorized Equity	Outstanding Equity	Aggregate Equity Beneficially Owned Directly or Indirectly by Digital Reston, LLC	Outstanding Options, Warrants, Rights of Purchase or Rights of Conversion
None

Schedule 4.01(d)

Certain Approvals

None

Schedule 4.01(f)

Disclosed Litigation

None

Schedule 4.01(n)

Existing Debt (Other than Surviving Debt)

None

Schedule 4.01(o)

Surviving Debt

Properties	Obligor	Maturity Date	Outstanding Principal Amount [1]	Amortization
200 Paul Avenue 1-4 - Mortgage	200 Paul, LLC	October 8, 2015	$75,325,000	Monthly Principal and Interest
34551 Ardenwood Boulevard 1-4 - Mortgage	34551 Ardenwood, LLC	November 11, 2016	53,967,000	Monthly Principal and Interest
2334 Lundy Place - Mortgage	2334 Lundy, LLC	November 11, 2016	39,250,000	Monthly Principal and Interest
600 West Seventh Street - Mortgage	GIP 7th Street, LLC	March 15, 2016	53,443,000	Monthly Principal and Interest
731 East Trade Street – Mortgage	Digital Trade Street, LLC	July 1, 2020	4,946,000	Monthly Principal and Interest
1125 Energy Park Drive – Mortgage	MAPP Property, LLC	March 1, 2032	8,983,000	Monthly Principal and Interest
Paul van Vlissingenstraat 16 – Mortgage	Digital Netherlands II BV	July 18, 2013	15,024,000	Quarterly Principal and Interest
36 Northeast Second Street; 3300 East Birch Street; 100 & 200 Quannapowitt Parkway; 300 Boulevard East; 4849 Alpha Road; 11830 Webb Chapel Road.	Global Weehawken Acquisition Company, LLC, Global Miami Acquisition Company, LLC, GIP Wakefield, LLC, Global Brea, LLC, GIP Alpha, L.P., Global Webb, L.P.	Nov. 11, 2014	140,186,000	Monthly Principal and Interest
Geneva Data Centre, Chemin d-Epinglier 2, Geneva-Meyrin, Switzerland	Digital Luxemburg, Sarl	July 18, 2013	10,870,000	Quarterly Principal and Interest
2045 & 2055 LaFayette Street – Mortgage	2045-2055 Lafayette Street, LLC	February 6, 2017	65,995,000	Monthly Principal and Interest
150 South First Street – Mortgage	150 South First Street, LLC	February 6, 2017	51,832,000	Monthly Principal and Interest
1100 Space Park Drive – Mortgage	1100 Space Park, LLC	December 11, 2016	53,954,000	Monthly Principal and Interest
1500 Space Park Drive – Mortgage	Digital 1500 Space Park Borrower, LLC	October 5, 2013	38,921,000	Monthly Principal and Interest
1201 Comstock St. – Mortgage	Digital 1201 Comstock, LLC	June 24, 2012	16,576,000	Monthly Principal and Interest
1350 Duane and 3080 Raymond – Mortgage	Digital 1350 Duane, LLC	October 1, 2012	52,800,000	Interest Only
700-750 Central Expressway – Mortgage	BH Digital 700-750, LLC BH Digital 700-750M, LLC	June 9, 2014	10,000,000 & 2,500,000 (mezzanine)	Interest Only

800 Central Expressway - Mortgage	Digital BH 800, LLC Digital BH 800 M, LLC	June 9, 2013	10,000,000 & 10,500,000 (mezzanine)	Interest Only
2001 Sixth Avenue – Mortgage	2001 Sixth LLC	September 1, 2017	53,751,000	Monthly Principal and Interest
Gyroscoopweg 2E-2F, Amsterdam – Mortgage	Digital Netherlands V BV	October 18, 2013	9,566,000	Quarterly Principal and Interest
Clonshaugh Industrial Estate, Dublin 17 – Mortgage	Digital Netherlands IV BV	September 4, 2014	43,506,000	Interest Only
114 Rue Ambroise Croizat, St. Denis, France – Mortgage	Digital Realty (Paris 2) SCI	January 18, 2012	44,534,000	Quarterly Principal and Interest
Unit 9, Blanchardstown Corporate Park, Dublin – Mortgage	Digital Realty (Blanchardstown) Ltd	January 18, 2012	38,289,000	Quarterly Principal and Interest
Mundells Roundabout, UK – Mortgage	Digital Realty (Welwyn)	November 30, 2013	68,747,000	Interest Only
Cressex 1, UK – Mortgage	Digital Realty (Cressex) Sarl	October 16, 2014	28,944,000	Quarterly Principal and Interest
Manchester Technopark, UK – Mortgage	Digital Realty (Manchester) Sarl	October 16, 2014	8,805,000	Quarterly Principal and Interest
Unsecured Credit Facility	Digital Realty Trust, L.P.	August 31, 2012	445,800,000	Interest Only
Unsecured Senior Notes – Series B	Digital Realty Trust, L.P.	November 5, 2013	33,000,000	Interest Only
Unsecured Senior Notes – Series C	Digital Realty Trust, L.P.	January 6, 2016	25,000,000	Interest Only
Unsecured Senior Notes – Series D	Digital Realty Trust, L.P.	January 20, 2015	50,000,000	Interest Only
Unsecured Senior Notes – Series E	Digital Realty Trust, L.P.	January 20, 2017	50,000,000	Interest Only
Unsecured Senior Notes – Series F	Digital Realty Trust, L.P.	February 3, 2015	17,000,000	Interest Only
5.875% Senior Notes due 2020	Digital Realty Trust, L.P.	February 1, 2020	500,000,000	Interest Only
4.50% Senior Notes due 2015	Digital Realty Trust, L.P.	July 15, 2015	375,000,000	Interest Only
5.25% Senior Notes due 2021	Digital Realty Trust, L.P.	March 15, 2021	400,000,000	Interest Only
4.125% Exchangeable Senior Debentures due 2026	Digital Realty Trust, L.P.	August 15, 2026	48,301,000	Interest Only
5.50% Exchangeable Senior Debentures due 2029	Digital Realty Trust, L.P.	April 15, 2029	266,400,000	Interest Only

1)	As of June 30, 2011

Schedule 4.01(q)

Owned Real Properties

Date Acquired	Property Name	Address	Record Owner	Book Value(1)
Jan-02	2323 Bryan Street	2323 Bryan Street, Dallas, TX	Digital – Bryan Street Partnership, L.P., a Texas limited partnership	120,616,130
Jan-02	36 NE 2nd Street	36 NE 2nd Street, Miami, FL	Global Miami Acquisition Company, LLC, a Delaware limited liability company	33,871,684
Jul-02	6 Braham Street	6 Braham Street, London UK	Digital Realty Camperdown House Ltd, a New Jersey limited company	36,246,306
Nov-02	300 Boulevard East	300 Blvd. East, Weehawken, NJ	Global Weehawken Acquisition Company, LLC, a Delaware limited liability company	111,142,344
Dec-02	2334 Lundy Place	2334 Lundy Place, San Jose, CA	2334 Lundy LLC, a Delaware limited liability company	28,820,465
Jan-03	34551 Ardenwood Blvd 1-4	34551 Ardenwood Blvd, Fremont, CA	34551 Ardenwood LLC, a Delaware limited liability company	59,540,932
Jan-03	2440 Marsh Lane	2440 Marsh Lane, Carrolton, TX	Global Marsh Property Owner, L.P., a Texas limited partnership	83,112,874
May-03	2010 East Centennial Circle	2010 E. Centennial Circle Tempe, AZ	Global ASML, LLC, a California limited liability company	22,421,252
Jun-03	375 Riverside Parkway	375 Riverside Pkwy, Atlanta, GA	Global Riverside, LLC, a Delaware limited liability company	37,508,015
Aug-03	3300 East Birch Street	3300 E. Birch Street, Brea, CA	Global Brea LLC, a Delaware limited liability company	10,635,036
Sep-03	47700 Kato Road & 1055 Page Avenue	47700 Kato Road & 1055 Page Ave, Fremont, CA	Global Kato HG, LLC, a California limited liability company	27,742,683
Apr-04	4849 Alpha Road	4849 Alpha Road, Dallas, TX	GIP Alpha, L.P., a Texas limited partnership	43,774,721
May-04	600 West Seventh Street	600 West 7th Street, Los Angeles, CA	GIP 7th Street, LLC, a Delaware limited liability company	116,478,551
May-04	2045 & 2055 LaFayette Street	2045 and 2055 Lafayette, Santa Clara, CA	2045-2055 LaFayette Street, LLC, a Delaware limited liability company	60,163,886
Jun-04	100 & 200 Quannapowitt Pkwy	100 & 200 Quannapowitt Parkway, Wakefield, MA	GIP Wakefield LLC, a Delaware limited liability company	77,664,750
Aug-04	11830 Webb Chapel Road	11830 Webb Chapel Road, Dallas, TX	Global Webb, L.P., a Texas limited partnership	47,116,141

Schedule 4.01(q)

Owned Real Properties

Date Acquired	Property Name	Address	Record Owner	Book Value(1)
Sep-04	150 South First Street	150 South First Street, San Jose, CA	150 South First Street, LLC, a Delaware limited liability company	37,933,470
Oct-04	3065 Gold Camp Drive	3065 Gold Camp Drive, Rancho Cordova, CA	Global Gold Camp, LLC, a Delaware limited liability company	14,634,872
Nov-04	200 Paul Avenue	200 Paul Avenue, San Francisco, CA	200 Paul, LLC, a Delaware limited liability company	166,073,800
Nov-04	1100 Space Park Drive	1100 Space Park Drive, Santa Clara, CA	1100 Space Park LLC, a Delaware limited liability company	42,554,216
Dec-04	3015 Winona Avenue	3015 Winona Avenue Burbank, CA	Digital Realty Trust, L.P., a Maryland limited partnership	16,781,222
Mar-05	833 Chestnut Street	833 Chestnut Street, Philadelphia, PA	Digital 833 Chestnut, LLC, a Delaware limited liability company	100,083,737
Mar-05	1125 Energy Park Drive	1126 Energy Park Drive, St. Paul, MN	Mapp Property, LLC, a California limited liability company	16,734,510
May-05	350 East Cermak Road	350 E. Cermak Street, Chicago, IL	Digital Lakeside, LLC, a Delaware limited liability company	331,638,405
Jun-05	2401 Walsh Street	2401 Walsh Street, Santa Clara, CA	Digital Realty Trust, L.P., a Maryland limited partnership	27,495,777
Jun-05	2403 Walsh Street	2403 Walsh Street, Santa Clara, CA	Digital Realty Trust, L.P., a Maryland limited partnership	18,384,283
Jun-05	4700 Old Ironsides Drive	4700 Old Ironsides Dr. Santa Clara, CA	Digital Realty Trust, L.P., a Maryland limited partnership	16,473,601
Jun-05	4650 Old Ironsides Drive	4650 Old Ironsides Dr. Santa Clara, CA	Digital Realty Trust, L.P., a Maryland limited partnership	12,730,331
Jun-05	200 North Nash Street	200 North Nash Street El Segundo, CA	Digital Realty Trust, L.P., a Maryland limited partnership	18,622,923
Jun-05	8534 Concord Center Drive	8534 Concord Center Drive Englewood, CO	Digital Concord Center, LLC, a Delaware limited liability company	16,309,086
Aug-05	731 East Trade Street	731 E. Trade Street, Charlotte, NC	Digital Trade Street, LLC, a Delaware limited liability company	8,956,025
Aug-05	113 North Myers	113 N. Myers Street, Charlotte, NC	113 N. Myers, LLC, a Delaware limited liability company	6,397,642

Schedule 4.01(q)

Owned Real Properties

Date Acquired	Property Name	Address	Record Owner	Book Value(1)
Aug-05	125 North Myers	125 N. Myers Street, Charlotte, NC	125 N. Myers, LLC, a Delaware limited liability company	11,331,881
Aug-05	Paul van Vlissingenstraat 16	Paul van Vlissingenstraat 16, 1096 BK, Amsterdam, Netherlands	Digital Netherlands II BV, a Netherlands Company	39,842,843
Sep-05	600-780 S. Federal	600 S. Federal Street, Chicago, IL	Digital Printer’s Square, LLC, a Delaware limited liability company	43,010,502
Oct-05	115 Second Avenue	115 Second Avenue, Waltham, MA	Digital Waltham, LLC, a Delaware limited liability company	24,421,377
Nov-05	Chemin de l’Epinglier 2	Chemin De L’Epingler 2, 1217 Geneva-Meyrin, Switzerland	Digital Luxemburg Sarl, a Luxemburg company	15,564,515
Nov-05	251 Exchange Place	251 Exchange Place, Herndon, VA	Digital Realty Trust L.P., a Maryland limited partnership	13,280,656
Dec-05	7500 Metro Center Drive	7500 Metro Center Drive, Austin, TX	Digital Realty Trust L.P., a Maryland limited partnership	7,831,426
Dec-05	7620 Metro Center Drive	7620 Metro Center Drive, Austin, TX	Digital Realty Trust L.P., a Maryland limited partnership	7,586,597
Dec-05	3 Corporate Place	3 Corporate Place, Piscataway, NJ	Digital Piscataway, LLC, a Delaware limited liability company	92,578,301
Jan-06	4025 Midway Road	4025 Midway Road, Carrollton, Texas	Digital Midway L.P., a Texas limited partnership	35,743,310
Feb-06	Clonshaugh Industrial Estate - Amazon	Clonshaugh Industrial Estate, Dublin 17, Ireland	Digital Netherlands III (Dublin) BV, a Netherlands Company	10,904,922
Feb-06	Clonshaugh Industrial Estate - eircom	Clonshaugh Industrial Estate, Dublin 17, Ireland	Digital Netherlands IV BV, a Netherlands Company	86,641,260
Apr-06	6800 Millcreek Drive	6800 Millcreek Drive Mississauga, Ontario, Canada	Digital Toronto Nominee, Inc., a British Columbia Company	18,493,147
Apr-06	101 Aquila Way	101 Aquila Way, Austell, GA	Digital Aquila, LLC, a Delaware limited liability company	25,478,708
Apr-06	12001-12245 North Freeway	12001-12245 North Freeway, Houston, TX	Digital Greenspoint, L.P., a Texas limited partnership	47,115,879
Jun-06	14901 FAA Boulevard	14901 FAA Boulevard, Fort Worth, Texas	Digital Centreport L.P., a Texas limited partnership	51,529,573

Schedule 4.01(q)

Owned Real Properties

Date Acquired	Property Name	Address	Record Owner	Book Value(1)
Jul-06	120 E. Van Buren Street	120 E. Van Buren Street, Phoenix, AZ	Digital Phoenix Van Buren, LLC, a Delaware limited liability company	259,926,874
Jul-06	Gyroscoopweg 2E-2F	Gyroscoopweg 2E-2F, Amsterdam, Netherlands	Digital Netherlands V B.V., a Netherlands company	14,227,617
Sep-06	600 Winter Street	600 Winter Street, Waltham, MA	Digital Winter, LLC, a Delaware limited liability company	8,811,003
Sep-06	2300 NW 89th Place	2300 NW 89th Place, Miami, FL	Digital 89th Place, LLC, a Delaware limited liability company	5,715,392
Oct-06	1807 Michael Faraday Court	1807 Michael Faraday Court, Reston, VA	Digital Reston, LLC, a Delaware limited liability company	11,304,028
Oct-06	2055 E. Technology Circle	2056 E. Technology Circle, Tempe, AZ	Digital Arizona Research Park II, LLC, a Delaware limited liability company	35,295,695
Dec-06	114 Rue Ambroise Croizat	115 Rue Ambroise Croizat, Paris, France	Digital Realty (Paris2) SCI, a societe covile unmobiliere (France)	143,984,835
Dec-06	Unit 9, Blanchardstown Corporate Park	Unit 9, Blanchardstown Corporate Park, Dublin, Ireland	Waspar Limited, a private company limited by shares (Ireland)	72,823,775
Jan-07	21110 Ridgetop Circle	21110 Ridgetop Circle, Sterling, VA	Digital 21110 Ridgetop, LLC, a Delaware limited liability company	18,229,555
Jan-07	3011 LaFayette Street	3011 LaFayette Street, Santa Clara, CA	Digital 3011 LaFayette, LLC, a Delaware limited liability company	60,373,298
Feb-07	44470 Chilum Place	44470 Chilum Place, Ashburn, VA	Digital Ashburn CS, LLC, a Delaware limited liability company	43,066,802
Mar-07	111 Eighth Avenue (2)	111 Eighth Avenue, NY, NY 10011 (NY County)	Digital Chelsa, LLC, a Delaward limited liability company	29,595,070
Mar-07	43881 Devin Shafron Dr (Bldg B)	43881 Devin Shafron Drive, Ashburn, VA	GIP Stoughton, LLC, a Delaware limited liability company	116,937,152
Mar-07	43831 Devin Shafron Dr (Bldg C)	43831 Devin Shafron Drive, Ashburn, VA	GIP Stoughton, LLC, a Delaware limited liability company	13,984,828
Mar-07	43791 Devin Shafron Dr (Bldg D)	43791 Devin Shafron Drive, Ashburn, VA	GIP Stoughton, LLC, a Delaware limited liability company	66,088,118
Apr-07	Mundells Roundabout	The Garden Shed, Mundells, Welwyn Garden City, UK	Digital Realty (Welwyn) Sarl, a Luxembourg sarl	92,734,755

Schedule 4.01(q)

Owned Real Properties

Date Acquired	Property Name	Address	Record Owner	Book Value(1)
Aug-07	210 Tucker	210 Tucker, St. Louis, MO 63102	Digital 210 Tucker, LLC, a Delaware limited liability company	29,058,179
Aug-07	900 Walnut	900 Walnut, St. Louis, MO 63102	Digital 900 Walnut, LLC, a Delaware limited liability company	37,055,972
Aug-07	1 Savvis Parkway	1 Savvis Parkway, Town & Country, MO	Digital 1 Savvis Parkway, LLC, a Delaware limited liability company	27,811,245
Sep-07	1500 Space Park Drive	1500 Space Park Drive, Santa Clara, CA	Digital 1500 Space Park Borrower, LLC, a Delaware limited liability company	61,038,921
Sep-07	1550 Space Park Drive (2)	1550 Space Park Drive, Santa Clara, CA	1550 Space Park Partners, LLC, a Delaware limited liability company	3,863,493
Dec-07	Cressex 1	Cressex 1, Cressex Business Park, High Wycombe, Buckinghamshire, UK	Digital Realty (Cressex) Sarl, a Luxembourg sarl	38,688,576
Dec-07	Naritaweg 52	Naritaweg 52, 1043 Amsterdam, Netherlands	Digital Realty Netherlands VII B.V., a Netherlands private limited liability company	27,219,129
Dec-07	1 St. Anne’s Boulevard	1 St. Anne’s Boulevard, Redhill, Surrey, UK RH1 1AX	Digital Realty (Redhill) Sarl, a Luxembourg sarl	2,427,395
Dec-07	2 St. Anne’s Boulevard	2 St. Anne’s Boulevard, Redhill, Surrey, UK RH1 1AX	Digital Realty (Redhill) Sarl, a Luxembourg sarl	29,377,118
Dec-07	3 St. Anne’s Boulevard	3 St. Anne’s Boulevard, Redhill, Surrey, UK RH1 1AX	Digital Realty (Redhill) Sarl, a Luxembourg sarl	140,018,891
Feb-08	365 South Randolphville	365 South Randolphville Road Piscataway, NJ	Digital 365 Randolphville, LLC, a Delaware limited liability company	119,593,609
May-08	Leonard Parking Garage	701 & 717 Leonard Street Dallas, TX	Digital 717 Leonard, LP, a Texas limited partnership	12,272,480
Jun-08	650 Randolph Road	650 Randolph Road Franklin Township, NJ	Digital 650 Randolph, LLC, a Delaware limited liability company	14,514,223
Jun-08	1201 Comstock Street	1201 Comstock Street Santa Clara, CA	Digital 1201 Comstock, LLC, a Delaware limited liablity	30,380,552
Jun-08	Reynolds House Data Center	Manchester Technopark Plot C1, Birley Fields Hulme, Manchester	Digital Realty (Manchester) Sarl, a Luxembourg sarl	21,281,180
Nov-08	7505 Mason King Court	7505 Mason King Court, Manassas, VA	Digital 7505 Mason King Court, LLC, a Delaware limited liability company	17,576,520

Schedule 4.01(q)

Owned Real Properties

Date Acquired	Property Name	Address	Record Owner	Book Value(1)
May-09	Loudoun Exchange II - Bldg A	43915(A) Devin Shafron Drive, Ashburn, VA	Digital Loudoun II, LLC, a Delaware limited liability company	91,550,189
May-09	Loudoun Exchange II - Bldg E	43790 (E) Devin Shafron Drive, Ashburn, VA	Digital Loudoun II, LLC, a Delaware limited liability company	20,026,307
May-09	Loudoun Exchange II - Bldg F	43830 (F) Devin Shafron Drive, Ashburn, VA	Digital Loudoun II, LLC, a Delaware limited liability company	43,949,063
Sep-09	1525 Comstock Street	1525 Comstock Street, Santa Clara, CA	1525 Comstock Partners, LLC, a California limited liability company	47,691,925
Sep-09	1232 Alma Rd - Datacenter Park Dallas	1232 Alma Rd, Richardson, TX	Collins Technology Park Partners, LLC, a Delaware limited liability company	54,872,188
Sep-09	900 Quality Way - Datacenter Park Dallas	900 Quality Way, Richardson, TX	Collins Technology Park Partners, LLC, a Delaware limited liability company	3,879,720
Sep-09	1400 N. Bowser Road - Datacenter Park Dallas	1400 N. Bowser Road, Richardson, TX	Collins Technology Park Partners, LLC, a Delaware limited liability company	5,437,798
Sep-09	1301 International Pkwy - Datacenter Park Dallas	1301 International Pkwy, Richardson, TX	Collins Technology Park Partners, LLC, a Delaware limited liability company	677,566
Sep-09	908 Quality Way - Datacenter Park Dallas	908 Quality Way, Richardson, TX	Collins Technology Park Partners, LLC, a Delaware limited liability company	21,101,800
Sep-09	904 Quality Way - Datacenter Park Dallas	904 Quality Way, Richardson, TX	Collins Technology Park Partners, LLC, a Delaware limited liability company	1,505,050
Sep-09	905 Security Row - Datacenter Park Dallas	905 Security Row, Richardson, TX	Collins Technology Park Partners, LLC, a Delaware limited liability company	5,615,576
Sep-09	444 Toyama Drive	444 Toyama Drive, Sunnyvale, CA	Digital 444 Toyama, LLC, a Delaware limited liability company	17,500,000
Oct-09	1350 Duane & 3080 Raymond	1350 Duane Ave & 3080 Raymond, Santa Clara, CA	Digital 1350 Duane, LLC, a Delaware limited liability company	89,769,475
Dec-09	45845 &45901 Nokes Blvd	45845 & 45901 Nokes Blvd, Sterling, VA	Digital 45845-45901 Nokes Boulevard, LLC, a Delaware limited liability company	35,429,881
Dec-09	21561 & 21571 Beaumeade Circle	21561 & 21571 Beaumeade Circle, Ashburn, VA	Digital 21561-21571 Beaumeade Circle, LLC, a Delaware limited liability company	24,872,965
Dec-09	21551 Beaumeade Cir (Land)	21551 Beaumeade Circle, Ashburn, VA	Digital Beaumeade Circle Land, LLC, a Delaware limited liability company	5,339,876

Schedule 4.01(q)

Owned Real Properties

Date Acquired	Property Name	Address	Record Owner	Book Value(1)
Jan-10	60 & 80 Merritt	60 & 80 Merritt Bvld., Trumbull, CT	Digital 60 & 80 Merritt, LLC, a Delaware limited liability company	91,955,613
Jan-10	55 Middlesex	55 Middlesex Turnpike, Bedford, MA	Digital 55 Middlesex, LLC, a Delaware limited liability company	90,256,909
Jan-10	128 First Avenue	128 First Avenue, Needham, MA	Digital 128 First Avenue, LLC, a Delaware limited liability company	199,904,297
Apr-10	1725 Comstock	1725 Comstock Street, Santa Clara, CA	Digital 1725 Comstock, LLC, a Delaware limited liability company	46,951,872
May-10	3105 and 3115 Alfred Street	3105 and 3115 Alfred Street, Santa Clara, CA	Digital Alfred, LLC, a Delaware limited liability company	58,678,916
Jun-10	Cateringweg 5	Cateringweg 5, Schiphol Noord, Netherlands	Digital Netherlands IX B.V., a Netherlands company	47,820,528
Jul-10	365 Main Street	365 Main Street, San Francisco, CA	Digital 365 Main, LLC, a Delaware limited liability company	202,895,735
Jul-10	720 2nd Street	720 2nd Street, Oakland, CA	Digital 720 2nd, LLC, a Delaware limited liability company	135,745,269
Jul-10	2260 East El Segundo Boulevard	2260 East El Segundo Boulevard, El Segundo, CA	Digital 2260 East El Segundo, LLC, a Delaware limited liability company	71,746,483
Jul-10	2121 South Price Road	2121 South Price Road, Chandler, AZ	Digital 2121 South Price, LLC, a Delaware limited liability company	303,699,907
Jul-10	4030 Lafayette	4030 Lafayette Center Drive, Chantilly, VA	Digital Lafayette Chantilly, LLC, a Delaware limited liability company	27,062,712
Jul-10	4040 Lafayette	4040 Lafayette Center Drive, Chantilly, VA	Digital Lafayette Chantilly, LLC, a Delaware limited liability company	5,702,484
Jul-10	4050 Lafayette	4050 Lafayette Center Drive, Chantilly, VA	Digital Lafayette Chantilly, LLC, a Delaware limited liability company	38,858,927
Aug-10	800 Central Expressway (2)	800 Central Expressway, Santa Clara, CA	Digital BH 800, LLC, a Delaware limited liability company	32,323,995
Aug-10	2950 Zanker Road	2950 Zanker Road, San Jose, CA	Digital 2950 Zanker, LLC, a Delaware limited liability company	32,600,000
Aug-10	900 Dorothy Drive	900 Dorothy Drive, Richardson, TX	Digital 900 Dorothy, LLC, a Delaware limited liability company	17,700,000

Schedule 4.01(q)

Owned Real Properties

Date Acquired	Property Name	Address	Record Owner	Book Value(1)
Nov-10	29A International Business Park	29A International Business Park, Jurong, Singapore	Digital Singapore Jurong East Pte. Ltd., a Singapore company	164,811,926
Apr-11	Loudoun Parkway North	Intersection of Loudoun County Parkway and Dulles Greenway, Ashburn, VA	Digital Loudoun Parkway Center North, LLC, a Delaware limited liability company	17,523,181
Jul-11	1-23 Templar Road	1-23 Templar Road, Erskine Park NSW 2759, Australia	Digital Realty Datafirm, LLC, a Delaware limited liability company	10,700,000
Jul-11	Fountain Court	Fountain Court, Cox Lane, Chessington, KT9 1SJ London, UK	Digital Luxemburg III Sarl, a Luxemburg company	21,162,450

(1)	As of June 30, 2011; represents Undepreciated Book Value which includes intangible items Investment in Properties, Deferred Lease Costs, Acquired Above Market Leases, and Required Lease Obligations.
(2)	Consolidated joint venture properties.

Schedule 4.01(r)

Leased Real Properties1

Ground Sublease/Property	Lessee	Lessor	Exp. Date	Annual Rent
2010 East Centennial Circle, Tempe, AZ (Maricopa County)	Global ASML, LLC, a California limited liability company	[*]	December 31, 2082	[*]

2055 East Technology Circle, Tempe, AZ (Maricopa County)	Digital Arizona Research Park II, LLC, a Delaware limited liability company	[*]	September 30, 2083	[*]

101 Aquila Way, Austell, GA (Douglas County)	Digital Aquila, LLC, a Delaware limited liability company	[*]	December 31, 2011	[*]

Paul van Vlissingenstraat, Amsterdam, Netherlands	Digital Netherlands II BV, a Netherlands Company	[*]	April 16, 2054	[*]

Chemin de l’Epinglier 2, Geneva, Switzerland	Digital Luxemburg Sarl (Lux), a Luxemburg company	[*]	July 1, 2074	[*]

Gyroscoopweg 2E-2F Amsterdam 1042 AB, Netherlands	Digital Netherlands V BV, a Netherlands Company	[*]	January 1, 2042 (terms adjusted every 5 years)	[*]

Clonshaugh Industrial Estate, Dublin Ireland	Digital Netherlands III (Dublin) BV, a Netherlands Company	[*]	December 31, 2981	[*]

111 Eighth Avenue, New York, NY (NY County) 7th Floor 3rd Floor	[*]	[*]	March 15, 2022	[*]

111 Eighth Avenue, New York, NY (NY County) 2nd Floor 6th Floor	[*]	[*]	June 30, 2014	[*]

8100 Boone Boulevard Vienna, VA (Fairfax County) Suite #B-290 and “additional premises”	[*]	[*]	September 14, 2017	[*]

Naritaweg 52, 1043 Amsterdam, Netherlands	[*]	[*]	Perpetual	[*]

Manchester Technopark	[*]	[*]	May 25, 2125	[*]

128 First Ave Needham, MA	[*]	[*]	September 19, 2104	[*]

Cateringweg 5 Schiphol Noord, Netherlands	[*]	[*]	June 2060	[*]

29A International Business Park, Jurong, Singapore	[*]	[*]	December 31, 2038	[*]

[1]	As of June 30, 2011.

[*]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule 4.01(s)

Environmental Matters

PART I

None.

PART II

A.	The following properties are listed or proposed for listing on the NPL or an analogous foreign, state or local list or is adjacent to any such property.

1.	2334 Lundy Place, San Jose, California: The ADLAR Turn Key property, which abuts the Site on the northern side, is listed by the California EPA, Office of Emergency Information, as a Hazardous Waste & Substance site; however, Santa Clara County issued a final closure certificate for the ADLAR Turn Key property on February 15, 1995.

2.	120 East Van Buren Street, Phoenix, Arizona: According to the Arizona Department of Environmental Quality, this property is located within the Motorola 52nd Street Superfund Site.

B.	Asbestos and/or asbestos containing materials are or are presumed to be present, based on the age of the structure, at the following properties.

[*]

C.	Hazardous Material may have been or have been released, discharged or disposed on the following properties.

[*]

PART III

None.

[*]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule 4.01(y)

Part A: Excluded Subsidiaries and Excluded Subsidiary Agreements

None

Part B: Designated Excluded Subsidiaries (Limited Subsidiaries per Section 5.01(j)(ii))

Digital Investment Management Pte. Ltd. (Singapore)

Digital Singapore I Pte. Ltd. (Singapore)

Digital Erskine Park 2, LLC (DE)

Digital Australia Investment Management Pty Limited (Australia)

EXHIBIT A to the

REVOLVING CREDIT AGREEMENT

FORM OF BORROWER ACCESSION AGREEMENT

ACCESSION AGREEMENT

Dated as of:                  ,

Citicorp International Ltd.,

  as Administrative Agent

  under the Credit Agreement

  referred to below

9th Floor, Two Harbourfront

22 Tak Fung Street

Hung Hom, Kowloon, Hong Kong

Attention: Regional Loans Agency

Revolving Credit Agreement dated as of August 18, 2011 (as in effect on the date hereof and as it may hereafter be amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Digital Singapore Jurong East Pte. Ltd., as Initial Singapore Borrower, Digital Realty Datafirm, LLC, as Initial Australia Borrower 1, Digital Realty Datafirm 2, LLC, as Initial Australia Borrower 2, Digital Realty Trust, Inc., as a Guarantor, Digital Realty Trust, L.P., as a Guarantor, the Subsidiary Guarantors party thereto, the Lenders party thereto and Citicorp International Ltd., as Administrative Agent for the Lenders

Ladies and Gentlemen:

Reference is made to the above-captioned Credit Agreement. The capitalized terms defined in the Credit Agreement and not otherwise defined herein are used herein as therein defined.

Section 1. Accession. By its execution of this Accession Agreement, the undersigned (“Additional Borrower”) absolutely, unconditionally and irrevocably undertakes to and agrees to observe and be bound by the terms and provisions of the Credit Agreement and other Loan Documents and all of the Obligations set forth therein (including, without limitation, any extensions, modifications, substitutions, amendments or renewals of any or all of the foregoing Obligations) as if it were an original party thereto as an initial Borrower and initial Guarantor. This Accession Agreement shall also operate as a Guaranty Supplement for the purposes of the Credit Agreement, the Guaranty and the other Loan Documents.

Section 2. Obligations Under the Loan Documents. The undersigned Additional Borrower hereby agrees, as of the date first above written, to be bound as a Borrower and a Guarantor by all of the terms and conditions of the Credit Agreement and the other Loan Documents to the same extent as each of the other Borrowers and Guarantors thereunder. The undersigned Additional Borrower further agrees, as of the date first above written, that each reference in the Credit Agreement and the other Loan Documents to an “Additional Borrower”, a “Borrower Party”, a “Loan Party”, a “Borrower” or a “Guarantor” shall also mean and be a reference to the undersigned Additional Borrower.

Exh. A - 1

Section 3. Guaranty; Limitation of Liability. (a) Without limitation of the foregoing, the undersigned Additional Borrower hereby absolutely, unconditionally and irrevocably guarantees the punctual payment when due, whether at scheduled maturity or on any date of a required prepayment or by acceleration, demand or otherwise, of all Obligations of the other Borrowers now or hereafter existing under or in respect of the Loan Documents (including, without limitation, any extensions, modifications, substitutions, amendments or renewals of any or all of the foregoing Obligations), whether direct or indirect, absolute or contingent, and whether for principal, interest, premiums, fees, indemnities, contract causes of action, costs, expenses or otherwise (such Obligations being the “Guaranteed Obligations”), and agrees to pay any and all expenses (including, without limitation, fees and expenses of counsel) incurred by the Administrative Agent or any other Lender Party in enforcing any rights under this Accession Agreement, the Guaranty, the Credit Agreement or any other Loan Document. Without limiting the generality of the foregoing, the undersigned’s liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by any other Loan Party to any Lender Party under or in respect of the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such other Loan Party.

(b) The undersigned Additional Borrower, and by its acceptance of this Accession Agreement, the Administrative Agent and each other Lender Party, hereby confirms that it is the intention of all such Persons that this Accession Agreement, the Guaranty and the Obligations of the undersigned hereunder and under the Loan Documents not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Accession Agreement, the Guaranty and the Obligations of the undersigned Additional Borrower hereunder and under the Loan Documents. To effectuate the foregoing intention, the Administrative Agent, the other Lender Parties and the undersigned hereby irrevocably agree that the Obligations of the undersigned Additional Borrower under this Accession Agreement and the Guaranty at any time shall be limited to the maximum amount as will result in the Obligations of the undersigned Additional Borrower under this Accession Agreement and the Guaranty not constituting a fraudulent transfer or conveyance.

(c) The undersigned Additional Borrower hereby unconditionally and irrevocably agrees that in the event any payment shall be required to be made to any Lender Party under this Accession Agreement, the Guaranty or any other guaranty, the undersigned Additional Borrower will contribute, to the maximum extent permitted by law, such amounts to each other Guarantor and each other guarantor so as to maximize the aggregate amount paid to the Lender Parties under or in respect of the Loan Documents.

Section 4. Consent of Loan Parties. The existing Loan Parties hereby consent to the accession of the undersigned Additional Borrower to the Loan Documents on the terms of Sections 1, 2 and 3 of this Accession Agreement and agree that the Loan Documents shall hereinafter be read and construed as if the undersigned Additional Borrower had been an original party in the capacity of an Initial Borrower and an original Guarantor.

Section 5. Representations and Warranties. The undersigned Additional Borrower hereby makes each representation and warranty set forth in Section 4.01 of the Credit Agreement to the same extent as each other Borrower and Guarantor.

Section 6. Delivery by Telecopier. Delivery of an executed counterpart of a signature page to this Accession Agreement by telecopier or e-mail (which e-mail shall include an attachment in PDF format or similar format containing the legible signature of the undersigned) shall be effective as delivery of an original executed counterpart of this Accession Agreement.

Exh. A - 2

Section 7. Governing Law; Jurisdiction; Waiver of Jury Trial, Etc. (a) This Accession Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

(b) The undersigned Additional Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or any federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Accession Agreement, the Credit Agreement, or any of the other Loan Documents to which it is or is to be a party, or for recognition or enforcement of any judgment, and the undersigned hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. The undersigned Additional Borrower agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Accession Agreement or the Guaranty or the Credit Agreement or any other Loan Document shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Accession Agreement, the Credit Agreement, the Guaranty thereunder or any of the other Loan Documents to which it is or is to be a party in the courts of any other jurisdiction.

(c) The undersigned Additional Borrower irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Accession Agreement, the Credit Agreement, the Guaranty or any of the other Loan Documents to which it is or is to be a party in any New York State or federal court. The undersigned Additional Borrower hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court.

(d) THE UNDERSIGNED ADDITIONAL BORROWER HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS, THE TERM ADVANCE OR THE ACTIONS OF ANY LENDER PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

Very truly yours,

[NAME OF ADDITIONAL BORROWER]

By:
Name:
Title:

Approved this      day

of                     ,

[INSERT SIGNATURE BLOCK FOR EACH LOAN PARTY]

Exh. A - 3

EXHIBIT B TO THE

REVOLVING CREDIT AGREEMENT

FORM OF NOTICE OF BORROWING

NOTICE OF BORROWING

                 ,

Citicorp International Ltd.,

  as Administrative Agent

  under the Credit Agreement

  referred to below

9th Floor, Two Harbourfront

22 Tak Fung Street

Hung Hom, Kowloon, Hong Kong

Attention: Regional Loans Agency

Ladies and Gentlemen:

The undersigned, [DIGITAL SINGAPORE JURONG EAST PTE. LTD.] [DIGITAL REALTY DATAFIRM, LLC] [DIGITAL REALTY DATAFIRM 2, LLC], refers to the Revolving Credit Agreement dated as of August 18, 2011 (as amended from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined), among the undersigned, Digital Realty Trust, Inc., as a Guarantor, Digital Realty Trust, L.P., as a Guarantor, the Subsidiary Guarantors party thereto, the Lenders party thereto and Citicorp International Ltd., as Administrative Agent for the Lenders, and hereby gives you notice, irrevocably, pursuant to Section 2.02 of the Credit Agreement that the undersigned hereby requests a Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Borrowing (the “Proposed Borrowing”) as required by [Section 2.02(a)][Section 2.02(b)] of the Credit Agreement:

(i)	The Business Day of the Proposed Borrowing is , .

(ii)	The Facility under which the Proposed Borrowing is requested is the [Australia Dollar Revolving Credit][Singapore Dollar Revolving Credit][Australian Swing Line][Singapore Swing Line] Facility.

(iii)	The aggregate amount of the Proposed Borrowing is [A$][S$][HK$][ ].

(iv)	[The initial Interest Period for each Advance made as part of the Proposed Borrowing is month[s].][1]

(v)	[The maturity of the Proposed Borrowing is , .][2]

(vi)	The currency of the Proposed Borrowing is [Australian Dollars][Singapore Dollars][Hong Kong Dollars].

[1]	Include only for Australia Dollar Revolving Credit Facility and Singapore Dollar Revolving Credit Facility Borrowings.
[2]	Include only for Swing Line Borrowings.

Exh. B - 1

(vii)	The Borrower of the Proposed Borrowing is the [Initial Australia Borrower 1][Initial Australia Borrower 2][Initial Singapore Borrower][Additional Borrower].

(viii)	The portion of funds from the Proposed Borrowing, if any, to be applied to the repayment of Swing Line Advances and the interest accrued and unpaid thereon is S$ .

(ix)	The account to which the Proposed Borrowing should be credited (the “Borrower’s Account”) is:

Bank:___________________________________
Address:________________________________
ABA#:__________________________________
Account#:________________________________
Reference:________________________________

The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:

(A)	The representations and warranties contained in each Loan Document are true and correct on and as of the date of the Proposed Borrowing, before and after giving effect to (x) the Proposed Borrowing and (y) the application of the proceeds therefrom, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties shall have been true and correct on and as of such earlier date)).

(B)	No Default or Event of Default has occurred and is continuing, or would result from (x) such Proposed Borrowing or (y) the application of the proceeds therefrom.

(C)	(i) before and after giving effect to the Proposed Borrowing, 70% of the Total Unencumbered Asset Value will equal or exceed the Unsecured Debt of the Borrowers, their Subsidiaries and the Sister Subsidiaries, (ii) before and after giving effect to the Proposed Borrowing, the Loan Parties shall be in compliance with the covenants contained in Section 5.04 of the Credit Agreement and (iii) all supporting information provided to the Administrative Agent contemporaneously with this Notice of Borrowing was prepared in good faith and accurately shows the computations used in determining compliance with the covenants contained in Section 5.04 of the Credit Agreement.

Delivery of an executed counterpart of this Notice of Borrowing by telecopier or e-mail (which e-mail shall include an attachment in PDF format or similar format containing the legible signature of the undersigned) shall be effective as delivery of an original executed counterpart of this Notice of Borrowing.

Exh. B - 2

[DIGITAL SINGAPORE JURONG EAST PTE. LTD.]

[ ]

By:
Name:
Title:

[DIGITAL REALTY DATAFIRM, LLC]

[ ]

By:
Name:
Title:

[DIGITAL REALTY DATAFIRM 2, LLC]

[ ]

By:
Name:
Title:

[ADDITIONAL BORROWER]

[ ]

By:
Name:
Title:

Exh. B - 3

EXHIBIT C to the

REVOLVING CREDIT AGREEMENT

FORM OF

GUARANTY SUPPLEMENT

GUARANTY SUPPLEMENT

                 ,

Citicorp International Ltd.,

  as Administrative Agent

  under the Credit Agreement

  referred to below

9th Floor, Two Harbourfront

22 Tak Fung Street

Hung Hom, Kowloon, Hong Kong

Attention: Regional Loans Agency

Revolving Credit Agreement dated as of August 18, 2011 (as in effect on the date hereof and as it may hereafter be amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Digital Singapore Jurong East Pte. Ltd., as Initial Singapore Borrower, Digital Realty Datafirm, LLC, as Initial Australia Borrower 1, Digital Realty Datafirm 2, LLC, as Initial Australia Borrower 2, Digital Realty Trust, Inc., as a Guarantor, Digital Realty Trust, L.P., as a Guarantor, the Subsidiary Guarantors party thereto, the Lenders party thereto and Citicorp International Ltd., as Administrative Agent for the Lenders

Ladies and Gentlemen:

Reference is made to the above-captioned Credit Agreement and to the Guaranty set forth in Article VII thereof (such Guaranty, as in effect on the date hereof and as it may hereafter be amended, supplemented or otherwise modified from time to time, together with this Guaranty Supplement, being the “Guaranty”). The capitalized terms defined in the Credit Agreement and not otherwise defined herein are used herein as therein defined.

Section 1. Guaranty; Limitation of Liability. (a) The undersigned hereby absolutely, unconditionally and irrevocably guarantees the punctual payment when due, whether at scheduled maturity or on any date of a required prepayment or by acceleration, demand or otherwise, of all Obligations of the Borrowers and each other Loan Party now or hereafter existing under or in respect of the Loan Documents (including, without limitation, any extensions, modifications, substitutions, amendments or renewals of any or all of the foregoing Obligations), whether direct or indirect, absolute or contingent, and whether for principal, interest, premiums, fees, indemnities, contract causes of action, costs, expenses or otherwise (such Obligations being the “Guaranteed Obligations”), and agrees to pay any and all expenses (including, without limitation, fees and expenses of counsel) incurred by the Administrative Agent or any other Lender Party in enforcing any rights under this Guaranty Supplement, the Guaranty, the Credit Agreement or any other Loan Document. Without limiting the generality of the foregoing, the undersigned’s liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by any other Loan Party to any Lender Party under or in respect of the

Exh. C - 1

Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such other Loan Party.

(b) The undersigned, and by its acceptance of this Guaranty Supplement, the Administrative Agent and each other Lender Party, hereby confirms that it is the intention of all such Persons that this Guaranty Supplement, the Guaranty and the Obligations of the undersigned hereunder and thereunder not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Guaranty Supplement, the Guaranty and the Obligations of the undersigned hereunder and thereunder. To effectuate the foregoing intention, the Administrative Agent, the other Lender Parties and the undersigned hereby irrevocably agree that the Obligations of the undersigned under this Guaranty Supplement and the Guaranty at any time shall be limited to the maximum amount as will result in the Obligations of the undersigned under this Guaranty Supplement and the Guaranty not constituting a fraudulent transfer or conveyance.

(c) The undersigned hereby unconditionally and irrevocably agrees that in the event any payment shall be required to be made to any Lender Party under this Guaranty Supplement, the Guaranty or any other guaranty, the undersigned will contribute, to the maximum extent permitted by law, such amounts to each other Guarantor and each other guarantor so as to maximize the aggregate amount paid to the Lender Parties under or in respect of the Loan Documents.

Section 2. Obligations Under the Guaranty. The undersigned hereby agrees, as of the date first above written, to be bound as a Guarantor by all of the terms and conditions of the Credit Agreement and the Guaranty to the same extent as each of the other Guarantors thereunder. The undersigned further agrees, as of the date first above written, that each reference in the Credit Agreement to an “Additional Guarantor”, a “Loan Party” or a “Guarantor” shall also mean and be a reference to the undersigned, and each reference in any other Loan Document to a “Guarantor” or a “Loan Party” shall also mean and be a reference to the undersigned.

Section 3. Representations and Warranties. The undersigned hereby makes each representation and warranty set forth in Section 4.01 of the Credit Agreement to the same extent as each other Guarantor.

Section 4. Delivery by Telecopier. Delivery of an executed counterpart of a signature page to this Guaranty Supplement by telecopier or e-mail (which e-mail shall include an attachment in PDF format or similar format containing the legible signature of the undersigned) shall be effective as delivery of an original executed counterpart of this Guaranty Supplement.

Section 5. Governing Law; Jurisdiction; Waiver of Jury Trial, Etc. (a) This Guaranty Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

(b) The undersigned hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or any federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Guaranty Supplement, the Guaranty, the Credit Agreement or any of the other Loan Documents to which it is or is to be a party, or for recognition or enforcement of any judgment, and the undersigned hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. The undersigned agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions

Exh. C - 2

by suit on the judgment or in any other manner provided by law. Nothing in this Guaranty Supplement or the Guaranty or the Credit Agreement or any other Loan Document shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Guaranty Supplement, the Credit Agreement, the Guaranty thereunder or any of the other Loan Documents to which it is or is to be a party in the courts of any other jurisdiction.

(c) The undersigned irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Guaranty Supplement, the Credit Agreement, the Guaranty or any of the other Loan Documents to which it is or is to be a party in any New York State or federal court. The undersigned hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court.

(d) THE UNDERSIGNED HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS, THE ADVANCES OR THE ACTIONS OF ANY LENDER PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

Very truly yours,

[NAME OF ADDITIONAL GUARANTOR]

By
Name:
Title:

Exh. C - 3

EXHIBIT D to the

REVOLVING CREDIT AGREEMENT

FORM OF

TRANSFER CERTIFICATE

TRANSFER CERTIFICATE

To:	Citicorp International Ltd., as Administrative Agent under the Credit Agreement referred to below

From:	[The assignor Lender] (the “Existing Lender”) and [The assignee Lender] (the “New Lender”)

Dated:	[ ]

Facility:	Revolving Credit Agreement dated as of August 18, 2011 (as in effect on the date hereof and as it may hereafter be amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Digital Singapore Jurong East Pte. Ltd., as Initial Singapore Borrower, Digital Realty Datafirm, LLC, as Initial Australia Borrower 1, Digital Realty Datafirm 2, LLC, as Initial Australia Borrower 2, Digital Realty Trust, Inc., as a Guarantor, Digital Realty Trust, L.P., as a Guarantor, the Subsidiary Guarantors party thereto, the Lenders party thereto and Citicorp International Ltd., as Administrative Agent for the Lenders

1.	We refer to the Credit Agreement. This is a Transfer Certificate. Terms defined in the Credit Agreement shall have the same meaning in this Transfer Certificate unless given a different meaning in this Transfer Certificate.

2.	We refer to Section 9.07 of the Agreement:

(a)	The Existing Lender sells and assigns to the New Lender, and the New Lender hereby purchases and assumes from the Existing Lender, an interest in and to the Existing Lender’s rights and obligations under the Credit Agreement as of the Transfer Date equal to the percentage interest specified in Part I of Schedule 1 hereto of all outstanding rights and obligations under the Credit Agreement Facilities specified in Part I of Schedule 1 hereto. After giving effect to such sale and assignment, the New Lender’s Commitments and the amount of the Advances owing to the New Lender will be as set forth in Part I of Schedule 1 hereto.

(b)	The proposed Transfer Date is [ ].

(c)	The Applicable Lending Office, Standing Payment Instructions and address, fax number and attention details for notices of the New Lender for the purposes of Section 9.02(a) of the Credit Agreement are set forth in Part II of Schedule 1 hereto.

(d)	The New Lender expressly acknowledges and agrees to the agreements and confirmations in Section 9.02(c) of the Credit Agreement.

3.	This Transfer Certificate is governed by the laws of the State of New York.

Exh. D - 1

4.	This Transfer Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Transfer Certificate.

[Existing Lender]		[New Lender]

By:		By:
	Name:		Name:
	Title:		Title:

This Transfer Certificate is accepted by the Administrative Agent on behalf of all other parties to the Credit Agreement (other than the Operating Partnership, to the extent the Operating Partnership’s consent is required pursuant to the terms of the Credit Agreement) and the Transfer Date is confirmed as [            ].

CITICORP INTERNATIONAL LTD.,
as the Administrative Agent

By:
Name:
Title:

[Approved this      day

of                     ,

DIGITAL REALTY TRUST, L.P.

By
Name:
Title:]

Exh. D - 2

SCHEDULE 1 TO TRANSFER CERTIFICATE

PART I – INTERESTS ASSIGNED AND ASSUMED:

EXISTING LENDER:
Australia Dollar Revolving Credit Facility
Percentage interest assigned	%
Australia Dollar Revolving Credit Commitment assigned	$
Aggregate outstanding principal amount of Australia Dollar Revolving Credit Advances assigned	$
Singapore Dollar Revolving Credit Facility
Percentage interest assigned	%
Singapore Revolving Credit Commitment assigned	$
Aggregate outstanding principal amount of Singapore Revolving Credit Advances assigned	$

NEW LENDER:
Australia Dollar Revolving Credit Facility
Percentage interest assumed	%
Australia Dollar Revolving Credit Commitment assumed	$
Aggregate outstanding principal amount of Australia Dollar Revolving Credit Advances assumed	$
Singapore Dollar Revolving Credit Facility
Percentage interest assumed	%
Singapore Revolving Credit Commitment assumed	$
Aggregate outstanding principal amount of Singapore Revolving Credit Advances assumed	$

Exh. D - 3

PART II - NEW LENDER DETAILS:

1.	Standing Payment Instructions (for $S and $A, if applicable):

S$

Correspondant Bank Name:

Correspondant Bank SWIFT Address:

Beneficiary Bank Account Number:

Beneficiary Bank Account Name:

Beneficiary Bank SWIFT Address:

Final Beneficiary Account Number:

Final Beneficiary Account Name:

Attention:

A$

Correspondant Bank Name:

Correspondant Bank SWIFT Address:

Beneficiary Bank Account Number:

Beneficiary Bank Account Name:

Beneficiary Bank SWIFT Address:

Final Beneficiary Account Number:

Final Beneficiary Account Name:

Attention:

2.	AUD Lending Office (if applicable):

3.	SGD Lending Office (if applicable):

4.	Address, fax number and attention details for notices:

Exh. D - 4

EXHIBIT E to the

REVOLVING CREDIT AGREEMENT

FORM OF

UNENCUMBERED ASSETS CERTIFICATE

UNENCUMBERED ASSETS CERTIFICATE

Digital Realty Trust, Inc.

Unencumbered Assets Certificate

Period ending     /    /

Citicorp International Ltd.,

  as Administrative Agent

  under the Credit Agreement

  referred to below

9th Floor, Two Harbourfront

22 Tak Fung Street

Hung Hom, Kowloon, Hong Kong

Attention: Regional Loans Agency

Pursuant to provisions of the Revolving Credit Agreement, dated as of August 18, 2011, Digital Singapore Jurong East Pte. Ltd. (the “Initial Singapore Borrower”), as a Borrower, Digital Realty Datafirm, LLC (the “Initial Australia Borrower”), as a Borrower, Digital Realty Datafirm 2, LLC (the “Initial Australia Borrower 2”), as a Borrower, Digital Realty Trust, L.P., a Maryland limited partnership (the “Operating Partnership”), as a Guarantor, Digital Realty Trust, Inc., a Maryland corporation (the “REIT”), as a Guarantor, the Subsidiary Guarantors party thereto, the Lenders party thereto and Citicorp International Ltd., as Administrative Agent for the Lenders (said Credit Agreement, as it may be amended, amended and restated, supplemented or otherwise modified from time to time, being the “Credit Agreement”; capitalized terms used herein but not defined herein being used herein as defined in the Credit Agreement), the undersigned, the Chief Financial Officer or a Responsible Officer of the REIT, hereby certifies and represents and warrants on behalf of the Borrowers as follows:

1. The information contained in this certificate and the attached information supporting the calculation of the Total Unencumbered Asset Value is true, complete and correct as of the close of business on             , 20    (the “Calculation Date”) and has been prepared in accordance with the provisions of the Credit Agreement.

2. (a) The Total Unencumbered Asset Value is $        , (b) the Excess Spain Value, if any, is $        , and (c) the Excess France Value, if any, is $        , each as of the Calculation Date and as more fully described on Schedule I hereto.

Exh. E - 1

3. As of the Calculation Date, Unsecured Debt of the Borrowers, their Subsidiaries and the Sister Subsidiaries does not exceed 70% of the Total Unencumbered Asset Value, in accordance with Section 5.04(b)(i) of the Credit Agreement.

4. At the end of the fiscal quarter of the REIT most recently completed and as of the Calculation Date, the REIT maintained an Unencumbered Assets Debt Service Coverage Ratio of not less than 1.50:1.00, in accordance with Section 5.04(b)(ii) of the Credit Agreement.

5. This certificate is furnished to the Administrative Agent pursuant to Section [3.01(a)(xvi) / 3.02(a)(x) / 5.03(d)] of the Credit Agreement.

6. The Unencumbered Assets comply with all Unencumbered Asset Conditions (except to the extent waived in writing by the Required Lenders) and otherwise conform and comply with the conditions, terms, warranties, representations and covenants set forth in the Credit Agreement.

[Remainder of page intentionally left blank]

Exh. E - 2

DIGITAL REALTY TRUST, INC.

By
Name:
Title:

Exh. E - 3

SCHEDULE I — Calculation of Total Unencumbered Asset Value

(i)	Sum of Asset Values for all Unencumbered Assets (from charts below)		$

(ii)	(a)	Number of Unencumbered Assets
	(b)	Weighted average occupancy of all Unencumbered Assets (other than Redevelopment Assets and Development Assets)%

(iii)	If
	—	the dollar amount in (i) above is not equal to or greater than $115,000,000,
	—	the number in (ii)(a) above is not equal to or greater than 3 or
	—	the percentage in (ii)(b) above is not greater than or equal to 70%,
Then
	—	Total Unencumbered Asset Value equals $0.		$

(iv)	Lesser of (i) and (iii) equals Total Unencumbered Asset Value (prior to adjustments for Excess Spain Value, Excess France Value, Withholding Tax Adjustments and Excess Redevelopment and Development Value)			$

(v)	(a)	10% times dollar amount in (iv) above	$

	(b)	Sum of Asset Values of all Unencumbered Assets located in Spain	$

(vi)	Excess Spain Value equals the amount, if any, by which (v)(b) exceeds (v)(a)			$

(vii)	Total Unencumbered Asset Value after adjustment for Excess Spain Value is (iv) minus (vi) (prior to adjustments for Excess France Value, Withholding Tax Adjustments and Excess Redevelopment and Development Value)				$

(viii)	(a)	Sum of all Qualified French Intercompany Loans	$

	(b)	Sum of Asset Values of all Unencumbered Assets located in France	$

(ix)	Excess France Value equals the amount, if any, by which (viii)(b) exceeds (viii)(a)			$

(x)	Total Unencumbered Asset Value after adjustment for Excess Spain Value and Excess France Value is (viii) minus (ix) (prior to adjustments for Withholding Tax Adjustments and Excess Redevelopment and Development Value)				$

(xi)	Withholding Tax Adjustment			$

(xii)	Total Unencumbered Asset Value after adjustment for Excess Spain Value, Excess France Value and any				$

Sch. I - 1

Withholdings Tax Adjustments is (x) minus (xi) (prior to adjustments for Excess Redevelopment and Development Value)

(xiii)	(a) 33% times dollar amount in (xvii) above	$

	(b) 10% times dollar amount in (xvii) above	$

	(c) Sum of Asset Values of all Redevelopment Assets	$

	(d) Sum of Asset Values of all Development Assets	$

(xiv)	Permitted Development Assets equals lesser of (xiii)(b) and (xiii)(d)		$

(xv)	Sum of Asset Values of all Redevelopment and Development Assets is (xiii)(c) plus (xiv)		$

(xvi)	Excess Redevelopment and Development Value equals the amount, if any, by which (xv) exceeds (xiii)(a)		$

(xvii)	Total Unencumbered Asset Value equals (xii) less (xvi)			$

Sch. I - 2

Calculation of Asset Value

(Office Asset)

Office Asset: [Insert Name]

(A)	Net Operating Income attributable to such Unencumbered Asset	$

(B)	(1) 3% of all rental and other income from the operation of such Unencumbered Asset for the fiscal quarter of the Parent Guarantor most recently ended for which financial statements are required to be delivered to the Lender Parties pursuant to the Credit Agreement	$

	(2) all management fees payable in respect of such Unencumbered Asset for such fiscal period	$

(C)	U.S.$0.25 × total number of square feet within Unencumbered Asset	$

(D)	Amount of pro forma upward adjustment approved by Administrative Agent for Tenancy Leases entered into during the quarter	$

(E)

	Insert Amount from (A)		$ minus

	Insert the sum of (B)(1) minus (B)(2) (Insert 0 if negative number)		$ plus

	Insert Amount from (D)		$ equals

$

(F)	Adjusted Net Operating Income of such Unencumbered Asset equals (i) (E) times 4 less (ii) (C)		$

(G)	Tentative Asset Value equals (F) ÷ either 8.25% (if a Data Center) or 7.5% (if a non-Data Center)		$

(H)	If Unencumbered Asset was acquired within last 12 months, the acquisition price	$

(I)	Asset Value: If Unencumbered Asset was acquired within last 12 months, insert lesser of (G) and (H). If Unencumbered Asset was acquired 12 or more months ago, insert (G).			$

Sch. I - 3

Calculation of Asset Value

(Redevelopment Asset / Development Asset)

Redevelopment Asset: [Insert Name]
Asset Value equals the book value of such Asset as determined in accordance with GAAP:	$

Development Asset: [Insert Name]
Asset Value equals the book value of such Asset as determined in accordance with GAAP:	$

Total Unencumbered Asset Value

Sum of Asset Values for all Unencumbered Assets	$

Sch. I - 4